EXECUTION COPY

LOAN AND SECURITY AGREEMENT

dated as of June 29, 2010

among

UNIFY CORPORATION,
as Borrower,

The Guarantors Party Hereto From Time to Time,

and

HERCULES TECHNOLOGY II, L.P.,
as Lender

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

-iv-

(continued)

-v-

(continued)

-vi-

Table of Addenda, Schedules and Exhibits

Addenda

Addendum 1	SBIC Additional Requirements

Annex A	Consolidated Adjusted EBITDA Adjustments

Schedules

Schedule 1	Subsidiaries
Schedule 1A	Existing Permitted Indebtedness
Schedule 1B	Existing Permitted Investments
Schedule 1C	Existing Permitted Liens
Schedule 1.1(a)	Existing Indebtedness
Schedule 6.1	Organization, Qualification and Other Information
Schedule 6.3	No Contravention; Liens
Schedule 6.10	Absence of Litigation
Schedule 6.12	Material Agreements
Schedule 6.13	Conduct of Business; Compliance with Laws; Regulatory Permits
Schedule 6.14	Transactions with Affiliates
Schedule 6.16	Tax Matters
Schedule 6.18(a)	Intellectual Property
Schedule 6.18(b)	Intellectual Property Infringement
Schedule 6.19	Financial Assets (Deposit Accounts and Securities Accounts)
Schedule 6.20	Capitalization; Subsidiaries
Schedule 6.22	Environmental Laws
Schedule 6.23	ERISA Matters
Schedule 6.27	Employee Relations
Schedule 6.34	Suppliers and Customers
Schedule 8.19(b)	Trademarks to be Transferred from Gupta Technologies, LLC
Schedule 9.18	Financial Covenants

Exhibits

Exhibit A	Advance Request and Attachment to Advance Request
Exhibit B-1	Revolving Note
Exhibit B-2	Term Note
Exhibit C	Compliance Certificate
Exhibit D	Joinder Agreement
Exhibit E	Borrowing Base Certificate
Exhibit F	ACH Debit Authorization Agreement
Exhibit G	Securities Pledge Agreement
Exhibit H	Form of Warrant

LOAN AND SECURITY AGREEMENT

          THIS LOAN AND SECURITY AGREEMENT is made and dated as of June 29, 2010 and is entered into by and among (i) UNIFY CORPORATION, a Delaware corporation (hereinafter referred to as “Borrower”), (ii) each other Person identified as a “Guarantor” hereto from time to time, and (iii) HERCULES TECHNOLOGY II, L.P., a Delaware limited partnership (“Lender”).

RECITALS

          A. Borrower has requested Lender make available to Borrower a revolving facility in an aggregate principal amount of up to SIX MILLION DOLLARS ($6,000,000) (the “Maximum Revolving Loan Amount”);

          B. Borrower has requested Lender to make available to Borrower a term loan in an aggregate principal amount equal to TWENTY-FOUR MILLION DOLLARS ($24,000,000) (the “Maximum Term Loan Amount”); and

          C. Lender is willing to make the Revolving Loan and the Term Loan (as each such term is defined in Section 1.1 hereof) on the terms and conditions set forth in this Agreement.

AGREEMENTS

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower, each Guarantor and Lender agree as follows:

SECTION 1. DEFINITIONS AND RULES OF CONSTRUCTION

          1.1 Definitions. Unless otherwise defined herein, the following capitalized terms shall have the following meanings:

                    “Account Control Agreement(s)” means any agreement entered into by and among Lender, Borrower and/or any Guarantor and a third party depository bank, securities intermediary or other institution in which Borrower or such Guarantor maintains a Deposit Account or Securities Account and which grants Lender a perfected, first priority security interest in and Lien on the subject account or accounts.

                    “Accounts” means any “accounts”, as such term is defined in the UCC.

                    “ACH Authorization” means the ACH Debit Authorization Agreement in substantially the form of Exhibit F.

                    “Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (i) the acquisition of all or substantially all of the assets of a Person, or of all or substantially all of any business line, unit or division of a Person, (ii) the acquisition of in excess of 50% of the Equity Interests of any Person, or otherwise causing any Person to become a Subsidiary, or (iii) a merger or consolidation or any other combination with another Person.

                    “Acquisition Agreement” means the Agreement and Plan of Merger dated as of June 29, 2010, by and among Borrower, Merger Sub, the Target and certain shareholders of the Target.

                    “Acquisition Documents” means, collectively, (i) the Acquisition Agreement, (ii) the Daegis Registration Rights Agreement, (iii) the Seller Notes, and (iv) all other documents, agreements and instruments executed and delivered in connection therewith.

                    “Advance(s)” means a Revolving Loan Advance and/or a Term Loan Advance.

                    “Advance Date” means the funding date of any Advance.

                    “Advance Request” means a request for an Advance submitted by Borrower to Lender in substantially the form of Exhibit A and in form and substance satisfactory to Lender.

                    “Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

                    “Agreement” means this Loan and Security Agreement, as amended, amended and restated, modified, replaced, refinanced, supplemented or otherwise in effect from time to time.

                    “Allocable Amount” has the meaning given to such term in Section 13.7(b) hereof.

                    “Assignee” has the meaning given to it in Section 14.13 hereof.

                    “Board of Directors Fees” has the meaning given to such term in the definition of “Restricted Junior Payments”.

                    “Borrower” has the meaning given to such term in the Preamble to this Agreement.

                    “Borrowing Base” means, as of the date of determination, an amount equal to:

          (i) 85% of the book value of Eligible Accounts at such time; minus

          (ii) Reserves imposed by Lender from time to time in Lender’s Permitted Discretion.

                    “Borrowing Base Certificate” means a borrowing base certificate substantially in the form of Exhibit E and in form and substance satisfactory to Lender.

                    “Business Day” means a day in which the banking institutions in the State of California are open for business.

                    “Change in Control” means an event or a series of events by which:

                    (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) other than the existing equity owners of Borrower as of the Closing Date becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, 25% or more of the Common Stock entitled to vote for members of the board of directors or equivalent governing body of Borrower on a fully-diluted basis (and taking into account all such Common Stock that such “person” or “group” has the right to acquire pursuant to any option right); or

                    (b) during any period of 24 consecutive months, a majority of the members of the board of directors or other equivalent governing body of Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors); or

                    (c) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of Borrower, or control over the Common Stock entitled to vote for members of the board of directors or equivalent governing body of Borrower on a fully-diluted basis (and taking into account all such Common Stock that such Person or Persons have the right to acquire pursuant to any option right) representing 25% or more of the combined voting power of such Common Stock; or

                    (d) Borrower shall cease, directly or indirectly, to own and control legally and beneficially 100% of the Equity Interests in any Subsidiary of Borrower, unless otherwise expressly permitted under Section 9.6 hereof; provided, that, consolidation of Subsidiaries by merger or dissolution of Subsidiaries from time to time permitted pursuant to Section 9.7 hereof, shall not be deemed a Change in Control.

                    “Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.

                    “Claims” has the meaning given to it in Section 14.10 hereof.

                    “Class” means each separate class of Loans comprising, as the context may require, all of the outstanding Revolving Loans at such time or the outstanding Term Loan at such time.

                    “Closing Date” means the date of this Agreement.

                    “Code” means the Internal Revenue Code of 1986, as amended.

                    “Collateral” means the property described in Section 4.1 hereof.

                    “Collateral Access Agreements” means an agreement reasonably satisfactory in form, scope and substance to Lender executed by (a) a bailee or other Person in possession of Collateral, or (b) a landlord of Real Estate leased by Borrower or any Guarantor, in each case, pursuant to which such landlord, bailee or other Person (i) acknowledges the Lien granted to Lender on the Collateral, (ii) releases or subordinates such Person’s Liens in the Collateral held by such Person or located on such Real Estate, and (iii) (A) as to any bailee or other Person, provides Lender with access to the Collateral held by such bailee or other Person or located in or on such Real Estate, and (B) as to any landlord, provides Lender with access to the Collateral located in or on such Real Estate and a reasonable time to sell and remove of the Collateral from such Real Estate.

                    “Collateral Assignment of Acquisition Documents” means, each of the Collateral Assignment of Acquisition Documents in form and substance satisfactory to the Lender, in each case delivered in connection with each Permitted Acquisition.

                    “Collateral Documents” means, collectively, Section 4 of this Agreement, the Securities Pledge Agreements, the Account Control Agreements, the Intellectual Property Security Agreements, the Mortgages, the Collateral Access Agreements, the Collateral Assignment of Acquisition Documents, the UCC Financing Statements, and all other documents or instruments executed and/or delivered pursuant to the terms hereof or thereof, or all other documents or instruments which purport to grant a security interest in and Lien on assets of a Person as security for the Secured Obligations.

                    “Common Equity Interest” means Equity Interests constituting the common equity security or interest of a Person.

                    “Common Stock” means the authorized common stock of Borrower.

                    “Compliance Certificate” means a compliance certificate in the form of Exhibit C attached hereto and in form and substance (including supporting details) satisfactory to Lender.

                    “Confidential Information” has the meaning given to it in Section 14.12 hereof.

                    “Consolidated Adjusted EBITDA” means, as of any date of determination, an amount equal to Consolidated Net Income of Borrower and its Subsidiaries for the most recently completed applicable Measurement Period, plus (a) the following to the extent deducted in calculating Consolidated Net Income for such Measurement Period and without duplication: (i) Consolidated Interest Expenses paid or accrued in such applicable Measurement Period, (ii) the provision for Federal, state, local and foreign income taxes payable in such applicable Measurement Period, (iii) depreciation and amortization expense, (iv) non-cash stock option expenses calculated in accordance with GAAP, (v) other non-recurring expenses reducing Consolidated Net Income which do not represent a cash item in such period or any future period, (vi) non-cash charges for equity based compensation, (vii) fees, legal fees and expenses incurred and paid in connection with the preparation and negotiation of this Agreement and the other Loan Documents and the consummation of the Initial Acquisition in an aggregate amount not to exceed $1,500,000, (viii) all adjustments to EBITDA for periods prior to the Closing Date for all Six Month Measurement Periods EBITDA and Twelve Month Measurement Periods EBITDA calculations, including excess compensation adjustments, restructuring adjustments and adjustment items provided to Lender prior to the date of this Agreement; provided, that, the aggregate adjustments for this subclause (ix) shall not exceed the amount set forth on Annex A attached hereto, and (x) cash expenses actually paid in such period for field exams and appraisals conducted by Borrower at Lender’s request as herein provided; in each case, for Borrower and its Subsidiaries on a consolidated basis for such applicable Measurement Period; and minus (b) the following, to the extent included in calculating Consolidated Net Income: (i) Federal, state, local and foreign income tax credits and (ii) all non-cash items increasing Consolidated Net Income; in each case of or by Borrower and its Subsidiaries for such applicable Measurement Period. For purposes of this calculation and without duplication, with respect to any period of determination, the consolidated adjusted EBITDA of a wholly-owned Subsidiary acquired as a result of a Permitted Acquisition, which shall be calculated in a manner consistent with the methodology set forth for Consolidated Adjusted EBITDA herein, may be included in the calculation of Consolidated Adjusted EBITDA as though such Permitted Acquisition was consummated on the first day of the applicable Measurement Period (the “Acquired Entity EBITDA”). The Acquired Entity EBITDA shall be calculated by reference to the audited financial results of the acquired entity, if available for such applicable Measurement Period, or if such audited financial results are not available for such Measurement Period, any unaudited financial results or management-prepared results as are approved by Lender in respect of such acquired entity.

                    “Consolidated Debt Service Charges” means, for any Measurement Period, the sum of (a) Consolidated Interest Expense paid in cash or required to be paid in cash during such Measurement Period, plus (b) scheduled principal payments paid in cash or required to be paid in cash (excluding amortization of discounts on warrant and closing costs) on account of Consolidated Funded Indebtedness (including, without limitation, on any of the Loans hereunder) during such Measurement Period; in each case of or by Borrower and its Subsidiaries for such applicable Measurement Period.

                    “Consolidated Excess Cash Flow” means, as of any date of determination, an amount equal to (a) Consolidated Adjusted EBITDA for the most recently completed Twelve Month Measurement Period, minus (b) the sum (without duplication) of: (i) capital expenditures made in cash and not financed (other than from the proceeds of the Revolving Loans) during such period, (ii) Consolidated Interest Expense paid in cash during such period, (iii) the aggregate amount of Federal, state, local and foreign income taxes paid in cash during such period, (iv) scheduled repayments and/or voluntary or mandatory prepayments of and the Term Loan made in cash during such period.

                    “Consolidated Fixed Charge Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Adjusted EBITDA for the most recently completed Twelve Month Measurement Period, minus the provision for Federal, state, local and foreign income taxes payable for such Measurement Period, minus cash capital expenditures made during such Measurement Period to (b) Consolidated Debt Service Charges for such Measurement Period; in each case of or by Borrower and its Subsidiaries for such Measurement Period.

                    “Consolidated Funded Indebtedness” means, as of any date of determination, for Borrower and its Subsidiaries on a consolidated basis, the sum (without duplication) of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Secured Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all purchase money Indebtedness, (c) all direct obligations arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments, (d) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business not past due for more than sixty (60) days), (e) in respect of any capitalized lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, (f) all guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (e) above of Persons other than Borrower or any Subsidiary, and (g) all Indebtedness of the types referred to in clauses (a) through (f) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which Borrower or any Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to Borrower or such Subsidiary, provided that Consolidated Funded Indebtedness shall not include intercompany balances of the Loan Parties or Interest Rate Hedging Agreements to the extent permitted hereunder, except to the extent any amount under an Interest Rate Hedging Agreement is then due and payable.

                    “Consolidated Interest Expense” means, for any Measurement Period, the sum of (a) all interest, premium payments, fees, charges and related expenses (including amortization for discounts for warrants and loan closing fees and related expenses) in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, and (b) the portion of rent expense under capitalized leases that is treated as interest in accordance with GAAP; in each case, of or by Borrower and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period.

                    “Consolidated Net Income” means, as of any date of determination, the net income (or loss) of Borrower and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period, determined in accordance with GAAP, after excluding extraordinary gains and extraordinary losses for that Measurement Period.

                    “Consolidated Total Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness as of such date to (b) Consolidated Adjusted EBITDA for the most recently completed Twelve Month Measurement Period.

                    “Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any indebtedness, lease, dividend, letter of credit or other obligation of another Person, including any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit, corporate credit cards or merchant services issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term “Contingent Obligation” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

                    “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

                    “Copyright License” means any written agreement granting any right to use any Copyright or Copyright registration, now owned or hereafter acquired by Borrower or any Guarantor or in which Borrower or any Guarantor now holds or hereafter acquires any interest.

                    “Copyrights” means all copyrights, whether registered or unregistered, held pursuant to the laws of the United States, any State thereof, or of any other country.

                    “Daegis Registration Rights Agreement” means the Registration Rights Agreement dated as of June 29, 2010, made by Borrower in favor of the holders of the Common Stock acquired pursuant to the Acquisition Agreement.

                    “Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

                    “Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

                    “Default Rate” has the meaning given to it in Section 2.4(b) hereof.

                    “Deposit Accounts” means any “deposit accounts,” as such term is defined in the UCC, and includes any checking account, savings account, or certificate of deposit.

                    “Domestic Subsidiary” means any Subsidiary organized or formed, as applicable, under the laws of the United States of America, any State thereof or the District of Columbia.

                    “Eligible Accounts” means Accounts arising in the ordinary course of Borrower’s business. Lender reserves the right at any time and from time to time after the Closing Date, to adjust any of the criteria set forth below and to establish new criteria in its Permitted Discretion. Unless otherwise agreed by Lender, Eligible Accounts shall not include the following:

               (a) Accounts that the account debtor has failed to pay in full within 90 days of the original invoice date;

               (b) Accounts owing by an account debtor, including its Affiliates, whose total obligations to Borrower exceed 15% of all Eligible Accounts;

               (c) Accounts owing by an account debtor, including its Affiliates, 25% of whose Accounts the account debtor has failed to pay within 90 days of original invoice date;

               (d) Accounts owing by an account debtor that does not have its principal place of business in the United States or that is due in a currency other than U.S. Dollars exceeding 40% of all Eligible Accounts;

               (e) Accounts owing by an account debtor that Borrower owes money, goods and/or services or is otherwise obligated to, but only to the extent of the potential amount owed;

               (f) other than maintenance agreements in the ordinary course of business, Accounts arising out of deferred revenue;

               (g) Accounts owing by an Affiliate of Borrower;

               (h) Accounts that are the obligation of an account debtor that is the United States government or a political subdivision thereof, unless Lender, in its sole discretion, has agreed to the contrary in writing and Borrower, if necessary or desirable, has complied with respect to such obligation with the Federal Assignment of Claims Act of 1940 or any other law restricting assignment thereof;

               (i) Accounts that arise with respect to goods that are delivered on a bill-and-hold, cash-on-delivery basis or placed on consignment, guaranteed sale or other terms by reason of which the payment by the account debtor is or may be conditional;

               (j) Accounts (i) upon which Borrower’s right to receive payment is not absolute or is contingent upon the fulfillment of any condition whatsoever or (ii) as to which Borrower is not able to bring suit or otherwise enforce its remedies against the account debtor through judicial process;

               (k) Accounts not owned by Borrower free and clear of all Liens of any other Person except the Liens in favor of Lender and other Permitted Senior Eligible Account Liens;

               (l) Accounts not subject to a first priority, perfected Lien in favor of Lender other than Permitted Senior Eligible Account Liens;

               (m) Accounts that do not arise from the sale of goods or the performance of services by Borrower in the ordinary course of business; and

               (n) Accounts the collection of which Lender determines in its Permitted Discretion to be doubtful.

                    “Employee Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA which is or was sponsored, maintained or contributed to by, or required to be contributed to by, any Loan Party or any of its respective Subsidiaries or ERISA Affiliates.

                    “Environmental Laws” means all applicable Federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, the exposure of humans thereto, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all regulatory authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices of violation or similar notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

                    “Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

                    “ERISA” means the Employee Retirement Income Security Act of 1974 and its regulations, as amended from time to time.

                    “ERISA Affiliate” means, as to Borrower or any Guarantor, any trade or business (whether or not incorporated) that is a member of a group which includes Borrower or such Guarantor and which is treated as a single employer under Section 414 of the Code.

                    “ERISA Event” means (a) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan; (b) the failure to meet the minimum funding standards of Sections 412 and 430 of the Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(c) of the Code) or the failure to make by its due date a required installment under Section 430(j) of the Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (c) the provision pursuant to Section 4041(a)(2) of ERISA by the administrator of any Pension Plan of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (d) the withdrawal by any of the Loan Parties, any of their respective Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to any of the Loan Parties, any of their respective Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4063 or 4064 of ERISA; (e) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (f) the imposition of liability on any of the Loan Parties, any of their respective Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (g) the withdrawal of any of the Loan Parties, any of their respective Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by any of the Loan Parties, any of their respective Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (h) the occurrence of an act or omission which could give rise to the imposition on any of the Loan Parties, any of their respective Subsidiaries or any of their respective ERISA Affiliates of fines, penalties, taxes or related charges under Sections 4975 through 4980E of the Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Employee Benefit Plan; (i) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against any of the Loan Parties, any of their respective Subsidiaries or any of their respective ERISA Affiliates in connection with any Employee Benefit Plan; (j) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Code) to qualify under Section 401(a) of the Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Code unless the failure is cured within any cure period specified in the notice; (k) the failure to make any contribution to a Pension Plan or Multiemployer Plan which could result in the imposition of a Lien pursuant to Section 401(a)(29) or 430(k) of the Code or pursuant to ERISA; (l) the imposition of a Lien pursuant to Section 401(a)(29) or 430(k) of the Code or pursuant to ERISA with respect to any Pension Plan; (m) the determination that any Pension Plan, or notice to any Loan Party of any of its respective Subsidiaries or ERISA Affiliates that a Multiemployer Plan, is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 or 305 of ERISA; or (o) any event or condition with respect to an Employee Benefit Plan that could result in liability in excess of $200,000 during the term hereof, other than a liability to pay premiums or benefits when due.

                    “Event of Default” has the meaning given to it in Section 11 hereof.

                    “Event of Loss” means, with respect to Borrower or any Guarantor (a) any and all damage to, or loss or destruction of, or loss of title to, all or any portion of the Collateral (i) in excess of $100,000 in the aggregate for any fiscal year or (ii) that results, individually or in the aggregate, in a Material Adverse Effect; or (b) any taking of any property of Borrower or any Guarantor or any portion thereof, in or by condemnation or other eminent domain proceedings pursuant to any law, general or special, or by reason of the temporary requisition of the use of such assets or any portion thereof, by any Governmental Authority, civil or military (i) in excess of $25,000 in the aggregate for any fiscal year or (ii) that results, either individually or in the aggregate, in a Material Adverse Effect.

                    “Excluded Deposit Accounts” means (i) a Deposit Account for which Lender is the depositary bank and is in automatic control or (ii) any Deposit Accounts specially and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower’s or any Guarantor’s salaried employees.

                    “Excluded Taxes” means, with respect to Lender or any other recipient of any payment to be made by or on account of any obligation of Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which such recipient is organized or in which its principal office is located or, in the case of Lender, in which its Lending Office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which Borrower is located with respect to income described in subsection (a) above, (c) any backup withholding tax that is required by the Code to be withheld from amounts payable to Lender that has failed to comply with clause (A) of Section 3.3(e)(ii), and (d) in the case of a Foreign Lender, any United States withholding tax that (i) is required to be imposed on amounts payable to such Foreign Lender pursuant to the Laws in force at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or (ii) is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with clause (B) of Section 3.3(e)(ii), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from Borrower with respect to such withholding tax pursuant to Section 3.3(a)(ii) or (iii).

                    “Existing Indebtedness” means the Indebtedness of Borrower and each Guarantor existing on the Closing Date which is disclosed on Schedule 1.1(a).

                    “Extraordinary Receipts” means any cash received by Borrower or any Guarantor outside the ordinary course of business (and not consisting of proceeds described in Section 2.6(d), (e), (f), (g) or (h)), including, without limitation, (a) foreign, United States Federal, state or local tax refunds, (b) pension plan reversions, (c) judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action, and (d) any purchase price adjustment or proceeds from indemnification claims received in connection with any Acquisition, including, without limitation the Initial Acquisition.

                    “Facility Charge” means two and one-quarter percent (2.25%) of the Maximum Loan Amount.

                    “Fee Payment” has the meaning given to it in Section 8.20(d).

                    “Fee Payment Date” has the meaning given to it in Section 8.20(d).

                    “Financial Statements” has the meaning given to it in Section 8.1 hereof.

                    “Foreign Accounts” has the meaning given to it in Section 9.20 hereof.

                    “Foreign Lender” means Lender that is organized under the Laws of a jurisdiction other than that in which Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

                    “Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

                    “GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time.

                    “Governmental Authority” means the government of the United States of America, any other nation or any political subdivision of any of the foregoing, whether state or local, and any agency, authority, commission, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

                    “Guarantor” means, collectively, each Subsidiary of Borrower and any other Person that has entered into a Guaranty pursuant to the terms hereof.

                    “Guarantor Payment” has the meaning given to it in Section 13.7(a) hereof.

                    “Guaranty” means, collectively, Section 13 of this Agreement and any other guaranty in a form, scope and substance reasonably acceptable to Lender and entered into by a Person to guarantee the Secured Obligations.

                    “Hazardous Materials” has the meaning ascribed to such term in the definition of “Environmental Laws.”

                    “Hedging Agreements” means any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement.

                    “Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP: (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments; (b) the maximum amount of all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments; (c) net obligations of such Person under any Hedging Agreements; (d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and not past due for more than 60 days after the date on which such trade account was created); (e) all capital lease obligations; (f) all Contingent Obligations; (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person or any warrant, right or option to acquire such Equity Interest, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; (h) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; and (i) all Guarantees of such Person in respect of any of the foregoing.

                    “Initial Acquisition” means the Acquisition by Borrower of Target pursuant to the terms of the Acquisition Documents.

                    “Insolvency Proceeding” is any proceeding by or against any Person under any Debtor Relief Law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

                    “Intellectual Property” means all of Borrower’s and any Guarantor’s (i) Copyrights, Trademarks and Patents; (ii) Licenses; (iii) trade secrets and inventions; (iv) mask works; (v) applications for any of the foregoing; (vi) any reissues, extensions, or renewals of any of the foregoing; and (vii) all goodwill associated with any of the foregoing; in each case, together with Borrower’s or Guarantor’s rights to sue for past, present and future infringement of Intellectual Property and the goodwill associated therewith.

                    “Intellectual Property Rights” has the meaning ascribed to such term in Section 6.18(b) hereof.

                    “Intellectual Property Security Agreements” means, collectively, all copyright security agreements, trademark security agreements and patent security agreements or any assignments with respect thereto entered into by Borrower and/or any Guarantor in favor of Lender, or any other documents, instrument or agreement which purports to grant a security interest in and Lien on any Intellectual Property in favor of Lender.

                    “Interest Payment Date” means the first Business Day of each calendar month and the Revolving Loan Maturity Date or Term Loan Maturity Date, as applicable.

                    “Interest Period” means (a) initially, the period commencing on the Advance Date with respect to such Loan and ending the first Business Day of July 2010; and (b) thereafter, each period commencing on the first Business Day of each January, April, July or October of any calendar year and ending on the calendar day immediately prior to such Business Day.

                    “Interest Rate Hedging Agreements” means Hedging Agreement constituting interest rate protection contracts entered in the ordinary course of business of Borrower and not for speculative purposes.

                    “Inventory” means all “inventory” as defined in the UCC, including all goods intended for sale, lease, display or demonstration; all work in process; and all raw materials, and other materials and supplies of any kind that are or could be used in connection with the manufacture, printing, packing, shipping, advertising, sale, lease or furnishing of such goods, or otherwise used or consumed in such Person’s business (but excluding equipment).

                    “Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, guarantee or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit or all or a substantial part of the business of, such Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

                    “Joinder Agreements” means for each Subsidiary, a completed and executed Joinder Agreement in substantially the form attached hereto as Exhibit D.

                    “Key Customers” has the meaning ascribed to such term in Section 6.34 hereof.

                    “Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

                    “Lender” has the meaning ascribed to such term in the Preamble to this Agreement.

                    “Lender Expenses” are fees, expenses, costs and other amounts incurred by Lender under the Loan Documents as set forth more fully in Section 14.11 hereof.

                    “LIBOR Rate” means, as of the date of determination, the rate per annum reported in The Wall Street Journal for deposits in Dollars two Business Days prior to the beginning of the applicable Interest Period for such Interest Period; provided, however, that, notwithstanding the foregoing, in no event shall the LIBOR Rate be less than 2.00% per annum. In the event that such rate does not appear in The Wall Street Journal, the LIBOR Rate shall be determined by reference to such other comparable publicly available publication or service for reporting or displaying eurodollar rates as may be selected by Lender.

                    “LIBOR Rate Loan” means a Loan that bears interest at a rate based on the LIBOR Rate.

                    “License” means any Copyright License, Patent License, Trademark License or other license of rights or interests in Intellectual Property.

                    “Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, against any property, any conditional sale or other title retention agreement, any lease in the nature of a security interest and any filing of any financing statement (other than a precautionary financing statement with respect to a lease that is not in the nature of a security interest) under the UCC or comparable law of any jurisdiction.

                    “Loan” means, collectively, the Advances made under this Agreement.

                    “Loan Documents” means this Agreement, the Notes, the ACH Authorization, the Collateral Documents, the Joinder Agreements, the Guaranty, the Warrant, the Daegis Registration Rights Agreement, the Subordination Agreements, any intercreditor agreements, any other subordination agreements and any other documents executed in connection with the Secured Obligations or the transactions contemplated hereby, as the same may from time to time be amended, modified, supplemented or restated.

                    “Loan Party” means Borrower and each Domestic Subsidiary of Borrower.

                    “Material Adverse Effect” means (a) a material adverse change in, or material adverse effect upon, the operations, business, properties, assets, liabilities (actual or contingent), or financial condition of Borrower or any Guarantor; or (b) a material impairment in the ability of Borrower or any Guarantor to perform the Secured Obligations in accordance with the terms of the Loan Documents, or the ability of Lender to enforce any of its rights or remedies with respect to the Secured Obligations; (c) a material adverse effect upon the legality, validity, binding effect or enforceability against Borrower or any Guarantor of any Loan Document to which it is a party; or (d) a material adverse effect upon the Collateral or Lender’s Liens on the Collateral or the priority of such Liens.

                    “Material Agreements” means, collectively, (i) the Organization Documents of Borrower and each Guarantor, (ii) all agreements or documents (other than the Loan Documents) evidencing Indebtedness of Borrower and/or any Guarantor in excess of $200,000, (iii) the Acquisition Documents and (iv) any other contract or other arrangement to which Borrower and/or any Guarantor is a party (other than the Loan Documents) for which breach, nonperformance, cancellation, termination or failure to renew would reasonably be expected to have a Material Adverse Effect.

                    “Maximum Loan Amount” means the sum of the Maximum Revolving Loan Amount and the Maximum Term Loan Amount.

                    “Maximum Rate” shall have the meaning assigned to such term in Section 2.3.

                    “Maximum Revolver Capacity” means, as of the date of determination, the lesser of (i) the Maximum Revolving Loan Amount and (ii) the Borrowing Base then in effect.

                    “Maximum Revolving Loan Amount” shall have the meaning ascribed to such term in the Recitals to this Agreement.

                    “Maximum Term Loan Amount” shall have the meaning ascribed to such term in the Recitals to this Agreement.

                    “Measurement Period” means, at any date of determination, the most recently completed Twelve Month Measurement Period or Six Month Measurement Period, of Borrower, as applicable.

                    “Merger Sub” means Unify Acquisition Corp., a California corporation and wholly-owned subsidiary of Borrower.

                    “Mortgage” means any deed of trust, leasehold deed of trust, mortgage, leasehold mortgage, deed to secure debt, leasehold deed to secure debt or other document creating a Lien on Real Estate or any interest in Real Estate.

                    “Multiemployer Plan” means any Employee Benefit Plan which is a “multiemployer plan” as defined in Section 3(37) or 4001(a)(3) of ERISA.

                    “New Guarantor” has the meaning ascribed to such term in Section 8.11 hereof.

                    “Note(s)” means a Revolving Note and/or a Term Note.

                    “Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

                    “Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

                    “Patent License” means any written agreement granting any right with respect to any invention on which a Patent is in existence or a Patent application is pending, in which agreement Borrower and/or any Guarantor now holds or hereafter acquires any interest.

                    “Patents” means all letters patent of, or rights corresponding thereto, in the United States or in any other country, all registrations and recordings thereof, and all applications for letters patent of, or rights corresponding thereto, in the United States or any other country.

                    “PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

                    “Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Sections 412 and 430 of the Code or Title IV or Section 302 of ERISA.

                    “Permitted Acquisitions” means the purchase or other acquisition of all of the Equity Interests in a Person, or all or substantially all of the assets of any Person, which Equity Interests or assets, as applicable, upon the consummation of such purchase or other acquisition, will be owned, directly or indirectly, by a Loan Party (including as a result of a merger or consolidation); provided that, each of the following conditions have been satisfied:

                    (i) the lines of business of the Person to be (or the assets of which are to be) so purchased or otherwise acquired shall be substantially the same lines of business as one or more of the principal businesses of the Loan Parties in the ordinary course;

                    (ii) immediately before and immediately after giving pro forma effect to any such purchase or other acquisition, no Default or Event of Default shall have occurred and be continuing;

                    (iii) the target of such purchase or other acquisition has positive EBITDA for the most recent four quarters prior to the acquisition date for which financial statements are available;

                    (iv) Borrower shall have furnished to Lender (A) at least ten (10) Business Days prior to the consummation of such purchase or other acquisition, an executed term sheet and/or commitment letter (if any has been executed) (setting forth in reasonable detail the terms and conditions of such purchase or other acquisition) and, (B) at least five (5) Business Days prior to the consummation of such purchase or other acquisition and at the request of Lender, such other information and documents that Lender may reasonably request (including, without limitation, any related management, non-compete, employment, option or other material agreements), any schedules to such agreements, documents or instruments and all drafts of other material ancillary agreements, instruments and documents to be executed or delivered in connection therewith, in all such cases, to the extent then available and then in the form then available, (C) at least five (5) Business Days prior to the consummation of such purchase or other acquisition, (1) pro forma financial statements of Borrower and its Subsidiaries after giving effect to the consummation of such purchase or other acquisition, and (2) a certificate of the chief financial officer of Borrower demonstrating on a pro forma basis compliance with the financial covenants set forth in Section 9.18 hereof after giving effect to the consummation of such purchase or other acquisition and certifying that all of the other requirements set forth in this definition have been satisfied or will be satisfied on or prior to the consummation of such purchase or other acquisition, and (D) by no later than the date of consummation of such purchase or other acquisition, executed copies of the purchase and sale agreement and such other agreements, instruments and other documents (including, without limitation, the Loan Documents required by Section 8.10 and Section 8.11 and a Collateral Assignment of Acquisition Documents under the acquisition documents) as Lender reasonably shall request;

                    (v) Borrower shall have delivered to Lender evidence satisfactory to Lender that all Liens with respect to the assets or Equity Interests to be acquired shall be free and clear of all Liens, other than Permitted Liens (or concurrently with the acquisition thereof will be free and clear of all Liens, other than Permitted Liens) and Lender will have a first priority perfected security interest in and Lien on such assets or Equity Interests to be acquired (subject only to Permitted Senior Liens);

                    (vi) such purchase or other acquisition shall not be hostile and shall have been approved by the board of directors (or other similar body) and/or the stockholders or other equityholders of the acquisition target;

                    (vii) the total cash and non-cash consideration (including the fair market value of all Equity Interests issued or transferred to the sellers thereof, all indemnities, earnouts and other contingent cash payment obligations to, and the aggregate amounts paid or to be paid under non-compete, consulting and other Affiliated agreements with, the sellers thereof and reserves for liabilities with respect thereto, all write-downs of property and reserves for liabilities with respect thereto and all assumptions of debt, liabilities and other obligations in connection therewith) paid by or on behalf of such Loan Party for any such purchase or other acquisition, when aggregated with the total cash and noncash consideration paid by or on behalf of such Loan Party in connection with all other Permitted Acquisitions shall not exceed $1,000,000 in the aggregate in each fiscal year, and shall not exceed $5,000,000 in the aggregate during the term of this Agreement;

                    (viii) such purchase or other acquisition shall not include or result in any contingent liabilities which would be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect;

                    (ix) for any purchase or other acquisition of Equity Interests of a Person, such Person shall be organized or formed, as applicable, under the laws of the United States of America, any State thereof or the District of Columbia; and

                    (x) any and all consents and approvals of any Governmental Authority, landlord or other Person necessary for the consummation of such purchase or acquisition shall have been received.

                    “Permitted Discretion” means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

                    “Permitted Indebtedness” means:

                    (i) Indebtedness of Borrower or any Guarantor in favor of Lender arising under this Agreement or any other Loan Document;

                    (ii) Indebtedness existing on the Closing Date which is disclosed in Schedule 1A;

                    (iii) Indebtedness of Borrower or any Guarantor in respect of capital leases and purchase money obligations for equipment or other capital assets within the limitations set forth in clause (iii) of the definition of “Permitted Liens”, provided that the aggregate amount of all such Indebtedness shall not exceed $500,000 in the aggregate in any fiscal year;

                    (iv) reimbursement obligations in connection with letters of credit that are secured by cash or cash equivalents and issued on behalf of Borrower or any Guarantor in an amount not to exceed $100,000 in the aggregate at any time outstanding;

                    (v) Indebtedness of Borrower or any Guarantor to trade creditors incurred in the ordinary course of business that is not past due for more than ninety (90) days;

                    (vi) Indebtedness of (A) a Loan Party owed to any other Loan Party, (B) any Foreign Subsidiary owed to any Loan Party, and (C) any Loan Party owed to any Foreign Subsidiary and existing on the Closing Date and set forth on Schedule 1A, in each case, which Indebtedness shall (1) be pledged to Lender to secure the Secured Obligations, (2) be on terms (including subordination terms) acceptable to Lender, and (3) otherwise constitute a Permitted Investment;

                    (vii) Contingent Obligations of Borrower or any Guarantor in respect of any Permitted Indebtedness;

                    (viii) Indebtedness of any Loan Party arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness (A) does not exceed $25,000 in the aggregate at any time for Borrower and its Subsidiaries, taken as a whole, and (B) is extinguished within five days of its incurrence;

                    (ix) Indebtedness of Borrower or any Guarantor owed to any Person providing worker’s compensation, health, disability or other employee benefits to Borrower or any Guarantor and constituting reimbursement or indemnification obligations to such Person in the ordinary course of business of Borrower and such Guarantor;

                    (x) Indebtedness of Borrower or any Guarantor in respect of performance bonds, bid bonds, appeal bonds, surety bonds and similar obligations, in each case, provided in the ordinary course of business of Borrower and such Guarantor and not in connection with Indebtedness for borrowed money;

                    (xi) Indebtedness incurred by Borrower or any Guarantor to finance the payment of insurance premiums incurred in the ordinary course of business;

                    (xii) Indebtedness incurred by Borrower on the Closing Date in connection with the Initial Acquisition pursuant to the terms of the Seller Notes;

                    (xiii) other unsecured Indebtedness of the Loan Parties in an amount not to exceed $50,000 in the aggregate at any time outstanding; and

                    (xiv) extensions, refinancings and renewals of any items of Permitted Indebtedness, provided that the principal amount is not increased or the terms modified to impose materially more burdensome terms upon Borrower and/or any Guarantor, as the case may be.

                    “Permitted Investment” means:

                    (i) Investments of Borrower or any Guarantor in any other Person existing on the Closing Date which are disclosed in Schedule 1B;

                    (ii) (A) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one year from the date of acquisition thereof, (B) commercial paper maturing no more than one year from the date of creation thereof and currently having a rating of at least A-2 or P-2 from either Standard & Poor’s Corporation or Moody’s Investors Service, (C) certificates of deposit issued by any bank with assets of at least $500,000,000 maturing no more than one year from the date of investment therein, and (D) money market accounts (the foregoing clauses (A) through (D) herein above shall in each case, with respect to any Foreign Subsidiary, be subject to the terms set forth in Section 9.20);

                    (iii) repurchases of Equity Interests from former employees, directors, or consultants of a Loan Party under the terms of applicable repurchase agreements at the original issuance price of such securities in an aggregate amount not to exceed $25,000 in any fiscal year, provided that no Default or Event of Default has occurred, is continuing or would exist after giving effect to the repurchases;

                    (iv) (A) Investments by a Loan Party in newly formed Subsidiaries of a Loan Party organized under the laws of any political subdivision of the United States of America, provided that the applicable Loan Party has taken, and caused such newly formed Subsidiary to take, all actions necessary to satisfy Section 8.10 and Section 8.11; (B) Investments in Foreign Subsidiaries in the aggregate amount not to exceed $100,000; (C) Investment by a Foreign Subsidiary in any Loan Party subject to terms acceptable to Lender; and (D) Investments approved in advance in writing by Lender in its sole discretion;

                    (v) Investments that result in or that constitute a Permitted Acquisition;

                    (vi) Investments consisting of loans not involving the net transfer on a substantially contemporaneous basis of cash proceeds to employees, officers or directors relating to the purchase of Equity Interests of Borrower pursuant to employee equity purchase plans or other similar agreements approved by Borrower’s board of directors (or equivalent governing body);

                    (vii) Investments consisting of advances to officers, directors and employees of any Loan Party in an aggregate amount not to exceed $25,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;

                    (viii) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of a Loan Party’s business;

                    (ix) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business, provided that this clause (ix) shall not apply to Investments of a Loan Party in any Subsidiary of such Loan Party;

                    (x) Investments by Borrower on the Closing Date to consummate the Initial Acquisition; and

                    (xi) additional Investments by the Loan Parties that do not exceed $100,000 in the aggregate at any time outstanding.

                    “Permitted Liens” means any and all of the following:

                    (i) Liens in favor of Lender pursuant to any Loan Document;

                    (ii) Liens existing on the Closing Date which are disclosed in Schedule 1C;

                    (iii) Liens securing Indebtedness permitted in clause (iii) of the definition of “Permitted Indebtedness”, provided that (A) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (B) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition;

                    (iv) Liens on cash or cash equivalents securing obligations permitted under clause (iv) of the definition of “Permitted Indebtedness”;

                    (v) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, provided, that the Borrower or applicable Guarantor maintains adequate reserves therefor in accordance with GAAP;

                    (vi) Liens securing claims or demands of materialmen, artisans, mechanics, carriers, warehousemen, landlords and other like Persons arising in the ordinary course of a Borrower’s or Guarantor’s business and imposed without action of such parties, provided, that the payment thereof is not yet required;

                    (vii) the following deposits, to the extent made in the ordinary course of business: deposits under worker’s compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations (other than liens arising under ERISA or environmental liens) or surety or appeal bonds, or to secure indemnity, and performance or other similar bonds;

                    (viii) statutory and common law rights of set-off and other similar rights solely as to deposits of cash and securities in favor of banks, other depository institutions and brokerage firms to the extent securing usual and customary fees and expenses for the maintenance of deposits or securities accounts;

                    (ix) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties that are promptly paid on or before the date they become due;

                    (x) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business so long as they do not materially impair the value or marketability of the related property;

                    (xi) Liens arising from judgments, decrees or attachments in circumstances which do not constitute an Event of Default hereunder;

                    (xii) leasehold interests in leases or subleases and licenses granted in the ordinary course of business and not interfering in any material respect with the business of the licensor;

                    (xiii) Liens on insurance proceeds securing the payment of financed insurance premiums that are promptly paid on or before the date they become due, provided that such Liens extend only to reimbursed insurance premiums and not to any other property or assets; and

                    (xiv) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness to the extent permitted hereunder secured by Liens of the type described in clauses (i) through (xii) above (other than clause (iv), clause (viii) and clause (x) above), provided, that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced (as may have been reduced by any payment thereon) does not increase (other than in respect of Indebtedness arising under the Loan Documents in accordance with the terms thereof).

                    “Permitted Senior Eligible Account Liens” means Liens described in clauses (v), (vi) and (ix) of the definition of “Permitted Liens”.

                    “Permitted Senior Liens” means Liens described in clauses (vi), (vii) and (viii) of the definition of “Permitted Liens”.

                    “Permitted Transfers” means (i) sales of Inventory in the ordinary course of business, (ii) dispositions of worn-out, obsolete or surplus equipment at fair market value in the ordinary course of business, (iii) granting of Permitted Liens, (iv) entering into non-exclusive licenses and sublicenses of Intellectual Property in the ordinary course of business, (v) abandonment or cancellation of Intellectual Property that is not material or is no longer used or useful in any material respect in the business of Borrower or any Guarantor, (vi) Transfers of assets or Equity Interests from one Loan Party to another Loan Party, or (vii) other Transfers of assets having a fair market value of not more than $25,000 in the aggregate in any fiscal year.

                    “Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, other entity or government.

                    “Preferred Equity Interest” means, at any given time, any equity security or interests issued by Borrower that has any rights, preferences or privileges senior to the Common Stock.

                    “Prepayment Charge” means (i) three percent (3.00%) of the aggregate principal amount of the Term Loan repaid on such date of determination, if such prepayment is made in any of the first twelve (12) months following the Closing Date; (ii) two percent (2.00%) of the aggregate principal amount of the Term Loan repaid on such date of determination, if such prepayment is made after twelve (12) months following the Closing Date but prior to twenty-four (24) months following the Closing Date; (iii) one percent (1.00%) of the aggregate principal amount of the Term Loan repaid on such date of determination, if such prepayment is made after twenty four (24) months following the Closing Date but prior to thirty-six (36) months following the Closing Date; and (iv) zero percent (0.0%) thereafter.

                    “Proceeding” has the meaning assigned to such term in Section 6.5 hereof.

                    “Real Estate” means all land, together with the buildings, structures, parking areas, and other improvements thereon, now or hereafter owned or leased by Borrower or any Guarantor, including all easements, rights-of-way, and similar rights appurtenant thereto.

                    “Required Information Statement” has the meaning assigned to such term in Section 8.20(a) hereof.

                    “Reserves” means reserves from time to time Lender determines in Lender’s Permitted Discretion as being appropriate, including, without limitation reserves that (i) ensure that the Borrower and Guarantors maintain adequate liquidity for the operation of their business, (ii) cover any deterioration in the amount or value of the Collateral and (iii) reflect impediments to Lender’s ability to realize upon the Collateral, such reserves described in clauses (i), (ii) and (iii) shall, in each case, be deemed to be a reasonable exercise of Lender’s Permitted Discretion.

                    “Restricted Payments” means (a) any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of any Person or any of its Subsidiaries, (b) any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to any Person’s stockholders, partners or members (or the equivalent of any thereof), or (c) any option, warrant or other right to acquire any such dividend or other distribution or payment.

                    “Restricted Junior Payments” means any payment (whether in cash or other property or whether by setoff or otherwise) of (a) any fees, allowance or other similar arrangement directly or indirectly paid or payable to the members of the board of directors (or equivalent) of any Person in any such Person’s capacity as a member of the board of directors (or equivalent) of such Person (“Board of Directors Fees”), or (b) any payment of any Subordinated Indebtedness, including any payments pursuant to the Seller Notes.

                    “Revolving Interest Rate” means for any day, the per annum interest rate equal to the greater of (i) nine and one-quarter percent (9.25%) and (ii) the LIBOR Rate, plus seven and one-quarter percent (7.25%).

                    “Revolving Loan” means a revolving loan made pursuant to the terms of Section 2.1 hereof.

                    “Revolving Loan Advance” means any Revolving Loan funds advanced under this Agreement.

                    “Revolving Loan Maturity Date” means June 29, 2015.

                    “Revolving Note” means a Promissory Note in substantially the form of Exhibit B-1.

                    “SBA” shall have the meaning assigned to such term in Section 8.14 hereof.

                    “SBIC” shall have the meaning assigned to such term in Section 8.14 hereof.

                    “SBIC Act” shall have the meaning assigned to such term in Section 8.14 hereof.

                    “SEC” means the United States Securities and Exchange Commission.

                    “SEC Reports” means the periodic and current reports, registration statements, proxy statements and other reports filed or required to be filed by Borrower with the SEC pursuant to the Securities Act of 1933, as amended, and/or the Securities Exchange Act of 1934, as amended, and any amendments or supplements thereto filed with the SEC.

                    “Secured Obligations” means any and all obligations, liabilities and indebtedness, including without limitation, principal, interest (whether or not capitalized) and fees (including, but not limited to, interest calculated at the Default Rate and post-petition interest in any case or proceeding under any Debtor Relief Law regardless of whether such interest and fees are allowed in such case or proceeding), Prepayment Charges and other fees, costs (including, without limitation professional fees and expenses and fees and expenses of attorneys of Lender), expenses, charges and other obligations under the Loan Documents, of Borrower and/or any Guarantor, of any and every kind and nature, howsoever created, arising or evidenced and howsoever owned, held or acquired, whether now or hereafter existing, whether now due or to become due, whether primary, secondary, direct, indirect, absolute, contingent or otherwise (including, without limitation, obligations of performance), whether several, joint or joint and several, and whether arising or existing under written or oral agreement or by operation of law.

                    “Securities Account” means any “securities account,” as such term is defined in the UCC, and includes any account in which Investment Property is maintained.

                    “Securities Pledge Agreement” means, collectively, (i) the Securities Pledge Agreement executed as of the Closing Date and (ii) each other Securities Pledge Agreement substantially in the form of Exhibit G hereto.

                    “Seller Notes” means the (a) Subordinated Indemnity Note in the aggregate principal amount of $1,200,000, and (b) the Subordinated Purchase Notes in the aggregate principal amount of $5,000,000, in each case, issued as part of the consideration in the Initial Acquisition and in form and substance, including any subordination terms contained therein, satisfactory to the Lender.

                    “Six Month Measurement Period” means, at any date of determination, the most recently completed six consecutive calendar months of Borrower.

                    “Solvent” means with respect to any Person as of any date of determination, that, as of such date, (a) the value of the assets of such Person (both at fair market value and present fair saleable value) is greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person, (b) such Person is able to pay all liabilities of such Person as such liabilities mature and (c) such Person does not have unreasonably small capital. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities shall be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                    “Subordination Agreement” means any subordination agreement, in form, scope and substance acceptable to Lender, in respect of any Subordinated Indebtedness.

                    “Subordinated Indebtedness” means Indebtedness subordinated to the Secured Obligations in amounts and on terms and conditions satisfactory to Lender in its sole discretion, including, without limitation, the Indebtedness incurred pursuant to the terms of the Seller Notes.

                    “Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Borrower. As of the Closing Date, Schedule 1 identifies all of Borrower’s Subsidiaries.

                    “Target” means Strategic Office Solutions, Inc., a California corporation.

                    “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

                    “Term Loan” means the term loan funded pursuant to the terms of Section 2.2 hereof.

                    “Term Loan Cash Interest Rate” means for any day, the per annum interest rate equal to the greater of (i) ten and one-quarter percent (10.25%) and (ii) the LIBOR Rate, plus eight and one-quarter percent (8.25%).

                    “Term Loan Interest Rate” means, for any day, the sum of (A) the Term Loan Cash Interest Rate and (B) the Term Loan PIK Interest Rate.

                    “Term Loan PIK Interest Rate” means, for any day, two percent (2.00%).

                    “Term Loan Advance” means any Term Loan funds advanced under this Agreement.

                    “Term Loan Maturity Date” means June 29, 2015.

                    “Term Note” means a Term Loan Note in substantially the form of Exhibit B-2.

                    “Trademark License” means any written agreement granting any right to use any Trademark or Trademark registration, now owned or hereafter acquired by Borrower or any Guarantor or in which Borrower or any Guarantor now holds or hereafter acquires any interest.

                    “Trademarks” means all trademarks (registered, common law or otherwise) and any applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof.

                    “Transaction” means, collectively, (i) the consummation of the Initial Acquisition, (ii) the entering into by Borrower and each Guarantor of the Loan Documents, (iii) the refinancing of the Existing Indebtedness and the termination of all commitments with respect thereto, and (iv) the payment of fees and expenses incurred in connection with the consummation of the foregoing.

                    “Transfer” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person or of any Equity Interests of a Person held by any other Person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith and any Equity Interests of a Person held by any other Person.

                    “Twelve Month Measurement Period” means, at any date of determination, the most recently completed twelve consecutive calendar months of Borrower.

                    “UCC” means the Uniform Commercial Code as the same is, from time to time, in effect in the State of California, provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Lender’s Lien on any Collateral is governed by the Uniform Commercial Code as the same is, from time to time, in effect in a jurisdiction other than the State of California, then the term “UCC” shall mean the Uniform Commercial Code as in effect, from time to time, in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

                    “Warrant” means the warrant entered into in connection with the Loan substantially in the form of Exhibit H with respect to the purchase by the Lender of the Common Stock of Borrower.

                    “Wells Foreign Accounts” has the meaning given to it in Section 9.20 hereof.

          1.2 Rules of Construction. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, and (d) all references in this Agreement or any Annex or Schedule hereto to a “Section,” “subsection,” “Exhibit,” “Annex,” or “Schedule” shall refer to the corresponding Section, subsection, Exhibit, Annex, or Schedule in or to this Agreement.

          1.3 Accounting and Other Terms. Unless otherwise expressly provided herein, each accounting term used herein shall have the meaning given it under GAAP applied on a basis consistent with those used in preparing the financial statements delivered to Lender pursuant to Section 8.1. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Statement of Financial Accounting Standards 159 codified as FASB ASC 825 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of Borrower and/or any Guarantor at “fair value”, as defined therein.

          1.4 Uniform Commercial Code. Unless otherwise defined herein or in the other Loan Documents, terms that are used herein or in the other Loan Documents and defined in the UCC shall have the meanings given to them in the UCC.

SECTION 2. THE LOANS

               2.1 Revolving Loan.

          (a) Advances. Subject to the terms and conditions of this Agreement, Borrower may request one or more Revolving Loan Advances on or before the Revolving Loan Maturity Date in an aggregate principal amount up to the Maximum Revolver Capacity at such time less the aggregate outstanding principal amount of all Revolving Loan Advances (including the proposed Revolving Loan Advance to be made), provided Borrower shall request only one (1) such Revolving Loan Advance in any calendar month, and each Revolving Loan Advance shall be in a minimum amount of $250,000 or if the amount available to be borrowed under the Maximum Revolving Loan Amount is less than $250,000, then such lesser amount. Revolving Loan Advances may be repaid and reborrowed at any time, without premium or penalty.

          (b) Advance Request. To obtain a Revolving Loan Advance, at least three (3) Business Days prior to the requested Advance Date, Borrower shall complete, sign and deliver an Advance Request and Borrowing Base Certificate. Lender shall fund the Revolving Loan Advance in the manner requested by the Advance Request provided that each of the conditions precedent to such Revolving Advance is satisfied as of the requested Advance Date.

          (c) Interest. The principal balance of the Revolving Loan shall bear interest thereon at the Revolving Interest Rate, calculated based upon a year consisting of 360 days and payable for the actual number of days elapsed. The Revolving Interest Rate (i) shall initially be determined as of the initial Revolving Loan Advance Date for the corresponding Revolving Loan Advance and (ii) the Revolving Interest Rate determined by reference to the LIBOR Rate shall thereafter be determined as of the commencement of each successive Interest Period.

          (d) Interest Payments; Maturity Date. Interest payments shall be due in arrears on each Interest Payment Date applicable to such Revolving Loan. The entire principal balance of the Revolving Loan and all accrued interest and fees on or relating to the Revolving Loan shall be repaid in full on the Revolving Loan Maturity Date.

               2.2 Term Loan.

          (a) Advances. Subject to the terms and conditions of this Agreement, Lender will make the Term Loan Advances in an amount equal to the Maximum Term Loan Amount on the Closing Date.

          (b) Advance Request. To obtain the Term Loan Advance, at least two (2) Business Days prior to the Closing Date, Borrower shall complete, sign and deliver an Advance Request to Lender. Lender shall fund the Term Loan Advance in the manner requested by the Advance Request.

          (c) Interest.

          (i) Term Loan. The outstanding principal balance of the Term Loan shall bear interest thereon from the Closing Date at the Term Loan Interest Rate based on a year consisting of 360 days, with interest computed daily based on the actual number of days elapsed.

          (ii) Interest Generally. The Term Loan Cash Interest Rate (i) shall initially be determined as of the Advance Date for the Term Loan and (ii) the Term Loan Cash Interest Rate determined by reference to the LIBOR Rate shall thereafter be determined as of the commencement of each successive Interest Period.

          (d) Payments.

          (i) Interest. Interest payments shall be due in arrears on each Interest Payment Date. Borrower will pay accrued interest on the Term Loan on each Interest Payment Date, of which accrued interest calculated at the Term Loan Cash Interest Rate shall be paid in cash on the applicable Interest Payment Date and accrued interest calculated at the Term Loan PIK Interest Rate shall be added to the outstanding principal amount of the Term Loan on the applicable Interest Payment Date and such accrued interest shall thereafter be principal under the Term Loan.

          (ii) Amortization. Borrower shall repay the aggregate outstanding Term Loan principal balance on the first Business Day of each calendar month, commencing January 2011, as provided in the table set forth below:

Period	Amount
January 2011	$100,000
February 2011	in each such calendar month
March 2011
April 2011
May 2011

June 2011
July 2011
August 2011
September 2011
October 2011
November 2011
December 2011
January 2012	$200,000
February 2012	in each such calendar month
March 2012
April 2012
May 2012
June 2012
July 2012
August 2012
September 2012
October 2012
November 2012
December 2012
January 2013	$300,000
February 2013	in each such calendar month
March 2013
April 2013
May 2013
June 2013
July 2013
August 2013
September 2013
October 2013
November 2013
December 2013
January 2014	$400,000
February 2014	in each such calendar month
March 2014
April 2014
May 2014
June 2014
July 2014
August 2014
September 2014
October 2014
November 2014
December 2014
January 2015	$1,000,000
February 2015	in each such calendar month
March 2015
April 2015
May 2015
June 2015

          (iii) Term Loan Maturity Date. The entire Term Loan principal balance and all accrued but unpaid interest and fees on or relating to the Term Loan shall be due and payable in cash on the Term Loan Maturity Date.

          2.3 Maximum Interest. Notwithstanding any provision in this Agreement or any other Loan Document, it is the parties’ intent not to contract for, charge or receive interest at a rate that is greater than the maximum rate permissible by law that a court of competent jurisdiction shall deem applicable hereto (which under the laws of the State of California shall be deemed to be the laws relating to permissible rates of interest on commercial loans) (the “Maximum Rate”). If a court of competent jurisdiction shall finally determine that Borrower has actually paid to Lender an amount of interest in excess of the amount that would have been payable if all of the Secured Obligations had at all times borne interest at the Maximum Rate, then such excess interest actually paid by Borrower shall be applied as follows: first, to the payment of Lender Expenses then due and payable pursuant to any of the Loan Documents; second, to the payment of accrued interest on the Term Loan; third, to the payment of accrued interest on the Revolving Loan; fourth, to the payment of principal outstanding on the Term Loan in inverse order of maturity; fifth, to the payment of principal outstanding on the Revolving Loan; sixth, to any other Secured Obligations; and seventh, after all Secured Obligations are repaid, the excess (if any) shall be refunded to Borrower or as a court of competent jurisdiction may direct; provided, however, the application of funds required pursuant to this Section 2.3 shall be subject to Section 2.10.

          2.4 Late Fee; Default Interest.

          (a) Late Fee. In the event any payment is not paid on the scheduled payment date, an amount equal to two percent (2.00%) of the past due amount shall be payable on demand.

          (b) Default Interest. In addition to the Late Fee, upon the occurrence and during the continuation of an Event of Default hereunder, the Secured Obligations shall bear interest at the following rate(s) (such rate(s) the “Default Rate”): (a) the outstanding principal amount of the Revolving Loan shall bear interest at the Revolving Loan Interest Rate, plus two percent (2.00%) per annum, such additional interest to be paid in cash, (b) the outstanding principal amount of the Term Loan shall bear interest at the Term Loan Interest Rate, plus two percent (2.00%) per annum, such additional interest to be paid in cash, and (c) all other Secured Obligations shall bear interest at the Term Loan Interest Rate, plus two percent (2.00%) per annum, such additional interest to be paid in cash. Upon the occurrence and during the continuance of an Event of Default and subject to Section 2.3, all accrued interest, including accrued interest calculated at the Term Loan PIK Interest Rate, shall be payable on demand in cash. In the event any interest is not paid when due hereunder, delinquent interest shall be added to principal and shall bear interest on interest, compounded at the rates set forth in Section 2.1(c), Section 2.2(c) or Section 2.4, as applicable.

     2.5 Voluntary Prepayments.

          (a) Revolving Loan. Borrower may prepay the Revolving Loan in whole or in part from time to time without premium or penalty.

          (b) Term Loan. Borrower may prepay, at Borrower’s option upon at least seven (7) Business Days prior written notice to Lender, in whole (or, in part with the prior consent of Lender in its sole and absolute discretion), the Term Loan, together with all Secured Obligations arising as a result of or relating to the Term Loan, together with all accrued and unpaid interest thereon, plus the Prepayment Charge on the amounts so prepaid, provided that any prepayment of the Term Loan (i) shall be in a minimum amount of $500,000 with increments of $250,000 in excess thereof (or, with the written consent of Lender, in Lender’s sole discretion, in such other amounts and increments), or if the aggregate principal amount of the Term Loan is less than such amounts, then the then outstanding aggregate principal amount of the Term Loan; and (ii) shall be applied pro rata to all scheduled principal installments thereof. If Borrower prepays the outstanding aggregate amount of the Term Loan as herein provided, on such date of repayment, Lender’s commitment to make Revolving Loans shall terminate and all Secured Obligations shall be repaid in full in cash on such date.

          2.6 Mandatory Prepayments.

          (a) Maximum Revolver Capacity If, at any time, the aggregate outstanding principal amount of all Revolving Loan Advances exceeds the Maximum Revolver Capacity, Borrower shall immediately repay the Revolving Loans in the amount of such excess to Lender.

          (b) Maturity Date. Borrower shall repay the Revolving Loans and the Term Loan as provided in Section 2.1(d) and Section 2.2(d)(iii).

          (c) Amortization of Term Loan. Borrower shall repay the Term Loan as provided in Section 2.2(d).

          (d) Consolidated Excess Cash Flow. On or prior to the date which is one hundred and twenty (120) days following the end of each fiscal year of Borrower, commencing with the fiscal year ending April 30, 2011 and until such time as the Consolidated Total Leverage Ratio as at such fiscal year end, calculated based on a Twelve Month Measurement Period, is less than 1.0 to 1.0, Borrower shall promptly prepay the principal amount of the Term Loan and accrued and unpaid interest thereon in an amount equal to the lesser of (x) the outstanding amount of the Term Loan and (y) fifty percent (50.00%) of the Consolidated Excess Cash Flow. Such amounts shall be applied as set forth in Section 2.6(j) and Section 2.10. No Prepayment Charge shall accrue as a result of any mandatory prepayment of the Term Loan pursuant to this Section 2.6(d).

          (e) Asset Sales. If Borrower or any Guarantor Transfers any of its assets or properties (other than Permitted Transfers), which results in the realization by such Person of net cash proceeds, then Borrower shall promptly prepay the Loans in an amount equal to the lesser of (x) the outstanding amount of the Loans and (y) 100% of such net cash proceeds upon receipt thereof by such Person (but in any event within one (1) Business Day thereafter). Amounts prepaid pursuant to this Section 2.6(e) shall be applied as provided in Section 2.6(j) and Section 2.10 below.

          (f) Incurrence of Indebtedness. If Borrower or any Guarantor incurs or issues any Indebtedness (other than Permitted Indebtedness), Borrower shall promptly prepay the Loans in an amount equal to the lesser of (x) the outstanding amount of the Loan and (y) 100% of all net cash proceeds received therefrom by such Person (but in any event within one (1) Business Day thereafter). Amounts prepaid pursuant to this Section 2.6(f) shall be applied as provided in Section 2.6(j) and Section 2.10 below.

          (g) Issuance of Equity. If Borrower or any Guarantor sells or issues any of its Equity Interests (other than as expressly permitted pursuant to Section 9.4(b) and Section 9.4(c)), Borrower may elect to apply up to fifty percent (50%) of the net cash proceeds received therefrom to prepay the Term Loan; provided, that, such prepayment is made within fifteen (15) days from the issuance of such Equity Interests. No Prepayment Charge shall accrue as a result of any prepayment of the Term Loan pursuant to this Section 2.6(g). Amounts prepaid pursuant to this Section 2.6(g) shall be applied as provided in Section 2.6(j) and Section 2.10 below.

          (h) Events of Loss If Borrower or any Guarantor receives net cash proceeds from an Event of Loss (without giving effect to the qualifications set forth in clause (A)(i) or (A)(ii) or clause (B)(i) or (B)(ii) thereof), Borrower shall prepay the Loans in an amount equal to the lesser of (x) the outstanding amount of the Loans and (y) 100% of the net cash proceeds received therefrom by such Person (but in any event within one (1) Business Day thereafter). Amounts prepaid pursuant to this Section 2.6(h) shall be applied as provided in Section 2.6(j) and Section 2.10 below.

          (i) Extraordinary Receipts; Insurance Proceeds.

          (x) (A) If Borrower or any Guarantor receives (1) any Extraordinary Receipts equal to or in excess of $50,000 or (2) net cash proceeds equal to or in excess of $50,000 in the aggregate from insurance proceeds, or (B) if Lender, as loss payee, receives net cash proceeds equal to or in excess of $50,000 in the aggregate from insurance proceeds, then Borrower shall promptly prepay the Loans in an amount equal to 100% of such Extraordinary Receipts and/or insurance proceeds received therefrom by such Person (but in any event within one (1) Business Day thereafter).

          (y) (A) If Borrower or any Guarantor receives (1) any Extraordinary Receipts of less than $50,000 or (2) net cash proceeds less than $50,000 in the aggregate from insurance proceeds, or (B) if Lender, as loss payee, receives net cash proceeds of less than $50,000 in the aggregate from insurance proceeds, then Borrower shall, at Borrower’s election and upon written notice thereof to Lender, either (A) prepay the Loans in an amount equal to 100% of such Extraordinary Receipts and/or insurance proceeds received therefrom by such Person (but in any event within one (1) Business Day thereafter) or (B) so long as no Default or Event of Default shall have occurred and be continuing, reinvest all or any portion of such Extraordinary Receipts and/or net cash proceeds in the purchase or replacement of operating assets so long as within one hundred and twenty (120) days after the receipt of such Extraordinary Receipts and/or net cash proceeds such purchase or reinvestment shall have been consummated, provided that if such purchase or reinvestment shall not have been so consummated, within one (1) Business Day following such one hundred and twenty (120) day period, Borrower shall prepay the Loans in an amount equal to 100% of such Extraordinary Receipts and/or net cash proceeds received and not subject to any reinvestment as herein provided.

          (z) Amounts prepaid pursuant to this Section 2.6(i) shall be applied as provided in Section 2.6(j) and Section 2.10 below.

          (j) Application of Mandatory Prepayments.

          (i) Consolidated Excess Cash Flow. Mandatory prepayments made pursuant to Section 2.6(d) shall be applied as follows: first, to the payment of Lender Expenses then due and payable pursuant to any of the Loan Documents; second, to the payment of accrued interest on the Term Loan; third, to the payment of principal outstanding on the Term Loan in inverse order of maturity; fourth, to any other Secured Obligations arising in respect of the Term Loan; and fifth, after all the Secured Obligations described in this Section 2.6(j)(i) are repaid, the excess (if any) shall be refunded to Borrower or as a court of competent jurisdiction may direct.

          (ii) Mandatory Prepayments Generally. All mandatory prepayments made pursuant to Section 2.6(e), Section 2.6(f), Section 2.6(g), Section 2.6(h) and/or Section 2.6(i) shall be applied as follows: first, to the payment of Lender Expenses then due and payable pursuant to any of the Loan Documents; second, to the payment of accrued interest on the Term Loan; third, to the payment of accrued interest on the Revolving Loan; fourth, to the payment of principal outstanding on the Term Loan in inverse order of maturity; fifth, to the payment of principal outstanding on the Revolving Loan (together with a permanent commitment reduction thereunder in the amount of such payment); sixth, to any other Secured Obligations; and seventh, after all Secured Obligations are repaid, the excess (if any) shall be refunded to Borrower.

          (iii) Mandatory prepayments made pursuant to this Section 2.6 shall include all accrued and unpaid interest on the amount of the Secured Obligations, as applicable, so prepaid.

          2.7 Prepayment Charge. Borrower agrees that the Prepayment Charge is a reasonable calculation of Lender’s lost profits in view of the difficulties and impracticality of determining actual damages resulting from an early repayment of the Term Loan. In addition, Borrower agrees that such Prepayment Charge shall be payable if any portion of the Term Loan is repaid (whether as a result of acceleration, whether voluntarily or involuntarily mandatory repayments or otherwise) but not on account of any prepayment arising under Sections 2.6(d) or 2.6(g) hereof.

          2.8 [Intentionally Omitted].

          2.9 Unused Line Fee. Borrower shall pay to Lender for the period commencing on the Closing Date and continuing through the Revolving Loan Maturity Date in respect of the Revolving Loan, a commitment fee in an amount equal to one-half of one percent per annum (0.50%), on the sum of the average daily unused portion of the Revolving Loan facility. All commitment fees payable pursuant to this Section shall be payable by Borrower in arrears on the first Business Day of each fiscal quarter of Borrower, commencing the first Business Day following the Closing Date continuing through the Revolving Loan Maturity Date.

          2.10 Payments Generally.

          (a) Application to LIBOR Rate Loans. Amounts to be applied to the prepayment or repayment of principal of the Loans shall be applied first to reduce the outstanding principal amount of the LIBOR Rate Loans of any Class.

          (b) Payments Generally. Except as otherwise expressly provided herein, all payments made by Borrower or any Guarantor shall be made in cash to Lender, at Lender’s office in United States Dollars and in immediately available funds not later than 2:00 p.m. (Pacific Time) on the date specified herein. All payments received by Lender after 2:00 p.m. (Pacific Time) shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by Borrower or any Guarantor shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected when computing interest or fees, as the case may be.

          (c) ACH Authorization. Lender will initiate debit entries to Borrower’s account as authorized on the ACH Authorization on each payment date of all periodic obligations payable to Lender under the Revolving Loan and the Term Loan.

SECTION 3. SPECIAL PROVISIONS RELATING TO LIBOR AND TAXES; ETC.

          3.1 [Intentionally Omitted].

          3.2 Special Provisions Applicable to the LIBOR Rate.

          (a) Determinations Generally. The LIBOR Rate may be adjusted by Lender on a prospective basis to take into account any additional or increased costs of maintaining or obtaining any eurodollar or LIBOR deposits or increased costs due to changes in applicable law occurring subsequent to the commencement of the then applicable Interest Period, including without limitation changes in tax laws and changes in the reserve requirements imposed by the Board of Governors of the Federal Reserve System (or any successor), which additional or increased costs would increase the cost of funding loans bearing interest at the LIBOR Rate. In any such event, Lender shall give Borrower notice of such a determination and adjustment and Borrower may, by notice to Lender require such Lender to furnish to Borrower a statement setting forth the basis for adjusting such LIBOR Rate and the method for determining the amount of such adjustment. In the event that any change in market conditions or any law, regulation, treaty, or directive, or any change therein or in the interpretation of application thereof, shall at any time after the date hereof, in the reasonable opinion of Lender, make it unlawful or impractical for Lender to fund or maintain a LIBOR Loan or to continue such funding or maintaining, or to determine or charge interest rates at the LIBOR Rate, Lender shall give notice of such changed circumstances to Borrower and (i) in the case of any LIBOR Rate Loans that are outstanding, interest for the next thirty (30) days shall accrue at the per annum rate in effect on the date of such notice, and (ii) Borrower and Lender shall negotiate in good faith the interest rate to be applicable after the termination of such thirty (30) day period and if the parties cannot mutually agree on an interest rate to be applicable thereafter, Borrower shall repay (without prepayment penalty) the Secured Obligations in full in cash upon the termination of such thirty (30) day period.

          (b) No Requirement of Matched Funding. Anything to the contrary contained herein notwithstanding, neither Lender, nor any participant, is required actually to acquire eurodollar deposits to fund or otherwise match fund any Secured Obligation as to which interest accrues at the LIBOR Rate. The provisions of this Section 3.2(b) shall apply as if Lender or such participants had match funded any Secured Obligation as to which interest is accruing at the LIBOR Rate by acquiring eurodollar deposits for each Interest Period in the amount of the LIBOR Rate Loans.

          3.3 Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

          (a) (i) Any and all payments by or on account of any obligation of Borrower or any Guarantor hereunder or under any other Loan Document shall to the extent permitted by applicable Laws be made free and clear of and without reduction or withholding for any Taxes. If, however, applicable Laws require Borrower, any Guarantor or Lender to withhold or deduct any Tax, such Tax shall be withheld or deducted in accordance with such Laws as determined by Borrower or Lender, as the case may be, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

          (ii) If Borrower, any Guarantor or Lender shall be required by the Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) Lender shall withhold or make such deductions as are determined by Lender to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) Lender shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Taxes or Other Taxes, the sum payable by Borrower and/or any Guarantor, as the case may be, shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section) Lender receives an amount equal to the sum it would have received had no such withholding or deduction been made.

          (b) Payment of Other Taxes by Borrower and Guarantor. Without limiting the provisions of subsection (a) above, Borrower and each Guarantor shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

          (c) Tax Indemnifications. Without limiting the provisions of subsection (a) or (b) above, Borrower and each Guarantor shall, and do hereby, jointly and severally, indemnify Lender, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Taxes or Other Taxes (including Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) withheld or deducted by Borrower or Lender or paid by Lender (excluding taxes imposed on or measured by the net income of Lender), and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of any such payment or liability delivered to Borrower by a Lender shall be conclusive absent manifest error.

          (d) Evidence of Payments. Upon request by Borrower after any payment of Taxes by Borrower, any Guarantor or Lender to a Governmental Authority as provided in this Section 3.3, Borrower shall deliver to Lender or Lender shall deliver to Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to Borrower or Lender, as the case may be.

          (e) Status of Lenders; Tax Documentation.

          (i) Lender shall deliver to Borrower, at the time or times prescribed by applicable Laws or when reasonably requested by Borrower, such properly completed and executed documentation prescribed by applicable Laws or by the taxing authorities of any jurisdiction and such other reasonably requested information as will permit Borrower to determine (A) whether or not payments made hereunder or under any other Loan Document are subject to Taxes, (B) if applicable, the required rate of withholding or deduction, and (C) Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of all payments to be made to Lender by Borrower or any Guarantor, as the case may be, pursuant to this Agreement or otherwise to establish such Lender’s status for withholding tax purposes in the applicable jurisdiction.

          (ii) Without limiting the generality of the foregoing, if Borrower is resident for tax purposes in the United States,

          (A) each Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to Borrower, upon request of Borrower, executed originals of Internal Revenue Service Form W-9 or such other documentation or information prescribed by applicable Laws or reasonably requested by Borrower as will enable Borrower to determine whether or not such Lender is subject to backup withholding or information reporting requirements; and

          (B) each Foreign Lender that is entitled under the Code or any applicable treaty to an exemption from or reduction of withholding tax with respect to payments hereunder or under any other Loan Document shall deliver to Borrower (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of Borrower, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

          (I) executed originals of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,

          (II) executed originals of Internal Revenue Service Form W-8ECI,

          (III) executed originals of Internal Revenue Service Form W-8IMY and all required supporting documentation,

          (IV) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) executed originals of Internal Revenue Service Form W-8BEN, or

          (V) executed originals of any other form prescribed by applicable Laws as a basis for claiming exemption from or a reduction in United States Federal withholding tax together with such supplementary documentation as may be prescribed by applicable Laws to permit Borrower to determine the withholding or deduction required to be made.

          (iii) Lender shall promptly (A) notify Borrower of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (B) take such steps as shall not be disadvantageous to it, in the reasonable judgment of Lender, and as may be reasonably necessary (including the re-designation of its Lending office) to avoid any requirement of applicable Laws of any jurisdiction that Borrower make any withholding or deduction for taxes from amounts payable to such Lender.

          (f) Treatment of Certain Refunds. If Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by Borrower or with respect to which Borrower has paid additional amounts pursuant to this Section, it shall pay to Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses incurred by Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that Borrower, upon the request of Lender, agrees to repay the amount paid over to Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to Lender in the event Lender is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to Borrower or any other Person.

          (g) Survival. This Section 3.3 shall survive the expiration or other termination of this Agreement and the other Loan Documents.

          3.4 Evidence of Debt. The Advances made by Lender shall be evidenced by one or more accounts or records maintained by Lender in the ordinary course of business. The accounts or records maintained by Lender shall be conclusive absent manifest error of the amount of the Advance made by Lender to Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of Borrower hereunder to pay any amount owing with respect to the Secured Obligations. Upon the request of Lender, Borrower shall execute and deliver to Lender a Note, which shall evidence Lender’s Loans in addition to such accounts or records. Lender may attach schedules to its Note and endorse thereon the date, type (if applicable), amount and maturity of its Loans and payments with respect thereto.

SECTION 4. SECURITY INTEREST

          4.1 Grant of a Security Interest. As security for the prompt, complete and indefeasible payment when due (whether on the payment dates or otherwise) of all the Secured Obligations, Borrower and each Guarantor grants to Lender a security interest in all of Borrower’s or such Guarantor’s personal property now owned or hereafter acquired or arising, and all proceeds and products thereof (all of the same being hereinafter called the “Collateral”): all personal and fixture property of every kind and nature including all goods (including Inventory, equipment and any accessions thereto), instruments (including promissory notes), documents (including, if applicable, electronic documents), Accounts (including health-care-insurance receivables), chattel paper (whether tangible or electronic), Deposit Accounts, Securities Accounts, cash, money, letters of credit, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities and all other investment property (but excluding thirty-five percent (35%) of the voting capital stock of any Foreign Subsidiary that constitutes a Permitted Investment to the extent that such grant of a security interest would give rise to a material adverse tax consequence to Borrower or any Guarantor), instruments (including promissory notes), supporting obligations, any other contract rights or rights to the payment of money, insurance claims and proceeds, Intellectual Property and Licenses, and all general intangibles (including all payment intangibles).

          4.2 Authorization to File Financing Statements. Borrower and each Guarantor hereby irrevocably authorizes Lender at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of Borrower and/or such Guarantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Section 11 of the UCC or, as applicable, Article 9 of such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) provide any other information required by part 5 of Section 11 of the UCC or, as applicable, Article 9 of such other jurisdiction for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether Borrower or such Guarantor is an organization, the type of organization and any organizational identification number issued to Borrower or such Guarantor and, (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Borrower and each Guarantor agrees to furnish any such information to Lender promptly upon request. Borrower and each Guarantor also ratifies its authorization for Lender to have filed in any Uniform Commercial Code jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof.

          4.3 Other Actions. Further to insure the attachment, perfection and first priority (subject to Permitted Senior Liens) of, and the ability of Lender to enforce Lender’s Liens, Borrower and each Guarantor agrees, in each case at Borrower’s or such Guarantor’s expense, to take the following actions with respect to the following Collateral and without limitation on Borrower’s or such Guarantor’s other obligations contained in this Agreement:

          (a) Promissory Notes and Tangible Chattel Paper. If Borrower or any Guarantor shall, now or at any time hereafter, hold or acquire any promissory notes or tangible chattel paper, Borrower or such Guarantor shall, at Lender’s request, forthwith endorse, assign and deliver the same to Lender, accompanied by such instruments of transfer or assignment duly executed in blank as Lender may from time to time specify.

          (b) Deposit Accounts. Other than with respect to amounts deposited pursuant to Section 9.20, for each Deposit Account that Borrower or any Guarantor, now or at any time hereafter, opens or maintains, Borrower or such Guarantor shall, prior to or concurrently with the opening of such Deposit Account, pursuant to an Account Control Agreement in form and substance reasonably satisfactory to Lender, cause the depositary bank to agree to comply, without further consent of Borrower or such Guarantor, at any time during the continuance of an Event of Default with instructions from Lender to such depositary bank directing the disposition of funds from time to time credited to such deposit account. The provisions of this paragraph shall not apply to any Excluded Deposit Accounts.

          (c) Investment Property. If Borrower or any Guarantor shall, now or at any time hereafter, hold or acquire any certificated securities constituting Collateral, Borrower or such Guarantor shall forthwith endorse, assign and deliver the same to Lender, accompanied by such instruments of transfer or assignment duly executed in blank as Lender may from time to time specify (but excluding thirty-five percent (35%) of the voting capital stock of any Foreign Subsidiary that constitutes a Permitted Investment to the extent that such grant of a security interest would give rise to a material adverse tax consequence to Borrower or any Guarantor). If any securities constituting Collateral now or hereafter acquired by Borrower or any Guarantor are uncertificated and are issued to Borrower or its nominee, or such Guarantor or its nominee, directly by the issuer thereof, Borrower or such Guarantor shall immediately notify Lender thereof and, at Lender’s request and option, either (i) cause the issuer to enter into an agreement under Section 8-106 of the UCC whereby the issuer agrees with instructions originated by Lender without further consent by Borrower or any Guarantor, or (ii) pursuant to an Account Control Agreement in form and substance satisfactory to Lender, arrange for Lender to become the registered owner of the securities. If any securities, whether certificated or uncertificated, or other investment property now or hereafter acquired by Borrower or any Guarantor that constitutes Collateral are held by Borrower or its nominee, or any Guarantor or its nominee, through a securities intermediary or commodity intermediary, Borrower or such Guarantor shall immediately notify Lender thereof and, at Lender’s request and option, either (x) cause such securities intermediary or (as the case may be) commodity intermediary to enter into an Account Control Agreement, or (y) pursuant to an agreement in form and substance satisfactory to Lender, in the case of financial assets or other investment property held through a securities intermediary, arrange for Lender to become the entitlement holder with respect to such investment property, with Borrower or such Guarantor being permitted, only with the consent of Lender, to exercise rights to withdraw or otherwise deal with such investment property. The provisions of this paragraph shall not apply to any financial assets credited to a securities account for which Lender is the securities intermediary.

          (d) Collateral in the Possession of a Bailee. If any Collateral in excess of $10,000 is, now or at any time hereafter, in the possession of a bailee, Borrower or the applicable Guarantor shall promptly notify Lender thereof and, at Lender’s request and option, shall promptly obtain a bailee acknowledgment and access agreement in form and substance reasonably satisfactory to Lender.

          (e) Letter-of-credit Rights. If Borrower or any Guarantor is, now or at any time hereafter, a beneficiary under a letter of credit with a notional amount in excess of $100,000, Borrower or such Guarantor shall promptly notify Lender thereof and, at the request and option of Lender, Borrower or such Guarantor shall, pursuant to an agreement in form and substance reasonably satisfactory to Lender, either (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to Lender of the proceeds of the letter of credit or (ii) arrange for Lender to become the transferee beneficiary of the letter of credit.

          (f) Commercial Tort Claims. If Borrower or any Guarantor shall, now or at any time hereafter, hold or acquire a commercial tort claim in an amount greater than $100,000, Borrower or such Guarantor shall promptly (but in any event within two (2) Business Days thereof) notify Lender in a writing signed by Borrower or such Guarantor of the particulars thereof and grant to Lender in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Lender.

          (g) Other Actions as to any and all Collateral. Borrower and each Guarantor further agrees, upon the request of Lender and at Lender’s option, to take any and all other actions as Lender may reasonably determine to be necessary or useful for the attachment, perfection and first priority (subject to Permitted Senior Liens) of, and the ability of Lender to enforce, Lender’s Lien in any and all of the Collateral, including (i) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the UCC, to the extent, if any, that Borrower’s or any applicable Guarantor’s signature thereon is required therefor, (ii) causing Lender’s name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of Lender to enforce, Lender’s security interest in such Collateral, (iii) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of Lender to enforce, Lender’s security interest in such Collateral, (iv) using commercially reasonable efforts to obtain governmental and other third party waivers, consents and approvals, in form and substance reasonably satisfactory to Lender, including any consent of any licensor, lessor or other person obligated on Collateral, (v) using commercially reasonable efforts to obtain obtaining Collateral Access Agreements from mortgagees and landlords in form and substance reasonably satisfactory to Lender, (vi) creating and perfecting Liens in favor of Lender in any real property acquired after the Closing Date, and (vii) taking all actions under any earlier versions of the UCC or under any other law, as reasonably determined by Lender to be applicable in any relevant UCC or other jurisdiction, including any foreign jurisdiction. In addition to the foregoing, Borrower and each Guarantor shall concurrently with the delivery of a Compliance Certificate in connection with the delivery of the Financial Statements described in Section 8.1(b) (and at such other times as Lender may reasonably request), (w) provide Lender with a report of all new material patentable, copyrightable or trademarkable materials acquired or generated by Borrower or any Guarantor during the prior period which Borrower or any Guarantor registered with the United States Patent and Trademark Office or the Library of Congress, as applicable, (x) cause all Patents and Trademarks, and cause all Copyrights that are material to Borrower’s or any Guarantor’s business, in each case, acquired or generated by Borrower or any Guarantor, that are not already the subject of a registration with the appropriate filing office (or an application therefor diligently prosecuted) to be registered with such appropriate filing office in a manner sufficient to impart constructive notice of Borrower’s or such Guarantor’s ownership thereof, (y) cause to be prepared, executed, and delivered to Lender supplemental schedules to the applicable Loan Documents to identify such Patents, Copyrights and Trademarks as being subject to the security interests created thereunder, and (z) execute and deliver to Lender at Lender’s request Intellectual Property Security Agreements with respect to such Patents, Trademarks or Copyrights for filing with the appropriate filing office.

          4.4 Relation to Other Security Documents. Concurrently herewith Borrower and certain Subsidiaries are executing and delivering to Lender a Securities Pledge Agreement, pursuant to which such Person is assigning to Lender certain Collateral as set forth in such agreements. The provisions of such agreements are supplemental to the provisions of this Agreement, and nothing contained in such agreements shall derogate from any of the rights or remedies of Lender. Neither the delivery of, nor anything contained in, such agreements shall be deemed to prevent or postpone the time of attachment or perfection of any security interest in such Collateral created hereby.

          4.5 Power of Attorney. Borrower and each Guarantor hereby irrevocably makes, constitutes, and appoints Lender (and any of Lender’s officers, employees, professional advisors or agents designated by Lender) as Borrower’s and each Guarantor’s true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Borrower and each Guarantor, or in Lender’s own name, to: (a) if Borrower or any Guarantor refuses to, or fails timely to execute and deliver any of the documents or take any of the actions described in Section 4.2, sign the name of Borrower or such Guarantor on any of the documents described in Section 4.2, (b) at any time that an Event of Default has occurred and is continuing, generally to sell, transfer, pledge, make any agreement with respect to or otherwise dispose of or deal with any of the Collateral in such manner as is consistent with the Uniform Commercial Code or any other relevant jurisdiction and as fully and completely as though Lender were the absolute owner thereof for all purposes, and to do, at Borrower’s or such Guarantor’s expense, at any time, or from time to time, all acts and things which Lender deems necessary or useful to protect, preserve or realize upon the Collateral and Lender’s security interest therein, in order to effect the intent of this Agreement and the other Loan Documents, (c) at any time that an Event of Default has occurred and is continuing, sign any Borrower’s or Guarantor’s name on any invoice or bill of lading relating to the Collateral, drafts against account debtors, or notices to account debtors, (d) at any time that an Event of Default has occurred and is continuing, send requests for verification of accounts, instruments, documents, chattel paper, supporting obligations, letters of credit and proceeds of letters of credit, letter-of-credit rights, customer lists, software, and business records related thereto, (e) at any time that an Event of Default has occurred and is continuing, endorse Borrower and each Guarantor’s name on any collection item that may come into Lender’s possession, (f) at any time that an Event of Default has occurred and is continuing, make, settle, and adjust all claims under Borrower’s and each Guarantor’s policies of insurance and make all determinations and decisions with respect to such policies of insurance, and (g) at any time that an Event of Default has occurred and is continuing, settle and adjust disputes and claims respecting the accounts, instruments, documents, chattel paper, supporting obligations, letters of credit and proceeds of letters of credit, letter-of-credit rights, customer lists, software, and business records related thereto, or general intangibles directly with account debtors, for amounts and upon terms that Lender determines to be reasonable, and Lender may cause to be executed and delivered any documents and releases that Lender determines to be necessary. The appointment of Lender as Borrower’s and each Guarantor’s attorney, and each and every one of its rights and powers, being coupled with an interest, is irrevocable until all of the Secured Obligations (other than inchoate indemnification obligations for which no claim has then been made) have been fully and indefeasibly repaid in cash and performed and Lender’s obligations to extend credit hereunder are terminated.

SECTION 5. CONDITIONS PRECEDENT TO LOANS

          The obligations of Lender to make the Loan hereunder are subject to the satisfaction by the Borrower and each Guarantor of the following conditions:

          5.1 Initial Advance. On or prior to the Closing Date, Borrower and each Guarantor shall have delivered to Lender the following documents (all in form, scope and substance satisfactory to Lender):

          (a) Loan Documents. Duly executed copies of the following Loan Documents (with originals to be delivered promptly following the Closing Date):

                              (i) this Agreement;

                              (ii) the Revolving Note;

                              (iii) the Term Loan Note;

                              (iv) the Securities Pledge Agreement;

                              (v) the Intellectual Property Security Agreements;

                              (vi) the Account Control Agreements with Wells Fargo Bank, N.A.;

                              (vii) the ACH Authorization;

                              (viii) the Perfection Certificate;

                              (ix) the Daegis Registration Rights Agreement; and

                              (x) the Warrant.

          (b) Pledged Collateral. Delivery to Lender of all (i) certificates representing the Pledged Collateral (as defined in the Securities Pledge Agreement), accompanied by undated stock or membership transfer powers executed in blank, and (ii) other possessory Collateral, together with all documents of transfer with respect thereto.

          (c) Legal Opinion. Duly executed copy of the legal opinion of the Loan Parties’ counsel (with originals to be delivered promptly following the Closing Date), which opinion shall be in form and substance satisfactory to Lender.

          (d) Secretary’s Certificate. Duly executed secretary’s certificate of a duly authorized officer of Borrower and each Guarantor (with originals to be delivered promptly following the Closing Date) attaching:

          (i) certified copies of the Organization Documents, as amended through the Closing Date, of Borrower and each Guarantor;

          (ii) certified copy of resolutions of Borrower’s and each Guarantor’s board of directors (or equivalent) evidencing approval of (A) the Loans and other transactions evidenced by the Loan Documents; and (B) the Warrant and transactions evidenced thereby;

          (iii) the title, name and specimen signature of each officer duly authorized to sign the Loan Documents;

          (iv) a certificate of good standing for Borrower and each Guarantor from its jurisdiction of organization; and

          (v) a certificate of good standing (foreign qualification) from all other jurisdictions in which it does business and where the failure to be qualified, either individually or in the aggregate, would have a Material Adverse Effect.

          (e) Closing Date Officer’s Certificate. A certificate of Borrower’s Chief Executive Officer or Chief Financial Officer of Borrower (i) either (x) attaching copies of all consents, licenses and approvals required in connection with the consummation by Borrower and each Guarantor and the execution, delivery and performance by Borrower and each Guarantor and the validity against Borrower and each Guarantor of the Loan Documents to which Borrower and/or the applicable Guarantors are a party and such consents, licenses and approvals obtained shall be in full force and effect or (y) stating that no such consents, licenses or approvals are so required, (ii) certifying that no fact or condition exists that would (or would, with the passage of time, the giving of notice, or both) constitute an Event of Default and no event that has had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect has occurred and is continuing, (iii) all conditions precedent set forth in Section 5 (with respect to any Advances on the Closing Date) have been satisfied, (iv) certifying and attaching true, correct and complete copies of the Acquisition Documents and all Subordinated Indebtedness documents, (v) certifying that Consolidated Adjusted EBITDA as of the Closing Date, calculated on a pro forma basis assuming the consummation of the Initial Acquisition and determined for the Twelve Month Measurement Period ended April 30, 2010, equals or exceeds $10,695,110 and attaching the calculation thereof, (vi) certifying that Borrower and its Subsidiaries, taken as a whole, are Solvent after giving effect to the Transactions and (vii) certifying that the Borrower and each Guarantor is Solvent after giving effect to the Transactions.

          (f) UCC Search Results; Filings. The results of UCC and other lien searches (and the equivalent thereof in all applicable foreign jurisdictions) with respect to the Collateral, indicating no Liens other than Permitted Liens or Liens that will be terminated on or prior to the consummation of the Transaction. Evidence of the completion of or arrangements reasonably satisfactory to Lender for all actions, recordings and filings of or with respect to the Collateral Documents that Lender may reasonably deem necessary or desirable in order to perfect the Liens created thereby.

          (g) Repayment of Prior Obligations. Evidence satisfactory to Lender that all obligations of the Target, Borrower and each Guarantor will be repaid in full from the proceeds of the initial Loans and all Liens upon any of the property of Borrower and/or any Guarantor (including, without limitation, the assets to be acquired by Borrower pursuant to the terms of the Acquisition Documents) shall be terminated immediately upon such payment and all commitments to lend with respect to such obligations shall terminate, together with payoff letters in form, scope and substance satisfactory to Lender.

          (h) Insurance Certificates. Certificates of insurance and endorsements from an independent insurance broker, identifying insurers, types of insurance, insurance limits, and policy terms, and otherwise describing the insurance obtained in accordance with the provisions of Section 7.1 and Section 7.2, and such other information as required pursuant to such Section 7.1 and Section 7.2.

          (i) SBA Documents. Completed and executed SBA Forms 480, 652 and 1031 (Parts A and B), together with a business plan showing Borrower’s financial projections (including balance sheets and income and cash flows statements) for the period described therein and a written statement (whether included in the purchase agreement or pursuant to a separate statement) regarding its intended use of proceeds from the sale of securities to Lender.

          (j) Exams. Commercial finance and collateral audit reports, an accounts receivable agings report, an accounts payable aging report, appraisals and such other information relating to the Collateral as Lender shall reasonably request, in each case, accompanied by such supporting detail and documentation as Lender shall reasonably request.

          (k) [Intentionally Omitted].

          (l) Capitalization. Evidence satisfactory to Lender of the capitalization of Borrower and each Guarantor.

          (m) Initial Acquisition.

          (i) Evidence satisfactory to Lender that the Acquisition Documents are in full force and effect and, concurrently with the closing of this Agreement, the Initial Acquisition shall be consummated pursuant to the terms of the Acquisition Documents.

          (ii) Certified copies of the each Seller Note and each Acquisition Document.

          (iii) A duly executed copy of the legal opinion of Farella Braun + Martel LLP, counsel for the Target, which opinion shall be in form and substance satisfactory to the Lender, with respect to the Initial Acquisition and is either (A) addressed to the Lender or (B) accompanied by a reliance letter from such counsel addressed to the Lender that expressly states that the Lenders may rely on such opinion.

          (iv) Evidence, in form and substance satisfactory to Lender, of the filing of the certificate of merger with the Secretary of State of the Sate of California with respect to the consummation of the merger.

          (n) Payment of Fees. Payment of the Facility Charge, reimbursement of Lender’s current expenses reimbursable pursuant to this Agreement and payment of fees and expenses of Lender’s counsel, which amounts may be deducted from the initial Advance.

          (o) Other Documents and Information. Such other documents and information as Lender may reasonably request.

          5.2 All Advances. On each Advance Date:

          (a) Advance Request. Lender shall have received (i) an Advance Request for the relevant Advance as required by Section 2.1(b) or Section 2.2(b), as applicable, each duly executed by Borrower’s Chief Executive Officer or Chief Financial Officer, and (ii) any other documents Lender may reasonably request.

          (b) Representations and Warranties. The representations and warranties set forth in this Agreement and each other Loan Document shall be true and correct on and as of the Advance Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date in which case such representations and warranties shall be true and correct as of such earlier date.

          (c) Compliance. Borrower and each Guarantor shall be in compliance with all the terms and provisions set forth herein and in each other Loan Document on its part to be observed or performed, and at the time of and immediately after such Advance no Default or Event of Default shall have occurred and be continuing.

          (d) Other. Each Advance Request shall be deemed to constitute a representation and warranty by Borrower and each Guarantor on the relevant Advance Date as to the matters specified in paragraphs (b) and (c) of this Section 5.2 and as to the matters set forth in the Advance Request.

          5.3 No Default. As of the Closing Date and each Advance Date, (i) no fact or condition exists that would (or would, with the passage of time, the giving of notice, or both) constitute a Default or an Event of Default and (ii) no event that has had or would reasonably be expected to have a Material Adverse Effect has occurred and is continuing.

SECTION 6. REPRESENTATIONS AND WARRANTIES

          Borrower and each Guarantor represent and warrant that:

          6.1 Organization, Qualification and Other Information. Borrower and each Guarantor (a) is duly incorporated or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) is duly qualified in all jurisdictions in which the nature of its business or location of its properties require such qualifications, except where the failure to be so qualified could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect, and (c) has the power and authority to own their properties, carry on their business as now being conducted, enter into the Loan Documents to which such Person is a party and carry out the transactions contemplated hereby. Borrower’s and each Guarantor’s present name, former names (if any), locations, place of formation, tax identification number, organizational identification number and other information are correctly set forth in Schedule 6.1, as may be updated by Borrower in a written notice (including any Compliance Certificate) provided to Lender after the Closing Date, provided that no such notice shall be deemed a waiver of any Default or Event of Default arising as a result of such disclosure).

          6.2 Power; Authorization. Borrower and each Guarantor has the requisite power and authority to enter into and to perform its obligations under this Agreement and the other Loan Documents to which the Borrower or such Guarantor is a party. Borrower’s and each Guarantor’s execution, delivery and performance of this Agreement and all other Loan Documents to which Borrower or such Guarantor is a party and the consummation by Borrower or such Guarantor of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate (or equivalent) action of Borrower or such Guarantor. The individual or individuals executing the Loan Documents are duly authorized to do so.

          6.3 No Contravention; Liens. Borrower and each Guarantor’s execution, delivery and performance of this Agreement and all other Loan Documents to which Borrower or the applicable Guarantor is a party and the consummation by Borrower or such Guarantor of the transactions contemplated hereby and thereby: (a) does not violate any provisions of Borrower’s or such Guarantor’s Organization Documents, or the terms of any capital stock or other Equity Interests of Borrower or any Guarantor, (b) will not result in a violation of any Law, order, injunction, judgment, decree or writ to which Borrower or such Guarantor is subject, (c) except as described on Schedule 6.3, will not conflict with, or constitute a breach or default (or an event which, with notice or lapse of time or both, would become a breach or default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which Borrower or any Guarantor is a party, and (d) will not result in the creation or imposition of any Lien upon the Collateral, other than Permitted Liens.

          6.4 Consents. Neither Borrower nor any Guarantor is required to obtain any consent, authorization, approval, order, license, franchise, permit, certificate or accreditation of, or make any filing or registration with, any court, Governmental Authority or any regulatory or self-regulatory agency or authority or any other Person (including, without limitation, any equityholder of Borrower) in order for it to execute, deliver or perform any of its obligations under or contemplated by the Loan Documents, in each case in accordance with the terms hereof or thereof (other than (x) the resolutions and consents of the stockholders and directors obtained prior to the Closing Date and (y) the filings required by the Collateral Documents). All consents, authorizations, approvals, orders, licenses, franchises, permits, certificates or accreditations of, filings and registrations which Borrower and each such Guarantor is required to obtain in connection with Borrower’s or such Guarantor’s execution, delivery and performance of this Agreement and all other Loan Documents to which Borrower or such Guarantor is a party and the consummation by Borrower or such Guarantor of the transactions contemplated hereby and thereby have been obtained or effected on or prior to the Closing Date, other than any Current Report on Form 8-K required to be filed after the Closing Date as a result of the execution of this Agreement. None of Borrower or any Guarantor is aware of any facts or circumstances which might prevent Borrower or any Guarantor from obtaining or effecting any of the registration, application or filings pursuant to the preceding sentence.

          6.5 Binding Effect. This Agreement and the other Loan Documents have been duly executed and delivered by Borrower and each Guarantor party hereto and thereto, and constitutes the legal, valid and binding obligations of Borrower and each Guarantor party hereto and thereto, enforceable against Borrower and each Guarantor in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

          6.6 No Defaults; Material Adverse Effect.

          (a) No Default. No Default or Event of Default exists or would result from the incurring of any Secured Obligation by Borrower or any Guarantor or the grant or perfection of Lender’s Lien on the Collateral or the consummation of the Transactions.

          (b) Material Adverse Effect. Since January 31, 2010, no event that has had or would reasonably be expected to have a Material Adverse Effect has occurred and is continuing. Neither Borrower nor any Guarantor is aware of any event likely to occur that is reasonably expected to result in a Material Adverse Effect.

          6.7 Financial Statements. Each of the consolidated audited financial statements of Borrower and its Subsidiaries dated April 30, 2009 and consolidated unaudited financial statements of Borrower and its Subsidiaries dated April 30, 2010 for the fiscal year then ended have been prepared in accordance with GAAP, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of Borrower and its Subsidiaries as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

          6.8 Ownership of Property; Liens; Indebtedness and Investments.

          (a) Ownership of Property. Borrower and each Guarantor has (i) good and marketable title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), (iii) valid licensed rights in (in the case of licensed interests in Intellectual Property and all rights with respect thereto), and (iv) good and marketable title to (in the case of all other personal property) all of its real property and other properties and assets owned by it which are material to the business of Borrower or such Guarantor, in each case free and clear of all Liens other than Permitted Liens. Any real property and facilities held under lease by Borrower or any Guarantor are held by it under valid, subsisting and enforceable leases.

          (b) Indebtedness. Except for Permitted Indebtedness, neither Borrower nor any Guarantor has any outstanding Indebtedness. Schedule 1A sets forth a complete and accurate list of all Indebtedness held by Borrower or any Guarantor on the date hereof, showing as of the date hereof the amount, obligor or issuer and maturity, if any, thereof.

          (c) Investments. Except for Permitted Investments, neither Borrower nor any Guarantor has any outstanding Investments. Schedule 1B sets forth a complete and accurate list of all Investments held by Borrower or any Guarantor on the date hereof, showing as of the date hereof the amount, obligor or issuer and maturity, if any, thereof.

          (d) Liens. Except for Permitted Liens, there are no Liens on any of the properties of Borrower or any Guarantor. Schedule 1C sets forth a complete and accurate list of all Liens on the properties or assets of Borrower or any Guarantor on the date hereof, showing as of the date hereof the secured party of record, described the collateral subject to such Liens, describing the obligations and the outstanding amounts secured by such Liens and the maturity, if any of such obligations.

          6.9 Collateral Documents. The Collateral Documents are effective to create in favor of Lender, a legal, valid, binding, and (upon the filing of the appropriate UCC financing statements and Intellectual Property Security Agreements and the recording of the Mortgages, in each case in the appropriate governmental filing office, possession by Lender of Collateral which is perfected by possession only and “control” by Lender of Collateral which is perfected by “control” only) enforceable perfected first priority security interest and Lien (subject only to Permitted Senior Liens) in the Collateral described therein as security for the obligations under the Loan Documents to the extent that a legal, valid, binding, and enforceable security interest and Lien in such Collateral may be created under applicable law including without limitation, the Uniform Commercial Code as in effect in any applicable jurisdiction and any other applicable Governmental Authority. Borrower and each Guarantor has the power and authority to grant to Lender a first priority Lien (subject only to Permitted Senior Liens) in the Collateral owned by Borrower or such Guarantor as security for the Secured Obligations.

          6.10 Absence of Litigation. Except as set forth in Schedule 6.10, there is no action, suit, proceeding, claim, dispute, inquiry or investigation before or by any court, public board, government agency (including, without limitation, the SEC, self-regulatory organization or other governmental body) or any other Governmental Authority (in each case, a “Proceeding”) pending or, to the best knowledge of Borrower and each Guarantor, threatened, at law, in equity, in arbitration or before any Governmental Authority, against Borrower or any Guarantor, or against Borrower’s or any Guarantor’s officers or directors or properties which (i) purport to affect or pertain to this Agreement, the other Loan Documents, or any of the transactions contemplated hereby or thereby, (ii) would reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect, or (iii) if adversely determined, would reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect.

          6.11 Laws. Neither Borrower nor any Guarantor is in violation of any Law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default, either individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

          6.12 Material Agreements and Other Contracts. The agreements filed as exhibits to the Borrower’s SEC Reports and Schedule 6.12 (as either may be updated by Borrower from time to time after the Closing Date in a written notice to Lender, provided, that no such notice shall be deemed a waiver of any Default or Event of Default arising as a result of such disclosure) contains a true, correct and complete list of all the Material Agreements of Borrower or any Guarantor, and all such Material Agreements are in full force and effect and no defaults currently exist thereunder. Neither Borrower nor any Guarantor (i) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument, either individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect, or (ii) is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness or any contract, agreement or instrument entered into in connection therewith that, either individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

          6.13 Conduct of Business; Compliance with Laws; Regulatory Permits. Neither Borrower nor any Guarantor is in violation of any term of or in default under its Organization Documents. Neither Borrower nor any Guarantor is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to Borrower or any Guarantor. Except as set forth on Schedule 6.13, Borrower and each Guarantor possesses all consents, authorizations, approvals, orders, licenses, franchises, permits, certificates and accreditations and all other appropriate regulatory authorities necessary to conduct their respective businesses, and neither Borrower nor any Guarantor has received any notice of proceedings relating to the revocation or modification of any such consents, authorizations, approvals, orders, licenses, franchises, permits, certificates, or accreditations.

          6.14 Transactions With Affiliates. Except (i) as set forth on Schedule 6.14 and (ii) for transactions permitted under Section 9.9, neither Borrower nor any Guarantor or any of the officers, directors or employees of Borrower or any Guarantor is presently a party to any transaction with Borrower or any Guarantor (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from, any such officer, director or employee or, to the knowledge of Borrower or any Guarantor, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

          6.15 Information Correct and Current. No information, report, Advance Request, Compliance Certificate, Borrowing Base Certificate, SEC Report, financial statement, exhibit or schedule furnished, by or on behalf of Borrower or any Guarantor to Lender in connection with any Loan Document or included therein or delivered pursuant thereto contained, contains or will contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading at the time such statement was made or deemed made. Additionally, any and all financial or business projections provided by Borrower to Lender shall be (i) provided in good faith and based on the most current data and information available to Borrower, and (ii) the most current of such projections provided to Borrower’s board of directors.

          6.16 Tax Matters. Except as set forth on Schedule 6.16, Borrower and each Guarantor (i) has made or filed all foreign, federal and state income and all other material tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, and (iii) has set aside on its books adequate reserves in accordance with GAAP for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be delinquent by the taxing authority of any jurisdiction (other than those (x) identified on Schedule 6.16 and (y) being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and subject to adequate reserves taken by Borrower or such Guarantor as shall be required in conformity with GAAP), and the officers of Borrower and each Guarantor know of no basis for any such claim.

          6.17 Solvency. Before and after giving effect to (a) the Loans made on or prior to the date of this representation and warranty is made or remade, (b) the disbursement of the proceeds of such Loans by Borrower to its Subsidiaries, and (c) the other Transactions, Borrower and its Subsidiaries taken as a whole are Solvent and Borrower and each Guarantor is Solvent.

          6.18 Intellectual Property; Intellectual Property Rights; Etc.

          (a) Intellectual Property Owned. Schedule 6.18(a) (as may be updated by Borrower in a written notice provided after the Closing Date to Lender, provided that no such notice shall be deemed a waiver of any Default or Event of Default arising as a result of such disclosure) is a true, correct and complete list of each of Borrower’s and each Guarantor’s Patents, registered Trademarks, registered Copyrights, and material agreements under which Borrower or such Guarantor licenses Intellectual Property from third parties (other than shrink-wrap software licenses), together with application or registration numbers, as applicable, owned by Borrower or such Guarantor.

          (b) Intellectual Property Rights. Borrower and each Guarantor owns or possesses adequate and valid rights to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights (“Intellectual Property Rights”) that are necessary to conduct its respective businesses as now conducted, and such Intellectual Property Rights are free and clear of all liens, encumbrances and defects other than Permitted Liens. Neither Borrower’s nor any Guarantor’s Intellectual Property Rights have expired or terminated, or are expected to expire or terminate within five (5) years from the Closing Date. Except as described on Schedule 6.18(b), (i) neither Borrower nor any Guarantor has any knowledge of any infringement, misappropriation, dilution or other violation by Borrower or any Guarantor of Intellectual Property Rights of other Persons; (ii) neither Borrower nor any Guarantor has any knowledge of any infringement, misappropriation, dilution or other violation by any other Persons of the Intellectual Property Rights of Borrower or any Guarantor; (iii) there is no claim, action or proceeding pending or, to the knowledge of Borrower and each Guarantor, threatened in writing, against Borrower or any Guarantor regarding its Intellectual Property Rights or the Intellectual Property Rights of other Persons; and (iv) neither Borrower nor any Guarantor is aware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings. Borrower and each Guarantor has taken and is taking commercially reasonable security measures, consistent with industry standards, to maintain and protect the secrecy, confidentiality and value of its Intellectual Property Rights.

          6.19 Financial Accounts. Schedule 6.19 (as may be updated by Borrower in a written notice provided after the Closing Date to Lender, provided that no such notice shall be deemed a waiver of any Default or Event of Default arising as a result of such disclosure) is a true, correct and complete list of (a) all banks and other financial institutions at which Borrower or any Guarantor maintains Deposit Accounts and (b) all institutions at which Borrower or any Guarantor maintains a Securities Account; in each case of clauses (a) and (b), such exhibit correctly identifies the name, address and telephone number of each depository bank or other financial institution, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor.

          6.20 Capitalization and Subsidiaries. Schedule 6.20 (as may be updated by Borrower in a written notice provided after the Closing Date to Lender, provided that no such notice shall be deemed a waiver of any Default or Event of Default arising as a result of such disclosure), sets forth the capitalization of Borrower and each Guarantor and a true, correct and complete list of each Guarantor and each other Person in which Borrower owns, directly or indirectly, any Equity Interests.

          6.21 Employee Loans. Neither Borrower nor any Guarantor has any outstanding loans to any employee, officer or director of Borrower or any Guarantor nor has Borrower or any Guarantor guaranteed the payment of any loan made to an employee, officer or director of Borrower or any Guarantor by a third party, in each case, except to the extent expressly permitted under Section 9.3.

          6.22 Environmental Laws. Except as set forth on Schedule 6.22, Borrower and each Guarantor (a)(i) is in compliance with any and all Environmental Laws, (ii) has received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct its respective businesses, (iii) is in compliance with all terms and conditions of any such permit, license or approval, and (iv) has no outstanding Liability under any Environmental Laws and is not aware of any facts that would reasonably be expected to result in liability under any Environmental Laws, in each of the foregoing clauses of this Section 6.22(a), except to the extent, either individually or in the aggregate, a Material Adverse Effect could not reasonably be expected to occur, and (b) has provided Lender with copies of all environmental reports, assessments and other documents in any way related to any actual or potential liability under any Environmental Laws.

          6.23 ERISA.

          (a) Schedule 6.23(a) hereto contains a complete list as of the date hereof of all of the Employee Benefit Plans.

          (b) Except as set forth on Schedule 6.23(b), no Loan Party or any of its respective Subsidiaries or ERISA Affiliates (i) maintains or has maintained any Pension Plan, (ii) is required, or has been required, to contribute to any Multiemployer Plan or (iii) provides or has provided post-retirement medical or insurance benefits with respect to employees or former employees (other than benefits required under Section 601 of ERISA, Section 4980B of the Code or applicable state law).

          (c) Except as set forth on Schedule 6.23(c), each of the Employee Benefit Plans has been maintained, administered and operated in all material respects in accordance with all applicable laws, including ERISA and the Code, and no Loan Party or any of its respective Subsidiaries or ERISA Affiliates has received any notice or has any knowledge to the effect that it is not in full compliance with any of the requirements of ERISA, the Code or applicable state law with respect to any Employee Benefit Plan. No ERISA Event exists or has occurred in the last five (5) years and the Loan Parties, their respective Subsidiaries and their respective ERISA Affiliates are not aware of any fact, event or circumstance that would reasonably be expected to constitute or result in an ERISA Event. Each Employee Benefit Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter (or opinion letter in the case of a prototype Employee Benefit Plan) to the effect that such Employee Benefit Plan is so qualified and there exists no reasonable basis for the revocation of such determination or opinion letter.

          (d) No Loan Party or any of its respective Subsidiaries or ERISA Affiliates has (i) any unpaid minimum required contributions under any Pension Plan or Multiemployer Plan, whether or not waived, (ii) any liability under Section 4201 or 4243 of ERISA for any withdrawal, or partial withdrawal, from any Multiemployer Plan or (iii) any liability or knowledge of any facts or circumstances which could result in any liability to the PBGC, the Internal Revenue Service, the Department of Labor or any participant in connection with any Employee Benefit Plan (other than routine claims for benefits under the Employee Benefit Plan).

          (e) No actions, suits or claims with respect to the Employee Benefit Plans are pending or to the knowledge of the Loan Parties, their respective Subsidiaries and their respective ERISA Affiliates, threatened, and no Loan Party or any of its Subsidiaries or ERISA Affiliates has any knowledge of any facts which could give rise to or would reasonably be expected to give rise to any actions, suits or claims with respect to the Employee Benefit Plans.

          (f) No (i) Loan Party or any of its respective Subsidiaries or ERISA Affiliates, (ii) to the knowledge of each Loan Party and its respective Subsidiaries and ERISA Affiliates, director, officer or employee of such Loan Party and its respective Subsidiaries and ERISA Affiliates, or (iii) trustee, administrator, “party in interest” (as defined in Section 3(14) of ERISA), “disqualified person” (as defined in Section 4975 of the Code) or any other “fiduciary” (as defined in Section 3(21) of ERISA) of an Employee Benefit Plan, has any liability (including a tax, penalty or interest) for failure to comply with ERISA or the Code for any action or failure to act in connection with the administration or investment of any Employee Benefit Plan.

          (g) No Loan Party or any of its respective Subsidiaries or ERISA Affiliates has any unpaid material liability, fine, penalty or tax with respect to any Employee Benefit Plan for which any Loan Party or any of its respective Subsidiaries or ERISA Affiliates would be liable.

          6.24 Margin Stock. Neither Borrower nor any Guarantor is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds from any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock, or for any purpose that violates, or is inconsistent with, the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

          6.25 Regulated Entities. Neither Borrower nor any Guarantor is a “registered investment company” or a company “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company” as such terms are defined in the Investment Company Act of 1940, as amended. Neither Borrower nor any Guarantor is subject to regulation under the Federal Power Act, the Interstate Commerce Act, any state public utilities code or any other Federal or state statute, rule or regulation limiting its ability to incur Indebtedness, pledge its assets or perform its Secured Obligations under the Loan Documents.

          6.26 Internal Accounting and Disclosure Controls. Borrower and each Guarantor maintains a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorizations, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset and liability accountability, (c) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization, and (d) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. During the twelve (12) months immediately prior to the Closing Date, neither Borrower nor any Guarantor has received any notice or correspondence from any accountant relating to any potential material weakness in any part of the system of internal accounting controls of Borrower or any Guarantor.

          6.27 Employee Relations. Except as set forth in Schedule 6.27, neither Borrower nor any Guarantor is a party to any collective bargaining agreement or employs any member of a union in such person’s capacity as a union member or to perform union labor work. Borrower and each Guarantor believes that its relations with its employees are good. As of the Closing Date, no executive officer of Borrower or any Guarantor has notified Borrower or such Guarantor that such officer intends to leave Borrower or such Guarantor or otherwise terminate such officer’s employment with Borrower or such Guarantor. As of the Closing Date, no executive officer of Borrower or any Guarantor, to the knowledge of Borrower or any Guarantor, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant. Borrower and each Guarantor is in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

          6.28 Foreign Corrupt Practices. Neither Borrower nor any Guarantor, nor any director, officer, agent, employee or other Person acting on behalf of Borrower or any Guarantor has, in the course of its actions for, or on behalf of, Borrower or any Guarantor (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (c) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (d) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

          6.29 Sarbanes-Oxley Act. Borrower is in material compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are applicable to Borrower as of the Closing Date, and any and all applicable rules and regulations promulgated by the SEC thereunder that are applicable to Borrower as of the Closing Date.

          6.30 Patriot Act. To the extent applicable, Borrower and each Guarantor is in compliance, in all material respects, with (a) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department and any other enabling legislation or executive order relating thereto, and (b) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

          6.31 [Intentionally Omitted].

          6.32 Eligible Accounts. For any Eligible Account in any Borrowing Base Certificate, all statements made and all unpaid balances appearing in all invoices, instruments and other documents evidencing such Eligible Accounts are and shall be true and correct (except for any good faith immaterial errors promptly corrected when discovered) and all such invoices, instruments and other documents, and all of Borrower’s books are genuine and in all respects what they purport to be. All sales and other transactions underlying or giving rise to each Eligible Account shall comply in all material respects with all applicable Laws and governmental rules and regulations. Borrower has no knowledge of any actual or imminent Insolvency Proceeding of any account debtor whose accounts are an Eligible Account in any Borrowing Base Certificate. To the best of Borrower’s knowledge, all signatures and endorsements on all documents, instruments, and agreements relating to all Eligible Accounts are genuine, and all such documents, instruments and agreements are legally enforceable in accordance with their terms.

          6.33 Acquisition Documents. To the knowledge of Borrower and each Guarantor, each of the representations and warranties contained in the Acquisition Documents made by Persons other than Borrower and the Guarantors is true and correct. The Initial Acquisition has been consummated in accordance with the Acquisition Documents and applicable Law.

          6.34 Customers. Schedule 6.34 sets forth the top ten customers of Borrower and its Subsidiaries (including the Target), determined by to the dollar amount paid to Target by such customers for the fiscal year ended April 30, 2010 (such customers hereinafter referred to as the “Key Customers”).

SECTION 7. INSURANCE; INDEMNIFICATION

          7.1 Coverage. Borrower and each Guarantor shall cause to be carried and maintained commercial general liability insurance, on an occurrence form, against risks customarily insured against in Borrower’s or such Guarantor’s line of business. Such risks shall include the risks of bodily injury, including death, property damage, personal injury, advertising injury, and contractual liability per the terms of the indemnification provisions found in Section 7.3. Borrower and Guarantors must maintain a minimum of $2,000,000 of commercial general liability insurance for each occurrence. Borrower and Guarantors have and agree to maintain a minimum of $2,000,000 of directors and officers’ insurance for each occurrence and $5,000,000 in the aggregate. So long as Lender has any commitment to make any Advances to Borrower or there are any Secured Obligations outstanding, Borrower and each Guarantor shall also cause to be carried and maintained insurance upon the Collateral, insuring against all risks of physical loss or damage howsoever caused, in an amount not less than the full replacement cost of the Collateral, provided that such insurance may be subject to standard exceptions and deductibles. Borrower and Guarantors shall also carry and maintain a fidelity insurance policy in an amount not less than $100,000.

          7.2 Certificates. Borrower shall deliver to Lender certificates of insurance in form and substance reasonably satisfactory to Lender that evidence Borrower and each Guarantor’s compliance with its insurance obligations in Section 7.1 and the obligations contained in this Section 7.2. Borrower’s insurance certificate shall state Lender is an additional insured for commercial general liability, an additional insured and a lender’s loss payee for all risk property damage insurance, subject to the insurer’s approval, a lender’s loss payee for fidelity insurance, and a lender’s loss payee for property insurance and additional insured for liability insurance for any future insurance that Borrower or any Guarantor may acquire from such insurer. Borrower shall deliver to Lender additional insured endorsements for liability and lender’s loss payable endorsements for all risk property damage insurance and fidelity, each in form and substance reasonably satisfactory to Lender. All certificates of insurance will provide for a minimum of thirty (30) days advance written notice to Lender of cancellation or any other change adverse to the Lender’s interests and for ten (10) days in the case of nonpayment of premium. Any failure of Lender to scrutinize such insurance certificates for compliance is not a waiver of any of Lender’s rights, all of which are reserved.

          7.3 Indemnity. Borrower and each Guarantor hereby agrees to and does indemnify and hold Lender and its officers, directors, employees, agents, in-house attorneys, representatives, professional advisors (including, without limitation, attorneys) and shareholders harmless from and against any and all claims, costs, expenses, damages and liabilities (including such claims, costs, expenses, damages and liabilities based on liability in tort, including strict liability in tort), including reasonable attorneys’ fees and disbursements and other costs of investigation or defense (including those incurred upon any appeal), that may be instituted or asserted against or incurred by Lender or any such Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents or the administration of such credit, or in connection with or arising out of the transactions contemplated hereunder and thereunder, or any actions or failures to act in connection therewith, or arising out of the handling, disposition or utilization of the Collateral, or Lender relying on any instruction of Borrower or any Guarantor, or any other actions taken or not taken by Lender hereunder or under any Loan Document, excluding in all cases claims resulting solely from Lender’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final non-appealable order. Borrower and each Guarantor agrees to pay, and to save Lender harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all excise, sales or other similar taxes (excluding taxes imposed on or measured by the net income of Lender) that may be payable or determined to be payable with respect to any of the Collateral or this Agreement. This Section 7.3 shall survive the expiration or other termination of this Agreement and the other Loan Documents.

SECTION 8. AFFIRMATIVE COVENANTS

     Borrower and each Guarantor covenants and agrees as follows:

          8.1 Financial Reports. Borrower shall furnish to Lender the following documents and financial statements as herein provided (the “Financial Statements”):

          (a) Monthly Financial Statements. As soon as practicable (and in any event within 30 days) after the end of each month, unaudited interim and year-to-date financial statements of Borrower and its Subsidiaries as of the end of such month (prepared on a consolidated and consolidating basis), including balance sheet and related statements of income and cash flows accompanied by a report detailing any material contingencies (including the commencement of any material litigation by or against Borrower or any of its Subsidiaries) or any other occurrence that would reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect, all certified by Borrower’ Chief Executive Officer or Chief Financial Officer to the effect that they have been prepared in accordance with GAAP, subject to normal year end adjustments and absence of footnote disclosure;

          (b) Quarterly Financial Statements. As soon as practicable (and in any event within 45 days) after the end of each calendar quarter, unaudited interim and year-to-date financial statements of Borrower and its Subsidiaries as of the end of such calendar quarter (prepared on a consolidated and consolidating basis), including balance sheet and related statements of income and cash flows accompanied by a report detailing any contingencies (including the commencement of any litigation by or against Borrower or any Guarantor) or any other occurrence that would reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect, certified by Borrower’ Chief Executive Officer or Chief Financial Officer to the effect that they have been prepared in accordance with GAAP, subject to normal year end adjustments and absence of footnote disclosure;

          (c) Annual Financial Statements. As soon as practicable (and in any event within one hundred twenty (120) days) after the end of each fiscal year, unqualified audited financial statements of Borrower and its Subsidiaries as of the end of such year (prepared on a consolidated and consolidating basis, if applicable), including balance sheet and related statements of income and cash flows, and setting forth in comparative form the corresponding figures for the preceding fiscal year, certified by a firm of independent certified public accountants selected by Borrower and reasonably acceptable to Lender, which financial statements shall not be subject to any “going-concern” or like qualification or exception or any qualification or exception as to scope of such audit, and which shall be accompanied by any management report from such accountants;

          (d) Compliance Certificate; Borrowing Base Certificate. So long as Lender has any commitment to make any Advances to Borrower or any Secured Obligations are outstanding, Borrower shall deliver to Lender (i) a Compliance Certificate concurrently with the delivery of the Financial Statements described in paragraphs (a), (b) and (c) of this Section 8.1, and (ii) as soon as practicable (and in any event within ten (10) days after the end of each calendar month), a Borrowing Base Certificate, determined as at the end of the most recently completed calendar month or such other date as Lender may require, and agings of accounts receivable and accounts payable, accompanied by supporting detail and documentation as Lender shall have requested.

          (e) SEC Filings. Promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or reports that Borrower has made available to holders of its Equity Interests and copies of any regular, periodic and special reports or registration statements that Borrower files with the SEC or any Governmental Authority that may be substituted therefor, or any national securities exchange; and

          (f) [Intentionally Omitted]

          (g) Projections. Promptly following the fiscal year end of Borrower and in any event within thirty (30) days after the fiscal year end of Borrower, (i) financial and business projections of Borrower and its Subsidiaries, as well as budgets, operating plans and other financial information reasonably requested by Lender and (ii) a schedule identifying (A) the top ten suppliers to Borrower, determined by the dollar amount paid by Borrower and its Subsidiaries to such suppliers for the Fiscal Year then ended, and (B) the top ten customers of Borrower, determined by to the dollar amount paid to Borrower and its Subsidiaries by such customers for the Fiscal Year then ended. In addition, promptly following their approval by Borrower’s board of directors, financial and business projections, budgets, operating plans and other financial information reasonably requested by Lender.

The executed Compliance Certificate may be sent via facsimile to Lender at (650) 473-9194 or via e-mail to sbhaumik@herculestech.com. All Financial Statements required to be delivered pursuant to clauses (a), (b) and (c) shall be sent via e-mail to financialstatements@herculestech.com with a copy to kgrossman@herculestech.com, provided, that if e-mail is not available or sending such Financial Statements via e-mail is not possible, they shall be sent via facsimile to Lender at: (866) 468-8916, attention Chief Credit Officer.

          8.2 Notices. Borrower shall deliver to Lender, in form and detail (including supporting information) reasonably satisfactory to Lender:

          (a) Default or Event of Default. Prompt (but in any event within two (2) Business Days) notice of the occurrence of any Default or Event of Default.

          (b) Material Adverse Effect. Prompt notice of any matter that has resulted or would reasonably be expected to result in a Material Adverse Effect.

          (c) Transfers. Prompt notice of any Transfer of any assets that would give rise to a mandatory repayment of the Secured Obligations pursuant to Section 2.6.

          (d) New Subsidiaries. Advance notice (at least ten (10) Business Days) of each Subsidiary formed subsequent to the Closing Date.

          (e) Certain Collateral. Prompt (but in any event within five (5) Business Days) notice of any promissory note, tangible chattel paper, letter of credit or commercial tort claim held or acquired by Borrower or any Guarantor in or relating to an amount greater than $100,000.

          (f) Schedules. Prompt notice if any information contained on Schedule 6.1, Schedule 6.12, Schedule 6.18, Schedule 6.19 or Schedule 6.20 shall become incorrect or incomplete after the Closing Date and, shall promptly update such information in a written notice (including in any Compliance Certificate) to Lender, satisfactory to Lender and upon Lender’s receipt thereof, Lender may update such Schedule to include such updated information, provided that no update shall be deemed a waiver of any Default or Event of Default resulting from matters disclosed therein.

          (g) Independent Public Account Reports. Promptly upon receipt thereof, copies of any reports submitted by Borrower’s independent public accountants in connection with each annual, interim or special audit or review of any type of the financial statements or internal control systems of Borrower or any of its Subsidiaries made by such accountants, including any comment letters submitted by such accountants to management of Borrower or any of its Subsidiaries in connection with their services.

          (h) Notice of Litigation. Promptly upon any officer of Borrower or any Guarantor obtaining knowledge of (i) the institution of, or non frivolous threat of, any adverse Proceeding not previously disclosed in writing by Borrower to Lender, or (ii) any material development in any adverse Proceeding that, in the case of either clause (i) or (ii) if adversely determined, could be reasonably expected to have a Material Adverse Effect, or seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby, written notice thereof together with such other information as may be reasonably available to Borrower to enable Lender and its counsel to evaluate such matters.

          (i) ERISA. (i) Promptly upon becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, the action(s) any Loan Party or any of its respective Subsidiaries or ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto; and (ii) with reasonable promptness, copies of (1) at the request of Lender, each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by any of the Loan Parties, any of their respective Subsidiaries or any of their respective ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan; (2) all notices received by any of the Loan Parties, any of their respective Subsidiaries or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event, but in no event later than ten (10) days after the notice is received by such Loan Party or its respective Subsidiary or ERISA Affiliate; (3) any annual notices or actuarial reports relating to the Pension Plans or Multiemployer Plans received by any of the Loan Parties, any of their respective Subsidiaries or any of their ERISA Affiliates and (4) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan as Lender shall reasonably request, including, but not limited to, each annual and other report with respect to each Pension Plan and Multiemployer Plan.

          (j) Insurance Report. Upon request of Lender, a report by Borrower’s and each Guarantor’s insurance broker(s) in form and substance satisfactory to Lender outlining all material insurance coverage maintained as of the date of such report by Borrower and/or any Guarantor and all material insurance coverage planned to be maintained by Borrower and/or any Guarantor in the immediately succeeding fiscal year.

          (k) Environmental Reports and Audits. As soon as practicable following receipt thereof, copies of all environmental audits and reports with respect to environmental matters at any facility or property used by Borrower or any Guarantor or which relate to any environmental liabilities of Borrower or any Guarantor which, in any such case, individually or in the aggregate, would reasonably be expected, either individually or in the aggregate, to result in a Material Adverse Effect.

          (l) Corporate (Company) Information. Thirty (30) days’ prior written notice of any change (i) in Borrower’s or any Guarantor’s legal name, (ii) in Borrower’s or any Guarantor’s jurisdiction of incorporation or organization, or (iii) in any Loan Parties’ Federal Taxpayer Identification Number or state organizational identification number.

          (m) Tax Returns. Within ten (10) days following request by Lender, copies of each federal income tax return filed by or on behalf of Borrower or any Guarantor and requested by Lender.

          (n) Event of Loss. Promptly (and in any event within three (3) Business Days) notice of (i) any claim with respect to any liability against Borrower or any Guarantor that (A) is in excess of $100,000 and (B) would reasonably be expected to result in a Material Adverse Effect or (ii) any event which, with or without the passage of time, would reasonably be expected to constitute an Event of Loss.

          (o) Eligibility of Accounts. Prompt notice of any event or circumstance which to Borrower’s knowledge would cause Lender to consider any then existing Account as no longer constituting an Eligible Account.

          (p) Other Information. Promptly upon request of Lender, such other information and data with respect to Borrower or any Guarantor as from time to time may be reasonably requested.

          8.3 Corporate Existence and Maintenance of Properties. Borrower and each Guarantor shall maintain and preserve (a) its existence and good standing in the jurisdiction of its organization and (b) its qualification to do business and good standing in each jurisdiction where the nature of its business makes such qualification necessary (other than such jurisdictions in which the failure to be so qualified or in good standing could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect). Borrower and each Guarantor shall maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all properties used or useful in the business of Borrower or such Guarantor and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof.

          8.4 Compliance with Laws; Conduct of Business; Regulatory Permits. Borrower and each Guarantor shall comply with: (a) all material Laws wherever its business is conducted, (b) the provisions of its Organization Documents, (c) all material agreements and instruments by which it and any of its properties may be bound and (d) all applicable decrees, orders and judgments, the non-compliance of which could not reasonably be expected to result in an Event of Default hereunder. Borrower and each Guarantor shall engage only in the line of business engaged in on the Closing Date and businesses incidental thereto. Borrower and each Guarantor shall maintain in full force and effect, valid and binding, all material consents, authorizations, approvals, orders, licenses, franchises, permits, certificates and accreditations and all other appropriate regulatory authorities necessary to conduct their respective businesses.

          8.5 Taxes. Borrower and each Guarantor shall pay when due all Federal, state and provincial taxes and all other material local taxes, fees or other charges of any nature whatsoever (together with any related interest or penalties) now or hereafter imposed or assessed against Borrower, any Guarantor or the Collateral or upon Borrower’s or any Guarantor’s ownership, possession, use, operation or disposition thereof or upon Borrower’s or any Guarantor’s rents, receipts or earnings arising therefrom. Borrower and each Guarantor shall file, on or before the due date therefor all personal property tax returns in respect of the Collateral. Notwithstanding the foregoing, Borrower and any Guarantor may contest, in good faith and by appropriate proceedings promptly instituted and diligently conducted, taxes for which Borrower or such Guarantor maintains adequate reserves therefor in accordance with GAAP.

          8.6 Books and Records. Borrower and each Guarantor shall maintain proper books of records and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of such Person.

          8.7 Use of Proceeds. Borrower will use the proceeds (a) from the Term Loan to (i) fund a portion of the purchase price of the Initial Acquisition, (ii) refinance the Existing Indebtedness and (iii) to pay fees, expenses and costs associated with the Transaction and (b) from the Revolving Loan for general working capital purposes of the Loan Parties not in contravention of any law or of any Loan Document.

          8.8 Collateral Protection Generally. Borrower and each Guarantor shall give Lender prompt written notice of any legal process affecting the Collateral, such other property and assets of Borrower or any Guarantor, or any Liens thereon. Borrower and each Guarantor shall protect and defend such Person’s title to its assets from and against all other Persons claiming any interest adverse to Borrower or any Guarantor, and Borrower and each Guarantor shall at all times to keep such Person’s property and assets free and clear from any legal process or Liens whatsoever (except for Permitted Liens), and shall give Lender prompt written notice of any legal process affecting such Person’s assets.

          8.9 Additional Intellectual Property. Concurrently with the delivery of a Compliance Certificate in connection with the delivery of the financial statements described in Section 8.1(b) (and at such other times as Lender may reasonably request), Borrower shall (a) provide Lender with a report of all new patentable, copyrightable or trademarkable materials acquired or generated by Borrower or any Guarantor during the prior period which has been registered and the filing office in which the registration has been made, and (b) cause to be prepared, executed, and delivered to Lender supplemental schedules to the applicable Loan Documents to identify such Intellectual Property as being subject to the security interests created thereunder, and (c) execute and deliver to Lender at Lender’s request security agreements with respect to such Intellectual Property for filing with the appropriate filing office.

          8.10 Additional Collateral. With respect to any property (real or personal or otherwise) acquired after the Closing Date by Borrower or any Guarantor as to which Lender does not have a perfected Lien, Borrower or such Guarantor shall promptly (a) execute and deliver to Lender, or its agent, such amendments to the Collateral Documents or such other documents as Lender deems necessary or advisable to grant to Lender a security interest in such property and (b) take all other actions necessary or advisable in the discretion of Lender to grant to Lender a perfected first priority security interest in such property, including, without limitation, the filing of Mortgages and UCC financing statements in such jurisdictions as may be required by the Collateral Documents or by Law or as may be requested by Lender.

          8.11 Joinder. Borrower and each Guarantor shall provide Lender with at least ten (10) days prior written notice of the formation or acquisition of any Subsidiaries by Borrower or any Guarantor. For any Subsidiaries of Borrower or any Guarantor formed or acquired after the Closing Date, Borrower and Guarantors shall at their own expense, upon formation or acquisition of such Subsidiary, cause each such Subsidiary to execute a Joinder Agreement obligating such Subsidiary to any or all of the Loans Documents deemed necessary or appropriate by Lender and cause the applicable Person that owns the Equity Interests of such Subsidiary to pledge to Lender 100% of the Equity Interests owned by such Borrower or Guarantor of each such Subsidiary formed or acquired after the Closing Date and execute and deliver all documents or instruments required thereunder or appropriate to perfect the security interest created thereby (but excluding thirty-five percent (35%) of the voting capital stock of any Foreign Subsidiary to the extent that such grant of a security interest would give rise to a material adverse tax consequence to Borrower or any Guarantor). In the event a Person becomes a Guarantor (a “New Guarantor”) pursuant to the Joinder Agreement, upon such execution the New Guarantor shall be bound by all the terms and conditions hereof and the other Loan Documents to the same extent as though such New Guarantor had originally executed the Loan Documents. The addition of a New Guarantor shall not in any manner affect the obligations of Borrower or any Guarantor hereunder or thereunder. Borrower, each Guarantor and Lender hereto acknowledges that the schedules and exhibits hereto or thereto may be amended or modified in connection with the addition of any New Guarantor to reflect information relating to such New Guarantor. Compliance with this Section 8.11 shall not excuse any violation any provision of this Agreement or any other Loan Document.

          8.12 Inspection Rights; Audit Rights; Field Exams; Appraisals; Etc.

          (a) Inspection Rights; Audit Rights. Borrower and each Guarantor shall permit Lender or any agent or designee of Lender, including, without limitation, its attorneys, accountants and professional advisors, to inspect the Collateral and examine and make copies and abstracts of the books of account and records of such Person at reasonable times and upon reasonable notice during normal business hours (unless an Event of Default shall have occurred and be continuing, in which event no notice shall be required and Lender shall have access at any and all times during the continuance thereof). In addition, Lender or such agent or designee of Lender shall have the right to meet with management and officers of Borrower or such Guarantor to discuss such books of account and records and significant business issues affecting Borrower or such Guarantor.

          (b) Field Exams. Borrower and each Guarantor shall permit Lender or any agent or designee of Lender, including, without limitation, its attorneys, accountants and professional advisors, to conduct field examinations of the Collateral, at the sole cost of Borrower and Guarantors and at such reasonable times and intervals as Lender may reasonably request (unless an Event of Default shall have occurred and be continuing, in which event no notice shall be required and Lender shall have access at any and all times during the continuance thereof). Without limiting the foregoing, Borrower and each Guarantor agrees that Lender may conduct such field exams at least once each fiscal quarter of Borrower at Borrower and Guarantors’ expense. So long as no Event of Default has occurred and is continuing, Borrower and Guarantor shall not be required to reimburse amounts over $10,000 per quarter (or over $40,000 in the aggregate in any fiscal year) with respect to such field examinations.

          (c) Appraisals. Borrower and each Guarantor, at Lender’s request and upon reasonable notice, and at Borrower’s and Guarantors’ sole cost and expense, obtain an appraisal of the Collateral and the books of Borrower and its Subsidiaries from an independent appraisal firm satisfactory to Lender (which may be Affiliated with Lender). Without limiting the foregoing, Borrower and each Guarantor agrees that Lender may conduct such appraisals at least once each fiscal quarter of Borrower at the Borrower’s and Guarantors’ expense. So long as no Event of Default has occurred and is continuing, Borrower and Guarantors shall not be required to reimburse amounts over $10,000 per year with respect to such appraisals.

          8.13 Material Agreements. Borrower and each Guarantor shall perform and observe all the terms and provisions of each Material Agreement to be performed or observed by such Person, maintain each such Material Agreement in full force and effect, enforce each such Material Agreements in accordance with its terms, take all such action to such end as may be from time to time requested by Lender and, upon request of Lender, make to each other party to each such Material Agreement such demands and requests for information and reports or for action as Borrower or any Guarantor is entitled to make under such Material Agreement, except, in any case, where the failure to do so, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

          8.14 Lender Meetings. Borrower and each Guarantor, upon the request of Lender, participate in a meeting with Lender twice during each fiscal year of Borrower to be held at Borrower’s corporate offices (or at such other location as may be agreed to by Borrower and Lender) at such time as may be agreed to by Borrower and Lender.

          8.15 SBA Information. Lender has received a license from the U.S. Small Business Administration (“SBA”) to extend loans as a small business investment company (“SBIC”) pursuant to the Small Business Investment Act of 1958, as amended, and the associated regulations (collectively, the “SBIC Act”). Portions of the loan to Borrower will be made under the SBA license and the SBIC Act. Addendum 1 to this Agreement outlines various responsibilities of Lender and Borrower associated with an SBA loan, and such Addendum 1 is hereby incorporated in this Agreement.

          8.16 Compromise of Agreements. With respect to Accounts with a combined value in excess of ten percent (10%) of Borrower’s or any Guarantors’ Accounts then outstanding, neither Borrower nor any Guarantor shall (a) grant any material extension of the time of payment thereof, (b) to any material extent, compromise, compound or settle the same for less than the full amount thereof, (c) release, wholly or partly, any Person liable for the payment thereof, or (d) allow any credit or discount whatsoever thereon other than trade discounts granted by such Person in the ordinary course of business of such Person.

          8.17 Further Assurances. Borrower and each Guarantor shall promptly upon request by Lender, (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as Lender may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Loan Documents, (ii) to the fullest extent permitted by applicable law, subject Borrower’s or any Guarantor’s properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (iii) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (iv) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto Lender the rights granted or now or hereafter intended to be granted to Lender under any Loan Document or under any other instrument executed in connection with any Loan Document to which Borrower or any Guarantor is or is to be a party.

          8.18 Availability of Shares. Borrower shall at all times have a minimum of 718,860 authorized and unreserved shares of Common Stock (after accounting for all outstanding shares, all options, warrants, convertible securities and other purchase rights, and all option plans) to satisfy conversion and exercise rights under the Warrant.

          8.19 Post-Closing Covenants.

          (a) Collateral Access Agreements. On or before the thirtieth (30th) day following request therefor, Borrower shall deliver to Lender, Collateral Access Agreements with respect to each location of a Loan Party as Lender may reasonably request.

          (b) Transfer of Certain Trademarks of Gupta Technologies, LLC. On or before the thirtieth (30th) day following the Closing Date, Borrower shall deliver to Lender (i) evidence of the proper assignment and transfer from Gupta Technologies, LLC to Borrower of the Trademarks listed on Schedule 8.19(b) attached hereto, and (ii) supplemental schedules to the applicable Loan Documents to identify those Trademarks as being subject to the security interests created thereunder.

          (c) Closing of Certain Deposit Accounts. On or before the sixtieth (60th) day following the Closing Date, Borrower shall deliver to Lender evidence in form and substance satisfactory to Lender of the closing of the following Deposit Accounts of AXS-One Inc.: Silicon Valley Bank account numbers: 4860462615 RR ZGQ; 3300650708; 3300459813; 3300459828; 3300649870; and Bank of Montreal account number 1032464.

          (d) Dissolution of Gupta Technologies GmbH. On or before the one hundred and eightieth (180th) day following the Closing Date, Borrower shall deliver to Lender, evidence in form and substance satisfactory to Lender, of the dissolution of Gupta Technologies GmbH.

          (a) Account Control Agreements. On or before the thirtieth (30th) day following the Closing Date, Borrower shall deliver fully executed copies of the Account Control Agreements by and among Lender, the applicable Guarantors and Bank of America, N.A., and such agreements shall be in form and substance satisfactory to Lender.

          8.20 Information Statement.

          (a) On or before July 31, 2010, Borrower shall have filed with the SEC, an information statement (the “Required Information Statement”), in accordance with Regulation 14C under the Securities Exchange Act of 1934, as amended, with respect to the action by written consent of Borrower’s stockholders approving the issuance of Common Stock issuable upon exercise of the Warrant.

          (b) Borrower shall promptly provide to Lender copies of all correspondence from and to the SEC staff regarding the Required Information Statement.

          (c) Upon SEC staff clearance of the Required Information Statement, Borrower shall promptly (but in no event later than ten (10) Business Days thereafter), deliver the Required Information Statement to the stockholders of Borrower.

          (d) Borrower shall pay to Lender on the Fee Payment Date (as hereinafter defined) a cash fee in the amount of $1,000,000 (the “Fee Payment”), unless the Warrant is deemed exercisable and is in full force and effect in accordance with its terms prior to the Fee Payment Date. Fee Payment Date shall mean the earlier of (x) at Lender’s election, an Event of Default hereunder, (y) acceleration of the Loans hereunder in accordance with Section 12.1, or (z) demand at any time after the date that is one-hundred and twenty (120) days following the Closing Date. If the Fee Payment is made, the Warrant shall be returned to Borrower for cancellation without any additional consideration from Borrower.

SECTION 9. NEGATIVE COVENANTS

     Borrower and each Guarantor covenants and agrees as follows:

          9.1 Liens. Neither Borrower nor any Guarantor shall, directly or indirectly, allow or suffer to exist any Liens, other than Permitted Liens.

          9.2 Indebtedness; Prepayment of Indebtedness.

          (a) Indebtedness. Neither Borrower nor any Guarantor shall create, incur, assume, guarantee, suffer to exist or be or remain liable with respect to any Indebtedness, or engage in any sale-leaseback, synthetic lease or similar transaction, other than Permitted Indebtedness.

          (b) Prepayment of Indebtedness. Neither Borrower nor any Guarantor shall prepay any Indebtedness or take any actions which impose on such Person an obligation to prepay any Indebtedness, or make any payment in violation of any subordination terms of any Indebtedness, except for (i) the conversion of Indebtedness into equity securities and the payment of cash in lieu of fractional shares in connection with such conversion and (ii) so long as no Default or Event of Default then exists or would arise as a result thereof, for the prepayment of Permitted Indebtedness described under clauses (i), (iii) (iv), (v), (vi)(A) and (iv)(B) of the definition of “Permitted Indebtedness”.

          9.3 Investments. Neither Borrower nor any Guarantor shall directly or indirectly acquire or own, or make any Investment in or to any Person, other than Permitted Investments.

          9.4 Restricted Payments. Neither Borrower nor any Guarantor shall (a) make any Restricted Payments, or (b) repurchase or redeem any Equity Interest, in each case other than: (w) repurchases of Equity Interests pursuant to clause (iii) of the definition of Permitted Investments, (x) each Subsidiary of Borrower may make Restricted Payments to Borrower or any other Loan Party, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made, (y) Borrower and each Guarantor may declare and make dividend payments or other distributions payable solely in the Equity Interest or other common Equity Interests of such Person, and (z) issuance of the Warrant.

          9.5 Payment of Restricted Junior Payments. Neither Borrower nor any Guarantor shall, voluntarily or involuntarily, make any Restricted Junior Payment to any Person, other than the Board of Directors Fees, provided that such Board of Directors Fees shall not exceed $350,000 in the aggregate in any fiscal year of Borrower.

          9.6 Transfers. Neither Borrower nor any Guarantor shall, voluntarily or involuntarily make any Transfer in any portion of such Person’s assets and properties, other than Permitted Transfers.

          9.7 Fundamental Changes. Neither Borrower nor any Guarantor shall, merge or consolidate with or into another Person, provided that upon not less than five (5) Business Days prior written notice to Lender (or such shorter period as Lender may agree in writing) any Subsidiary of Borrower may merge or consolidate with and into any other Subsidiary of Borrower so long as (i) if Borrower is a party to such merger of consolidation, Borrower shall be the continuing or surviving entity and (ii) if any other Loan Party is a party to such merger or consolidation, such other Loan Party shall be the continuing or surviving entity. Neither Borrower nor any Guarantor (other than Gupta Technologies GmbH) shall dissolve or liquidate without the prior written consent of Lender.

          9.8 Acquisitions. Neither Borrower nor any Guarantor shall be a party to any Acquisition, other than a Permitted Acquisition.

          9.9 No Negative Pledges. Neither Borrower nor any Guarantor shall: (i) enter into or permit to exist any arrangement or agreement (excluding this Agreement and the other Loan Documents) which directly or indirectly prohibits such Person from creating, assuming or incurring any Lien upon its properties, revenues or assets whether now owned or hereafter acquired, or (ii) enter into any agreement, contract or arrangement (excluding this Agreement and the other Loan Documents) restricting the ability of such Person to pay or make dividends or distributions in cash or kind to Borrower or any Guarantor, to make loans, advances or other payments of whatsoever nature to Borrower or any Guarantor, or to make transfers or distributions of all of any part of its assets to Borrower or any Guarantor; in each case other than (x) restrictions on specific assets which assets are the subject of purchase money security interests to the extent included as a Permitted Lien, and (y) customary anti-assignment provisions contained in leases and licensing agreements entered into by Borrower or such Guarantor in the ordinary course of business.

          9.10 Transactions with Affiliates. Neither Borrower nor any Guarantor shall, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with Borrower or any Guarantor, whether or not in the ordinary course of business, other than on terms that are fair and reasonable and comparable to the terms which would be obtainable by such Borrower or Guarantor at the time in a comparable arm’s length transaction with a Person other than an Affiliate and are fully disclosed in writing to Lender prior to the consummation thereof.

          9.11 Accounting Changes. Neither Borrower nor any Guarantor shall, make any change in each of their respective (a) accounting policies or reporting practices (unless required by the SEC or by changes in GAAP) or (b) fiscal years or fiscal quarters. The fiscal year of Borrower shall end on April 30.

          9.12 Modification of Organizational Documents and Material Agreements. Neither Borrower nor any Guarantor shall consent to any amendment, supplement, waiver or other modification of, its Organization Document or any Material Agreements, unless, in either such case, amendment, supplement, waiver or other modification is of an immaterial or ministerial nature.

          9.13 Organizational Changes; Locations of Collateral. Neither Borrower nor any Guarantor shall change its legal name or jurisdiction of formation without thirty (30) days’ prior written notice to Lender. Neither Borrower nor any Guarantor shall change its legal form without the prior written consent of Lender, in its sole discretion. Neither Borrower nor any Guarantor shall relocate its chief executive office or its principal place of business unless: (i) it has provided at least thirty (30) days’ prior written notice to Lender; and (ii) with respect to each Loan Party, such relocation shall be within the continental United States. Borrower and each Guarantor agree not to effect or permit any change referred to in the preceding three sentences hereof unless all filings have been made under the UCC or otherwise and all other actions that are required in order for Lender to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral as contemplated in the Collateral Documents and other Loan Documents. Neither Borrower nor any Guarantor shall, relocate any item of Collateral (other than (x) sales of Inventory in the ordinary course of business, (y) relocations of equipment having an aggregate value of up to $25,000 in any fiscal year, and (z) relocations of Collateral from a location described on Schedule 6.1 to another location described on Schedule 6.1) unless (A) it has provided prompt prior written notice to Lender, (B) with respect to each Loan Party, such relocation is within the continental United States and, (C) if such relocation is to a third party bailee, it has delivered a Collateral Access Agreement.

          9.14 Deposit Accounts and Securities Accounts. Other than as set forth in Section 9.20, neither Borrower nor any Guarantor shall maintain any Deposit Accounts or Securities Accounts, except with respect to which Lender has an Account Control Agreement, other than any Excluded Deposit Accounts.

          9.15 Change in Nature of Business. Neither Borrower nor any Guarantor shall engage in any material line of business substantially different from those lines of business conducted by Borrower or such Guarantor on the date hereof or any business substantially related or incidental thereto.

          9.16 [Intentionally Omitted].

          9.17 Non-circumvention. Neither Borrower nor any Guarantor shall by amendment of its Organization Documents, or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Agreement or the other Loan Documents, and will at all times in good faith carry out all of the provisions of this Agreement and the other Loan Documents and take all action as may be required to protect the rights of Lender.

          9.18 Financial Covenants.

          (a) Minimum Consolidated Adjusted EBITDA. Neither Borrower nor any Guarantor shall permit the minimum Consolidated Adjusted EBITDA, determined on a Six Month Measurement Period basis, at any time during any of the periods described in the table attached hereto as Schedule 9.18 to be less than the amount set forth opposite such period on such Schedule 9.18;

          (b) Consolidated Total Leverage Ratio. Neither Borrower nor any Guarantor shall permit the Consolidated Total Leverage Ratio as at the end of the periods described in the table attached hereto as Schedule 9.18 to be greater than the ratio set forth below opposite such period on such Schedule 9.18;

          (c) Consolidated Fixed Charge Coverage Ratio. Neither Borrower nor any Guarantor shall permit the Consolidated Fixed Charge Coverage Ratio as at the end of the periods described in the table attached hereto as Schedule 9.18 to be less than the ratio set forth opposite such period on such Schedule 9.18;

provided, however, that on or before the fifteenth (15th) day following the Closing Date, Schedule 9.18 shall be amended and restated in its entirety to reflect modifications to the Financial Covenants set forth in clause (a) herein above and such amended and restated Schedule 9.18 shall be accepted by Lender in writing and shall be in form and substance satisfactory to Borrower and Lender; provided, further, that Borrower and Lender agree to negotiate in good faith with respect to such amendment of the financial covenants set forth in this Section 9.18 to preserve the original intent hereof and until so amended and agreed, such financial covenants shall continue to be computed as set forth on Schedule 9.18 hereto .

          9.19 Modification of Seller Notes. Borrower shall not amend, restate, supplement or otherwise modify the provisions of any Seller Note without the Lender’s prior written consent.

          9.20 Foreign Subsidiary Deposit Accounts. Neither Borrower nor any Guarantor shall transfer funds to any Deposit Account or maintain funds in any Deposit Account, if the depository bank is not organized under the laws of the United States of America, any State thereof or the District of Columbia with such Deposit Account domiciled in the United States of America, any State thereof or the District of Columbia (such account, a “Foreign Account”) except with respect to limited funds which are reasonably required to finance the ongoing operational expenses of Foreign Subsidiaries in the ordinary course of business and provided that the aggregate amount of such funds shall at no time be greater than (a) $500,000 in the aggregate as to all such Foreign Subsidiaries (other than the Foreign Accounts of Borrower maintained with Wells Fargo Bank, N.A. domiciled in the Cayman Islands (account numbers 7776001716, 7770005473 and 7770005465) (collectively, the “Wells Foreign Accounts”), and (b) $1,000,000 in the aggregate as to all Wells Foreign Accounts; provided that the Wells Foreign Accounts shall, notwithstanding anything contained herein to the contrary, be subject to an Account Control Agreement. Furthermore, any Foreign Accounts shall be prohibited from entering into “overdraft”. For the purposes of this Section 9.20, “overdraft” shall mean an aggregate negative balance in such Foreign Account taking into account all other deposit and saving accounts with such bank.

          9.21 Stock Options. Borrower shall not issue options or other rights (including restricted stock, “phantom stock” or securities convertible or exchangeable for shares of capital stock) under its 2001 Stock Option Plan, 2002 Director Restricted Stock Plan or any incentive equity plan approved by the Borrower's stockholders after the Closing Date for the purchase or acquisition from the Borrower of more than 550,000 shares of its Common Stock or other Equity Interests (net of any forfeitures and cancellations), as such number of shares may be increased or decreased to reflect stock splits, reverse stock splits or stock dividends, in any twelve (12) month period, with such first twelve (12) month period to commence on the Closing Date.

SECTION 10. [INTENTIONALLY OMITTED].

SECTION 11. EVENTS OF DEFAULT

          The occurrence of any one or more of the following events shall be an Event of Default:

          11.1 Non-payment. Borrower or any Guarantor fails to pay any amount due under this Agreement, the Notes or any of the other Loan Documents on the due date; or

          11.2 Specific Covenants; Other Defaults. Borrower or any Guarantor breaches or defaults in the performance of any covenant or Secured Obligation under this Agreement, the Notes, or any of the other Loan Documents, (a) with respect to a default under any of Section 7, Sections 8.1 (other than Section 8.1(o)), 8.3, 8.4, 8.5, 8.6, 8.7, 8.12, 8.19, failure to pay the Fee Payment when due under Section 8.20(d), or Section 9, upon the occurrence of such default; or (b) with respect to any other default under any covenant (other than Section 8.1(o) and Sections 8.20(a) through 8.20(c)), under this Agreement or any other Loan Document (other than as set forth in this Section 11) such default continues for more than ten (10) days after the earlier of the date on which (i) Lender has given notice of such default to Borrower and (ii) Borrower or any Guarantor has knowledge of such default; or

          11.3 Repudiation of Guaranty and other Collateral Documents. Any Guarantor shall purport to revoke, terminate or otherwise not be bound by the Guaranty as to any future Advances, Loans or any other Secured Obligations. The repudiation by Borrower or any Guarantor of any of its obligations under any Collateral Document, or any Collateral Document or any term thereof shall cease to be, or is asserted by Borrower or any Guarantor not to be, a legal, valid and binding obligation of Borrower or any Guarantor enforceable in accordance with its terms; or

          11.4 Invalidity of Loan Documents. Any provision of any Loan Document shall at any time and for any reason cease to be in full force and effect or is declared to be null and void, or the validity or enforceability thereof shall be contested by Borrower or any Guarantor, or the validity or enforceability thereof shall be contested by any other Person in writing or in any judicial proceeding, or a proceeding shall be commenced by Borrower, any Guarantor or by any Governmental Authority having jurisdiction over Borrower or any Guarantor, seeking to establish the invalidity or unenforceability thereof, or Borrower or any Guarantor denies that it has any or further liability or obligation under any provision of any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document; or

          11.5 Liens. Any Lien against any material portion of the Collateral intended to be created by any Collateral Document shall at any time for whatever reason cease to be a perfected, first priority Lien (subject only to Permitted Senior Liens to the extent the Loan Documents expressly permit such Liens to have priority), or shall be invalidated, subordinated or otherwise cease to be in full force and effect; or any security interest purported to be created by any Collateral Document shall cease to be, or shall be asserted by Borrower or any Guarantor not to be, a valid grant of a security interest in all or any portion of the Collateral (except as expressly otherwise provided under and in accordance with the terms of such Loan Document); or

          11.6 Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of Borrower or any Guarantor herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

          11.7 Insolvency. Borrower or any Guarantor (A) (i) shall make an assignment for the benefit of creditors; or (ii) shall be unable to pay its debts as they become due, or be unable to pay or perform under the Loan Documents, or shall become insolvent; or (iii) shall file a voluntary petition in bankruptcy; or (iv) shall file any petition, answer, or document seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation pertinent to such circumstances; or (v) shall seek or consent to or acquiesce in the appointment of any trustee, receiver, or liquidator of Borrower or such Guarantor or of all or any substantial part (i.e., 33-1/3% or more) of the assets or property of Borrower or such Guarantor; or (vi) shall cease operations of its business as its business has normally been conducted, or terminate substantially all of its employees, or becomes insolvent; or (vii) Borrower or such Guarantor or its directors or majority shareholders (or equivalent position) shall take any action initiating any of the foregoing actions described in clauses (A)(i) through (A)(vi); or (B) either (i) thirty (30) days shall have expired after the commencement of an involuntary action against Borrower or any Guarantor seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, without such action being dismissed or all orders or proceedings thereunder affecting the operations or the business of Borrower or such Guarantor being stayed; or (ii) a stay of any such order or proceedings shall thereafter be set aside and the action setting it aside shall not be timely appealed; or (iii) Borrower or such Guarantor shall file any answer admitting or not contesting the material allegations of a petition filed against Borrower or such Guarantor in any such proceedings; or (iv) the court in which such proceedings are pending shall enter a decree or order granting the relief sought in any such proceedings; or (v) thirty (30) days shall have expired after the appointment, without the consent or acquiescence of Borrower or such Guarantor, of any trustee, receiver or liquidator of Borrower or such Guarantor or of all or any substantial part of the properties of Borrower or such Guarantor without such appointment being vacated; or

          11.8 Attachments; Judgments. Any portion of Borrower’s or any Guarantor’s assets is attached or seized, or a levy is filed against any such assets, or a judgment or judgments is/are entered for the payment of money, individually or in the aggregate, of at least $200,000, or Borrower or any Guarantor is enjoined or in any way prevented by court order from conducting any part of its business; or

          11.9 Cross-Defaults. The occurrence of any default under any agreement or obligation of Borrower or any Guarantor involving any Indebtedness in excess of $200,000. The material breach by Borrower or any Guarantor of any agreement or agreements (in each case, other than the Loan Documents) to which it is a party that involves the payment to or by Borrower or such Guarantor, individually or in the aggregate, of more than $200,000 (whether by setoff or otherwise) in any six (6) month period; or

          11.10 Material Agreements. Any default or event of default (monetary or otherwise) which would reasonably be expected to have a Material Adverse Effect shall occur with respect to any Material Agreement; or

          11.11 Change in Control. A Change in Control occurs without the prior written consent of the Lender; or

          11.12 Suspension of Business. Borrower or any Guarantor liquidates, dissolves, terminates or suspends its business operations or otherwise fails to operate its business in the ordinary course except as otherwise expressly provided in this Agreement; or

          11.13 [Intentionally Omitted]; or

          11.14 ERISA Event. (a) There occurs one or more ERISA Events which individually or in the aggregate result(s) in or would reasonably be expected to result in liability of Borrower and/or any Guarantor in excess of $200,000 during the term hereof; or (b) the present value of all benefit liabilities under all Pension Plans (determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA) exceeds, in the aggregate, as of the last valuation date, the fair market value of the assets of such Pension Plans allocable to such benefits under Title IV of ERISA, by an amount in excess of $200,000; or

          11.15 Material Adverse Effect. A circumstance has occurred that would reasonably be expected to have a Material Adverse Effect; or

          11.16 Common Stock. The Common Stock shall not be listed or traded on any national securities exchange, or shall cease to be actively quoted on the OTC Bulletin Board, for any period in excess of thirty (30) consecutive days; or

          11.17 Subordination of Seller Notes. Any subordination provision, in whole or in part, of any Seller Note shall at any time and for any reason cease to be in full force and effect or is declared to be null and void, or the validity or enforceability thereof shall be contested by any party thereto, or the validity or enforceability thereof shall be contested by any other Person in writing or in any judicial proceeding.

SECTION 12. REMEDIES

          12.1 General. Upon and during the continuance of any one or more Events of Default: (i) Lender may, at its option, terminate its commitment to make any Advance; (ii) Lender may, at its option, accelerate and demand payment of all or any part of the Secured Obligations, together with a Prepayment Charge and declare them to be immediately due and payable (provided, that upon the occurrence of an Event of Default of the type described in Section 11.7, Lender’s commitment to make any Advance shall automatically terminate and the Loans and all of the Secured Obligations shall automatically be accelerated and made due and payable, in each case without any further notice or act); (iii) Lender may, at its option, notify any account debtor of Borrower or any Guarantor to make payment directly to Lender, compromise the amount of any such account on Borrower’s or such Guarantor’s behalf and endorse Lender’s name without recourse on any such payment for deposit directly to Lender’s account; and (iv) Lender may, at its option, exercise all rights and remedies with respect to the Collateral under the Loan Documents or otherwise available to it under the UCC and other applicable law, including the right to release, hold, sell, lease, liquidate, collect, realize upon, or otherwise dispose of all or any part of the Collateral and the right to occupy, utilize, process and commingle the Collateral. All Lender’s rights and remedies shall be cumulative and not exclusive.

          12.2 Collection; Foreclosure. Upon the occurrence and during the continuance of any Event of Default, Lender may, at any time or from time to time, apply, collect, liquidate, sell in one or more sales, lease or otherwise dispose of, any or all of the Collateral, in its then condition or following any commercially reasonable preparation or processing, in such order as Lender may elect. Lender may require Borrower and/or any Guarantor to assemble the Collateral and make it available to Lender at a place designated by Lender. Any such sale may be made either at public or private sale at its place of business or elsewhere. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Lender shall give to Borrower or Guarantor, as applicable, at least ten days prior written notice of the time and place of any public sale of Collateral or of the time after which any private or other intended disposition is to be made. Borrower and each Guarantor agrees that such ten days’ notice is reasonable notice. In addition, Borrower and each Guarantor waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of Lender’s rights and remedies hereunder, including its right following an Event of Default to take immediate possession of the Collateral and to exercise its rights and remedies with respect thereto. The proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be applied by Lender in the following order of priorities:

First, to Lender in an amount sufficient to pay in full Lender’s costs and professionals’ and advisors’ fees and expenses as described in Section 14.11;

Second, to Lender in an amount equal to the then unpaid amount of the Secured Obligations (including principal, interest, and the Default Rate interest), in such order and priority as Lender may choose in its sole discretion; and

Finally, after the full, final, and indefeasible payment in cash of all of the Secured Obligations, to any creditor holding a junior Lien on the Collateral, or to Borrower or its representatives or as a court of competent jurisdiction may direct.

Lender shall be deemed to have acted reasonably in the custody, preservation and disposition of any of the Collateral if it complies with the obligations of a secured party under the UCC.

          12.3 Standards for Exercising Rights and Remedies. To the extent that applicable law imposes duties on Lender to exercise remedies in a commercially reasonable manner, Borrower and each Guarantor acknowledges and agrees that it is not commercially unreasonable for Lender (a) to fail to incur expenses reasonably deemed significant by Lender to prepare Collateral for disposition or otherwise to fail to complete raw material or work in process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against account debtors or other persons obligated on Collateral or to fail to remove Liens on or any adverse claims against Collateral, (d) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other persons, whether or not in the same business as Borrower or Guarantors, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (h) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, (k) to purchase insurance or credit enhancements to insure Lender against risks of loss, collection or disposition of Collateral or to provide to Lender a guaranteed return from the collection or disposition of Collateral, or (l) to the extent deemed appropriate by Lender, to obtain the services of brokers, investment bankers, consultants and other professionals to assist Lender in the collection or disposition of any of the Collateral. Borrower and each Guarantor acknowledges that the purpose of this Section 12.3 is to provide non-exhaustive indications of what actions or omissions by Lender would fulfill Lender duties under the Uniform Commercial Code or any other relevant jurisdiction in Lender’s exercise of remedies against the Collateral and that other actions or omissions by Lender shall not be deemed to fail to fulfill such duties solely on account of not being indicated in this Section 12.3. Without limitation upon the foregoing, nothing contained in this Section 12.3 shall be construed to grant any rights to Borrower or any Guarantor or to impose any duties on Lender that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section 12.3.

          12.4 Marshalling of Assets. Lender shall be under no obligation to marshal any of present or future collateral security (including, without limitation, the Collateral) for, or other assurances of payment of, the Secured Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order. Borrower and each Guarantor hereby agrees that Borrower or such Guarantor will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of Lender’s rights and remedies under this Agreement or any of the other Loan Documents, or under any other instrument creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured and, Borrower and each Guarantor hereby irrevocably waives the benefits of all such laws.

          12.5 Cumulative Remedies. The rights, powers and remedies of Lender hereunder shall be in addition to all rights, powers and remedies given by statute or rule of law and are cumulative. The exercise of any one or more of the rights, powers and remedies provided herein shall not be construed as a waiver of or election of remedies with respect to any other rights, powers and remedies of Lender.

SECTION 13. GUARANTY

          13.1 Guaranty. Each Guarantor, jointly and severally, hereby absolutely and unconditionally guarantees to Lender and its successors and assigns the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of, all Secured Obligations. Each Guarantor agrees that its guaranty obligation hereunder is a continuing guaranty of payment and performance and not of collection, that its obligations under this Section 13 shall not be discharged until payment and performance, in full, of the obligations under the Loan Documents has occurred and all commitments (if any) to lend hereunder have been terminated, and that its obligations under this Section 13 shall be absolute and unconditional, irrespective of, and unaffected by:

          (a) the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Agreement, any other Loan Document or any other agreement, document or instrument to which Borrower or any Guarantor is or may become a party;

          (b) the absence of any action to enforce this Agreement (including this Section 13) or any other Loan Document or the waiver or consent by Lender with respect to any of the provisions thereof;

          (c) the insolvency of Borrower or any Guarantor; or

          (d) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.

          Each Guarantor shall be regarded, and shall be in the same position, as principal debtor with respect to the obligations guaranteed hereunder.

          13.2 Waivers by Guarantors. Each Guarantor expressly waives all rights it may have now or in the future under any statute, or at common law, or at law or in equity, or otherwise, to compel Lender to marshal assets or to proceed in respect of the obligations guaranteed hereunder against Borrower or any other Guarantor, any other party or against any security for the payment and performance of the obligations under the Loan Documents before proceeding against, or as a condition to proceeding against, such Guarantor. It is agreed among each Guarantor that the foregoing waivers are of the essence of the transaction contemplated by this Agreement and the other Loan Documents and that, but for the provisions of this Section 13 and such waivers, Lender would decline to enter into this Agreement.

          13.3 Benefit of Guaranty. Each Guarantor agrees that the provisions of this Section 13 are for the benefit of Lender and its successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between Borrower or any Guarantor and Lender, the obligations of Borrower or such Guarantor under the Loan Documents.

          13.4 Waiver of Subrogation, Etc. Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, and except as set forth in Section 13.7, each Guarantor hereby expressly and irrevocably waives any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off and any and all defenses available to a surety, guarantor or accommodation co-obligor. Each Guarantor acknowledges and agrees that this waiver is intended to benefit Lender and shall not limit or otherwise affect such Guarantor’s liability hereunder or the enforceability of this Section 13, and that Lender and its successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 13.4.

          13.5 Election of Remedies. If Lender may, under applicable law, proceed to realize their benefits under any of the Loan Documents, Lender may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this Section 13. If, in the exercise of any of its rights and remedies, of Lender shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against Borrower or any Guarantor or any other Person, whether because of any applicable laws pertaining to “election of remedies” or the like, Borrower and each Guarantor hereby consents to such action by Lender and waives any claim based upon such action, even if such action by Lender shall result in a full or partial loss of any rights of subrogation that Borrower or any Guarantor might otherwise have had but for such action by Lender. Any election of remedies that results in the denial or impairment of the right of Lender to seek a deficiency judgment against Borrower or any Guarantor shall not impair Borrower or any other Guarantor’s obligation to pay the full amount of the obligations under the Loan Documents.

          13.6 Limitation. Notwithstanding any provision herein contained to the contrary, each Guarantor’s liability under this Section 13 (which liability is in any event in addition to amounts for which Borrower is primarily liable under the Loan Documents) shall be limited to an amount not to exceed as of any date of determination the greater of:

          (a) the net amount of all amounts advanced to such Guarantor under this Agreement or otherwise transferred to, or for the benefit of, such Guarantor (including any interest and fees and other charges); and

          (b) the amount that could be claimed by Lender from such Guarantor under this Section 13 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law after taking into account, among other things, such Guarantor’s right of contribution and indemnification from Borrower or each other Guarantor under Section 13.7.

          13.7 Contribution with Respect to Guaranty Obligations.

          (a) To the extent that any Guarantor shall make a payment under this Section 13 of all or any of the obligations under the Loan Documents (other than financial accommodations made to that Guarantor for which it is primarily liable) (a “Guarantor Payment”) that, taking into account all other Guarantor Payments then previously or concurrently made by any other Guarantor, exceeds the amount that such Guarantor would otherwise have paid if each Guarantor had paid the aggregate obligations under the Loan Documents satisfied by such Guarantor Payment in the same proportion that such Guarantor’s “Allocable Amount” (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each Guarantor as determined immediately prior to the making of such Guarantor Payment, then, following indefeasible payment in full in cash of the obligations under the Loan Documents and termination of the Loan Documents (including all commitments (if any) to lend hereunder), such Guarantor shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Guarantor for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

          (b) As of any date of determination, the “Allocable Amount” of any Guarantor shall be equal to the maximum amount of the claim that could then be recovered from such Guarantor under this Section 13 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

          (c) This Section 13.7 is intended only to define the relative rights of Guarantor and nothing set forth in this Section 13.7 is intended to or shall impair the obligations of Borrower and Guarantors, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Agreement, including Section 13.1. Nothing contained in this Section 13.7 shall limit the liability of Borrower or any Guarantor to pay the financial accommodations made directly or indirectly to Borrower or such Guarantor and accrued interest, fees and expenses with respect thereto for which Borrower or such Guarantor shall be primarily liable.

          (d) The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Guarantor to which such contribution and indemnification is owing.

          (e) The rights of the indemnifying Guarantor against other Guarantor under this Section 13.7 shall be exercisable upon the full and indefeasible payment of the Secured Obligations under the Loan Documents and the termination of the Loan Documents.

          13.8 Liability Cumulative. The liability of each Guarantor under this Section 13 is in addition to and shall be cumulative with all liabilities of Borrower and each other Guarantor to Lender under this Agreement and the other Loan Documents to which Borrower or such Guarantor is a party or in respect of any obligations under the Loan Documents or obligation of the Borrower or any other Guarantor, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

          13.9 Stay of Acceleration. If acceleration of the time for payment of any amount payable by Borrower and/or any Guarantor under this Agreement is stayed upon the insolvency, bankruptcy or reorganization of Borrower or any Guarantor, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable jointly and severally by Borrower and Guarantors hereunder forthwith on demand by Lender.

          13.10 Benefit to Borrower. Borrower and each Guarantor is engaged in related businesses and integrated to such an extent that the financial strength and flexibility of each such Person has a direct impact on the success of each other Person. Borrower and each Guarantor will derive substantial direct and indirect benefit from the extension of credit made hereunder.

SECTION 14. MISCELLANEOUS

          14.1 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective only to the extent and duration of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

          14.2 Notice. Except as otherwise provided herein, any notice, demand, request, consent, approval, declaration, service of process or other communication (including the delivery of Financial Statements) that is required, contemplated, or permitted under the Loan Documents or with respect to the subject matter hereof shall be in writing, and shall be deemed to have been validly served, given, delivered, and received upon the earlier of: (i) the day of transmission by facsimile or hand delivery or delivery by an overnight express service or overnight mail delivery service; or (ii) the third calendar day after deposit in the United States mails, with proper first class postage prepaid, in each case addressed to the party to be notified as follows:

          (a) If to Lender:

HERCULES TECHNOLOGY II, L.P.
Legal Department
Attention: Chief Legal Officer and Kevin L. Grossman, Managing Director
400 Hamilton Avenue, Suite 310
Palo Alto, CA 94301
Facsimile: 650-473-9194
Telephone: 650-289-3068

          (b) If to Borrower or any Guarantor:

UNIFY CORPORATION Attention: Chief Financial Officer 1420 Rocky Ridge Drive, Suite 380 Roseville, CA 95661-2875 Facsimile: 916-218-4377 Telephone: 916-218-4700

          or to such other address as each party may designate for itself by like notice.

          14.3 Entire Agreement; Amendments and Waivers. This Agreement, the Notes, and the other Loan Documents constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and thereof, and supersede and replace in their entirety any prior proposals, term sheets, letters, negotiations or other documents or agreements, whether written or oral, with respect to the subject matter hereof or thereof (including Lender’s proposal letter dated June 2, 2010). None of the terms of this Agreement or any of the other Loan Documents may be amended, modified or waived except by a written instrument executed by each of the parties to such Loan Document.

          14.4 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

          14.5 No Waiver. The powers conferred upon Lender by this Agreement are solely to protect its rights hereunder and under the other Loan Documents and its interest in the Collateral and shall not impose any duty upon Lender to exercise any such powers. No omission or delay by Lender at any time to enforce any right or remedy reserved to it, or to require performance of any of the terms, covenants or provisions hereof by Borrower or any Guarantor at any time designated, shall be a waiver of any such right or remedy to which Lender is entitled, nor shall it in any way affect the right of Lender to enforce such provisions thereafter.

          14.6 Survival. All agreements, representations and warranties contained in this Agreement, the Notes and the other Loan Documents or in any document delivered pursuant hereto or thereto shall be for the benefit of Lender and shall survive the execution and delivery of this Agreement and the expiration or other termination of this Agreement.

          14.7 Successors and Assigns. The provisions of this Agreement and the other Loan Documents shall inure to the benefit of and be binding on Borrower and each Guarantor and their respective permitted assigns (if any). Neither Borrower nor any Guarantor shall assign its obligations under this Agreement, the Notes or any of the other Loan Documents without Lender’s express prior written consent, and any such attempted assignment shall be void and of no effect. Lender may assign, transfer, or endorse its rights hereunder and under the other Loan Documents without prior notice to Borrower or any Guarantor, and all of such rights shall inure to the benefit of Lender’s successors and assigns.

          14.8 Governing Law. This Agreement, the Notes and the other Loan Documents have been negotiated and delivered to Lender in the State of California, and shall have been accepted by Lender in the State of California. Payment to Lender by Borrower or any Guarantor of the Secured Obligations is due in the State of California. This Agreement, the Notes and the other Loan Documents shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

          14.9 Consent to Jurisdiction and Venue. All judicial proceedings (to the extent that the reference requirement of Section 14.10 is not applicable) arising in or under or related to this Agreement, the Notes or any of the other Loan Documents may be brought in any state or federal court located in the State of California. By execution and delivery of this Agreement, each party hereto generally and unconditionally: (a) consents to nonexclusive personal jurisdiction in Santa Clara County, State of California; (b) waives any objection as to jurisdiction or venue in Santa Clara County, State of California; (c) agrees not to assert any defense based on lack of jurisdiction or venue in the aforesaid courts; and (d) irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement, the Notes or the other Loan Documents. Service of process on any party hereto in any action arising out of or relating to this Agreement shall be effective if given in accordance with the requirements for notice set forth in Section 14.2, and shall be deemed effective and received as set forth in Section 14.2. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of either party to bring proceedings in the courts of any other jurisdiction.

          14.10 Mutual Waiver of Jury Trial / Judicial Reference.

          (a) Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert person and the parties wish applicable state and federal laws to apply (rather than arbitration rules), the parties desire that their disputes be resolved by a judge applying such applicable laws. BORROWER, EACH GUARANTOR AND LENDER SPECIFICALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, CROSS-CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR ANY OTHER CLAIM (COLLECTIVELY, “CLAIMS”) ASSERTED BY BORROWER OR ANY GUARANTOR AGAINST LENDER OR ITS ASSIGNEE OR BY LENDER OR ITS ASSIGNEE AGAINST BORROWER OR ANY GUARANTOR. This waiver extends to all such Claims, including Claims that involve Persons other than Borrower or any Guarantor and Lender; Claims that arise out of or are in any way connected to the relationship between Borrower or any Guarantor and Lender; and any Claims for damages, breach of contract, tort, specific performance, or any equitable or legal relief of any kind, arising out of this Agreement or any other Loan Document.

          (b) If the waiver of jury trial set forth in Section 14.10(a) is ineffective or unenforceable, the parties agree that all Claims shall be resolved by reference to a private judge sitting without a jury, pursuant to Code of Civil Procedure Section 638, before a mutually acceptable referee or, if the parties cannot agree, a referee selected by the Presiding Judge of the Santa Clara County, California. Such proceeding shall be conducted in Santa Clara County, California, with California rules of evidence and discovery applicable to such proceeding.

          (c) In the event Claims are to be resolved by judicial reference, either party may seek from a court identified in Section 14.9, any prejudgment order, writ or other relief and have such prejudgment order, writ or other relief enforced to the fullest extent permitted by law notwithstanding that all Claims are otherwise subject to resolution by judicial reference.

          14.11 Professional Fees. Borrower and each Guarantor promises to pay Lender on demand for costs and expenses, reasonable legal expenses and attorneys’ fees (whether for internal or outside counsel), incurred by Lender in connection with: (i) documentation and consummation of the transactions contemplated hereunder and any other transactions between Borrower or any Guarantor and Lender, including, without limitation, UCC and other public record searches and filings, overnight courier or other express or messenger delivery, appraisal costs, surveys, title insurance and environmental audit or review (including due diligence review) costs; (ii) collection, protection or enforcement of any rights in or to the Collateral; (iii) collection of any Secured Obligations; (iv) administration and enforcement of Lender’s rights under this Agreement or any other Loan Document (including, without limitation, any costs and expenses of any third party provider, appraiser, consultant or other specialist engaged by Lender for such purposes); (v) costs associated with any refinancings or restructurings of the transactions contemplated by this Agreement and the other Loan Documents, whether in the nature of a “work-out” in any insolvency or bankruptcy proceeding or otherwise, and whether or not consummated; (vi) all out-of-pocket costs and expenses of Lender and its assignee(s) (including, without limitation, attorneys’ fees) in connection with the assignment, transfers or syndication of the Notes in an aggregate amount not to exceed $10,000; and (vii) from and against all liability for any intangibles, documentary, stamp or other similar taxes, fees and excises, if any, including any interest and penalties, and any finder’s or brokerage fees, commissions and expenses (other than any fees, commissions or expenses of finders or brokers engaged by Lender), that may be payable in connection with the transactions contemplated by this Agreement and the other Loan Documents. Without limiting the foregoing, if (a) any Note or other Loan Document is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or Lender otherwise takes action to collect amounts due under such Note or such Loan Document or to enforce the provisions of such Note or such Loan Document or (b) there occurs any bankruptcy, reorganization, receivership of Borrower or any Guarantor or other proceedings affecting creditors’ rights and involving a claim under such Note or such Loan Document, then Borrower and Guarantors shall pay the costs incurred by Lender for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, but not limited to, attorneys’ fees and disbursements (including such fees and disbursements related to seeking relief from any stay, automatic or otherwise, in effect under any Debtor Relief Law). This Section 14.11 shall survive the expiration or other termination of this Agreement and the other Loan Documents.

          14.12 Confidentiality. Lender acknowledges that certain items of Collateral and information provided to Lender by Borrower and Guarantors are confidential and proprietary information of Borrower or such Guarantor, if and to the extent such information either (x) is marked as confidential by Borrower or such Guarantor at the time of disclosure, or (y) should reasonably be understood to be confidential (the “Confidential Information”). Accordingly, Lender agrees that any Confidential Information it may obtain in the course of acquiring, administering, or perfecting Lender’s security interest in the Collateral shall not be disclosed to any other person or entity in any manner whatsoever, in whole or in part, without the prior written consent of Borrower or such Guarantor, except that Lender may disclose any such information: (a) to its own directors, officers, employees, accountants, counsel and other professional advisors and to its Affiliates if Lender in its sole discretion determines that any such party should have access to such information in connection with such party’s responsibilities in connection with the Loan or this Agreement and, provided that such recipient of such Confidential Information either (i) agrees to be bound by the confidentiality provisions of this paragraph or (ii) is otherwise subject to confidentiality restrictions that reasonably protect against the disclosure of Confidential Information; (b) if such information is generally available to the public; (c) if required or appropriate in any report, statement or testimony submitted to any governmental authority having or claiming to have jurisdiction over Lender; (d) if required or appropriate in response to any summons or subpoena or in connection with any litigation, to the extent permitted or deemed advisable by Lender’s counsel; (e) to comply with any legal requirement or law applicable to Lender; (f) to the extent reasonably necessary in connection with the exercise of any right or remedy under any Loan Document, including Lender’s sale, lease, or other disposition of Collateral after default; (g) to any participant or assignee of Lender or any prospective participant or assignee; provided, that such participant or assignee or prospective participant or assignee agrees in writing to be bound by this Section prior to disclosure; or (h) otherwise with the prior consent of Borrower; provided, that any disclosure made in violation of this Agreement shall not affect the obligations of Borrower, any Guarantor or any of their Affiliates or any guarantor under this Agreement or the other Loan Documents. Lender acknowledges that it is aware, and that it will advise its directors, officers, employees, accountants, counsel and other professional advisors who receive information from the Loan Parties hereunder, that the United States securities laws prohibit any person who has received material, non-public information concerning the Borrower from purchasing or selling securities of the Borrower or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

          14.13 Assignment of Rights. Borrower acknowledges and understands that Lender may sell and assign all or part of its interest hereunder and under the Note(s) and Loan Documents to any person or entity (an “Assignee”). After such assignment the term “Lender” as used in the Loan Documents shall mean and include such Assignee, and such Assignee shall be vested with all rights, powers and remedies of Lender hereunder with respect to the interest so assigned; but with respect to any such interest not so transferred, Lender shall retain all rights, powers and remedies hereby given. No such assignment by Lender shall relieve Borrower or any Guarantor of any of its obligations hereunder. Lender agrees that, upon receipt of Borrower’s written request, in the event of any transfer by it of the Note(s), it will endorse thereon a notation as to the portion of the principal of the Note(s), which shall have been paid at the time of such transfer and as to the date to which interest shall have been last paid thereon. Lender further acknowledges (a) Lender is an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the Securities Act of 1933, is familiar with the business and affairs of Borrower and knowledgeable and experienced in financial and business matters such that Lender is capable of evaluating the merits and risks of an investment in the Notes; (b) that the Notes are being acquired for Lender’s account, for investment purposes only, and not with any view toward the resale or distribution thereof, or with any present intention of selling, assigning or distributing all or any portion of the Notes; and (c) that the Notes may not be sold or transferred unless subsequently registered with the SEC or an exemption from registration is available.

          14.14 Revival of Secured Obligations. This Agreement and the Loan Documents shall remain in full force and effect and continue to be effective if any petition is filed by or against Borrower or any Guarantor for liquidation or reorganization, if Borrower or any Guarantor becomes insolvent or makes an assignment for the benefit of creditors, if a receiver or trustee is appointed for all or any significant part of Borrower’s or any Guarantor’s assets, or if any payment or transfer of Collateral is recovered from Lender. The Loan Documents and the Secured Obligations and Collateral security shall continue to be effective, or shall be revived or reinstated, as the case may be, if at any time payment and performance of the Secured Obligations or any transfer of Collateral to Lender, or any part thereof is rescinded, avoided or avoidable, reduced in amount, or must otherwise be restored or returned by, or is recovered from, Lender or by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment, performance, or transfer of Collateral had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, avoided, avoidable, restored, returned, or recovered, the Loan Documents and the Secured Obligations shall be deemed, without any further action or documentation, to have been revived and reinstated except to the extent of the full, final, and indefeasible payment to Lender in cash.

          14.15 Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so delivered shall be deemed an original, but all of which counterparts shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.

          14.16 No Third Party Beneficiaries. No provisions of the Loan Documents are intended, nor will be interpreted, to provide or create any third-party beneficiary rights or any other rights of any kind in any person other than Lender and Borrower unless specifically provided otherwise herein, and, except as otherwise so provided, all provisions of the Loan Documents will be personal and solely between Lender, Borrower and the Guarantors.

          14.17 Publicity. On or after the Closing Date, Lender may use Borrower’s and/or Guarantor’s name and logo, and include a brief description of the relationship between Borrower and/or Guarantors and Lender, in Lender’s marketing materials, provided that prior to such use, the Borrower will have an opportunity to review and approve such materials, such approval not to be unreasonably withheld and if Borrower does not respond within twenty-four hours of Lender’s request thereof, Lender’s use of Borrower’s name and logo shall be deemed approved by Borrower.

[Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, Borrower, the Guarantors and Lender have duly executed and delivered this Loan and Security Agreement as of the day and year first above written.

Borrower:

UNIFY CORPORATION

Signature:	/s/ Todd E. Wille
Print Name:	Todd E. Wille
Title:	President and CEO

Guarantors:

UNIFY INTERNATIONAL (US)
CORPORATION

Signature:	/s/ Todd E. Wille
Print Name:	Todd E. Wille
Title:	President

AXS-ONE INC.

Signature:	/s/ Todd E. Wille
Print Name:	Todd E. Wille
Title:	President

UNIFY ACQUISITION CORP.

Signature:	/s/ Todd E. Wille
Print Name:	Todd E. Wille
Title:	President

Signature Pages to Loan and Security Agreement

CIPHERSOFT INC.

Signature:	/s/ Todd E. Wille
Print Name:	Todd E. Wille
Title:	President

REALEASE, LLC

Signature:	/s/ Todd E. Wille
Print Name:	Todd E. Wille
Title:	President

GUPTA TECHNOLOGIES, GMBH

Signature:	/s/ Todd E. Wille
Print Name:	Todd E. Wille
Title:	President

UNIFY CORPORATION FRANCE S.A.

Signature:	/s/ Todd E. Wille
Print Name:	Todd E. Wille
Title:	President

Signature Pages to Loan and Security Agreement

STRATEGIC OFFICE SOLUTIONS, INC.

Signature:	/s/ Todd E. Wille
Print Name:	Todd E. Wille
Title:	President

GUPTA TECHNOLOGIES, GMBH

Signature:	/s/ Steven D. Bonham
Print Name:	Steven D. Bonham
Title:	Chief Financial Officer

Signature Pages to Loan and Security Agreement

Accepted in Palo Alto, California:

Lender:

HERCULES TECHNOLOGY II, L.P.,
a Delaware limited partnership

By:	Hercules Technology SBIC
Management, LLC, its General Partner

By:	Hercules Technology Growth Capital,
Inc., its Manager

By:	/s/ R. Nicholas Martitsch
Name:	R. Nicholas Martitsch
Its:	Associate General Counsel

Signature Pages to Loan and Security Agreement

ADDENDUM 1 TO LOAN AND SECURITY AGREEMENT

          (a) Borrower’s Business. For purposes of this Addendum 1, Borrower shall be deemed to include its “affiliates” as defined in Title 13 Code of Federal Regulations Section 121.103. Borrower represents and warrants to Lender (as of the Closing Date and for a period of one year thereafter) and covenants to Lender as follows:

1.	Size Status. Borrower does not have tangible net worth in excess of $18 million or average net income after Federal income taxes (excluding any carry-over losses) for the preceding two completed fiscal years in excess of $6 million;

2.	No Relender. Borrower’s primary business activity does not involve, directly or indirectly, providing funds to others, purchasing debt obligations, factoring, or long-term leasing of equipment with no provision for maintenance or repair;

3.	No Passive Business. Borrower is engaged in a regular and continuous business operation (excluding the mere receipt of payments such as dividends, rents, lease payments, or royalties). Borrower’s employees are carrying on the majority of day to day operations. Borrower will not pass through substantially all of the proceeds of the Loan to another entity;

4.	No Real Estate Business. Borrower is not classified under Major Group 65 (Real Estate) or Industry No. 1531 (Operative Builders) of the SIC Manual. The proceeds of the Loan will not be used to acquire or refinance real property unless Borrower (x) is acquiring an existing property and will use at least 51 percent of the usable square footage for its business purposes; (y) is building or renovating a building and will use at least 67 percent of the usable square footage for its business purposes; or (z) occupies the subject property and uses at least 67 percent of the usable square footage for its business purposes.

5.	No Project Finance. Borrower’s assets are not intended to be reduced or consumed, generally without replacement, as the life of its business progresses, and the nature of Borrower’s business does not require that a stream of cash payments be made to the business’s financing sources, on a basis associated with the continuing sale of assets (e.g., real estate development projects and oil and gas wells). The primary purpose of the Loan is not to fund production of a single item or defined limited number of items, generally over a defined production period, where such production will constitute the majority of the activities of Borrower (e.g., motion pictures and electric generating plants).

6.	No Farm Land Purchases. Borrower will not use the proceeds of the Loan to acquire farm land which is or is intended to be used for agricultural or forestry purposes, such as the production of food, fiber, or wood, or is so taxed or zoned.

7.	No Foreign Investment. The proceeds of the Loan will not be used substantially for a foreign operation. At the time of the Loan, Borrower will not have more than 49 percent of its employees or tangible assets located outside the United States. The representation in this subsection (7) is made only as of the date hereof and shall not continue for one year as contemplated in the first sentence of this Section 1.

          (b) Small Business Administration Documentation. Lender acknowledges that Borrower completed, executed and delivered to Lender SBA Forms 480, 652 and 1031 (Parts A and B) together with a business plan showing Borrower’s financial projections (including balance sheets and income and cash flows statements) for the period described therein and a written statement (whether included in the purchase agreement or pursuant to a separate statement) from Lender regarding its intended use of proceeds from the sale of securities to Lender (the “Use of Proceeds Statement”). Borrower represents and warrants to Lender that the information regarding Borrower and its affiliates set forth in the SBA Form 480, Form 652 and Form 1031 and the Use of Proceeds Statement delivered as of the Closing Date is accurate and complete.

          (c) Inspection. The following covenants contained in this Section (c) are intended to supplement and not to restrict the related provisions of the Loan Documents. Subject to the preceding sentence, Borrower will permit, for so long as Lender holds any debt or equity securities of Borrower, Lender or its representative, at Lender’ expense, and examiners of the SBA to visit and inspect the properties and assets of Borrower, to examine its books of account and records, and to discuss Borrower’s affairs, finances and accounts with Borrower’s officers, senior management and accountants, all at such reasonable times as may be requested by Lender or the SBA.

          (d) Annual Assessment. Promptly after the end of each calendar year (but in any event prior to February 28 of each year) and at such other times as may be reasonably requested by Lender, Borrower will deliver to Lender a written assessment of the economic impact of Lender’ investment in Borrower, specifying the full-time equivalent jobs created or retained in connection with the investment, the impact of the investment on the businesses of Borrower in terms of expanded revenue and taxes, other economic benefits resulting from the investment (such as technology development or commercialization, minority business development, or expansion of exports) and such other information as may be required regarding Borrower in connection with the filing of Lender’s SBA Form 468. Lender will assist Borrower with preparing such assessment. In addition to any other rights granted hereunder, Borrower will grant Lender and the SBA access to Borrower’s books and records for the purpose of verifying the use of such proceeds. Borrower also will furnish or cause to be furnished to Lender such other information regarding the business, affairs and condition of Borrower as Lender may from time to time reasonably request.

          (e) Use of Proceeds. Borrower will use the proceeds from the Loan only for funding the Acquisition and general working capital purposes. Borrower will deliver to Lender from time to time promptly following Lender’s request, a written report, certified as correct by Borrower’s Chief Financial Officer, verifying the purposes and amounts for which proceeds from the Loan have been disbursed. Borrower will supply to Lender such additional information and documents as Lender reasonably requests with respect to its use of proceeds and will permit Lender and the SBA to have access to any and all Borrower records and information and personnel as Lender deems necessary to verify how such proceeds have been or are being used, and to assure that the proceeds have been used for the purposes specified in Section 8.7.

          (f) Activities and Proceeds. Neither Borrower nor any of its affiliates (if any) will engage in any activities or use directly or indirectly the proceeds from the Loan for any purpose for which a small business investment company is prohibited from providing funds by the SBIC Act, including 13 C.F.R. §107.720. Without obtaining the prior written approval of Lender, Borrower will not change within 1 year of the date hereof, Borrower’s current business activity to a business activity which a licensee under the SBIC Act is prohibited from providing funds by the SBIC Act.

          (g) Redemption Provisions. Notwithstanding any provision to the contrary contained in the Certificate of Incorporation of Borrower, as amended from time to time (the “Charter”), if, pursuant to the redemption provisions contained in the Charter, Lender is entitled to a redemption of its Warrant, such redemption (in the case of Lender) will be at a price equal to the redemption price set forth in the Charter (the “Existing Redemption Price”). If, however, Lender delivers written notice to Borrower that the then current regulations promulgated under the SBIC Act prohibit payment of the Existing Redemption Price in the case of an SBIC (or, if applied, the Existing Redemption Price would cause the Preferred Equity Interest to lose its classification as an “equity security” and Lender has determined that such classification is unadvisable), the amount Lender will be entitled to receive shall be the greater of (i) fair market value of the securities being redeemed taking into account the rights and preferences of such securities plus any costs and expenses of Lender incurred in making or maintaining the Warrant, and (ii) the Existing Redemption Price where the amount of accrued but unpaid dividends payable to Lender is limited to Borrower’s earnings plus any costs and expenses of Lender incurred in making or maintaining the Warrant; provided, however, the amount calculated in subsections (i) or (ii) above shall not exceed the Existing Redemption Price.

          (h) Cost of Money. Notwithstanding any provision to the contrary contained in the Loan Documents, all interest and fees charged pursuant to the Loan Documents shall comply with the provisions of 13 C.F.R. § 107.855, including, without limitation, that such amounts shall not exceed the Cost of Money ceiling (as defined hereafter). The current Cost of Money ceiling for this Loan is 14.5 percent.

          (i) Compliance and Resolution. Borrower agrees that a failure to comply with Borrower’s obligations under this Addendum, or any other set of facts or circumstances where it has been asserted by any governmental regulatory agency (or Lender believes that there is a substantial risk of such assertion) that Lender and its affiliates are not entitled to hold, or exercise any significant right with respect to, any securities issued to Lender by Borrower, will constitute a breach of the obligations of Borrower under the financing agreements between Borrower and Lender. In the event of (i) a failure to comply with Borrower’s obligations under this Addendum; or (ii) an assertion by any governmental regulatory agency (or Lender believes that there is a substantial risk of such assertion) of a failure to comply with Borrower’s obligations under this Addendum, then (i) Lender and Borrower will meet and resolve any such issue in good faith to the satisfaction of Borrower, Lender, and any governmental regulatory agency, and (ii) upon request of Lender, Borrower will cooperate and assist with any assignment of the financing agreements from Hercules Technology II, L.P. to Hercules Technology Growth Capital, Inc.

ANNEX A
CONSOLIDATED ADJUSTED EBITDA ADJUSTMENTS

($000s)
	1Q10			2Q10			3Q10			4Q10			1Q11			2Q11			3Q11			4Q11
	May-09	Jun-09	Jul-09	Aug-09	Sep-09	Oct-09	Nov-09	Dec-09	Jan-10	Feb-10	Mar-10	Apr-10	May-10	Jun-10	Jul-10	Aug-10	Sep-10	Oct-10	Nov-10	Dec-10	Jan-11	Feb-11	Mar-11	Apr-11
Daegis
Excess Comp	$0.0	$0.0	$7.5	$250.0	$0.0	$0.0	$0.0	$1,220.0	$0.0	$0.0	$0.0	$118.6	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0
Other Addbacks	87.4	28.5	340.3	32.8	39.8	324.1	22.6	99.3	6.7	1.4	2.7	103.2	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Daegis Addbacks (excl D&A)	$87.4	$28.5	$347.8	$282.8	$39.8	$324.1	$22.6	$1,319.3	$6.7	$1.4	$2.7	$221.8	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0

Unify
Stock Compensation Expense	$37.4	$37.4	$78.5	$52.4	$52.2	$67.5	$45.9	$52.7	$49.3	$51.3	$51.3	$56.2	$83.3	$83.3	$83.3	$100.0	$100.0	$100.0	$108.3	$108.3	$108.3	$108.3	$108.3	$108.3
Acquisition Related Cost	0.0	0.0	660.0	0.0	0.0	779.9	0.0	0.0	20.0	0.0	0.0	37.3	0.0	2,160.40	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Unify Addbacks (excl D&A)	$37.4	$37.4	$738.5	$52.4	$52.2	$847.4	$45.9	$52.7	$69.3	$51.3	$51.3	$93.5	$83.3	$2,243.7	$83.3	$100.0	$100.0	$100.0	$108.3	$108.3	$108.3	$108.3	$108.3	$108.3

Consolidated Rolling LTM Addback (excl D&A)													$4,792.7	$6,970.5	$5,967.5	$5,732.3	$5,740.4	$4,648.9	$4,688.7	$3,425.1	$3,457.3	$3,513.0	$3,567.3	$3,360.4
____________________

(1)	Other addbacks include professional service fees, one-time bad debt expense, contract services, and fees associated with Project Delta.

UNIFY CORPORATION
Hercules Loan and Security Agreement

Schedule 1 – Subsidiaries:

Domestic
Unify International (US) Corporation (Delaware)
Realease, LLC (Nevada)
AXS-One Inc. (Delaware)
Unify Acquisition Corp. (California)1

Foreign
Gupta Technologies, GmbH
Unify Corporation France S.A.
CipherSoft Inc.

____________________

1 To be merged with and into Strategic Office Solutions, Inc. (d/b/a Daegis) at which point Strategic Office Solutions, Inc. (d/b/a Daegis) will be the subsidiary entity

UNIFY CORPORATION
Hercules Loan and Security Agreement

Schedule 1A – Existing Permitted Indebtedness:

		Amount
Lender	Description	Outstanding	Currency
***	Note Payable	$525,000	CDN
CIT Technology Fin Serv. Inc.	Capital Lease (Office	$48,904	USD
	Furniture)
ADP	Note Payable	$4,125	USD

     Following the consummation of the merger of Unify Acquisition Corp. with and into Strategic Office Solutions, Inc. (d/b/a Deagis) (the “Daegis Merger”), the Company will have the following additional indebtedness:

Amount
Lender	Description	Outstanding	Currency
***	***	***	USD
***	***	***	USD
***	***	***	USD
***	***	***	USD
***	***	***	USD
***	***	***	USD
***	***	***	USD
***	***	***	USD
OneSource Financial Corp	Capital Lease	$503,575	USD
Dell Financial Services	Capital Lease	$142,407	USD
Bank of the West	Equipment Lease	$188,404	USD

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

UNIFY CORPORATION
Hercules Loan and Security Agreement

Schedule 1B – Existing Permitted Investments:

NONE

UNIFY CORPORATION
Hercules Loan and Security Agreement

Schedule 1C – Existing Permitted Liens:

Lender	Description
CIT Technology Fin Serv. Inc.	Has a lien on furniture (office cubicles) at the Roseville, CA facility.
OneSource Financial Corp	Has a lien on computer equipment.
Dell Financial Services	Has a lien on computer equipment.
Bank of the West	Has a lien on computer equipment.

     In addition, Strategic Office Solutions, Inc. is subject to a tax lien on certain leased assets by the San Francisco Tax Collector.

UNIFY CORPORATION
Hercules Loan and Security Agreement

Schedule 1.1(a) – Existing Indebtedness:

		Amount
Lender	Description	Outstanding	Currency
ComVest Capital, LLC	Convertible Note Payable
	– Tranche 2	$100,471	USD
ComVest Capital, LLC	Convertible Note Payable
	– Tranche 3	$75,843	USD
ComVest Capital, LLC	Credit Facility	$350,000	USD
ADP	Note Payable	$4,125	USD
CIT Technology Fin Serv.	Capital Lease (Office
Inc.	Furniture)	$48,904	USD
***	Note Payable	$525,000	CDN

     Following the consummation of the Daegis Merger, the Company will have the following additional indebtedness:

Amount
Lender	Description	Outstanding	Currency
***	***	***	USD
***	***	***	USD
***	***	***	USD
***	***	***	USD
***	***	***	USD
***	***	***	USD
***	***	***	USD
***	***	***	USD
OneSource Financial Corp	Capital Lease	$503,575	USD
Dell Financial Services	Capital Lease	$142,407	USD
Bank of the West	Equipment Lease	$188,404	USD

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

UNIFY CORPORATION
Hercules Loan and Security Agreement

Schedule 6.1 – Organization, Qualification and Other Information:

Place of
Name of Entity	Formation	State Org. ID #	Tax ID #	Locations	Comment
Unify Corporation	Delaware	***	***	Roseville, CA;	***
the United
Kingdom.
Unify International	Delaware	***	***	Roseville, CA;	***
(US) Corporation				Australia;
Germany; the
United Kingdom.
Unify Acquisition	California	***	***	San Francisco,	***
Corp.				CA
Unify Corporation	France	***	***	Jouy-en-Josas,	***
France S.A.				France
AXS-One Inc.	Delaware	***	***	Roseville, CA;	***
New Jersey.
CipherSoft Inc.	Alberta,	***	***	Calgary, Canada	***
Canada
Realease, LLC	Nevada	***	***	Las Vegas, NV	***
Gupta	Germany	***	***	Roseville, CA;	***
Technologies,				Germany.
GmbH

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

UNIFY CORPORATION
Hercules Loan and Security Agreement

Schedule 6.3 – No Contravention; Liens:

NONE

UNIFY CORPORATION
Hercules Loan and Security Agreement

Schedule 6.10 – Absence of Litigation:

***

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

UNIFY CORPORATION
Hercules Loan and Security Agreement

Schedule 6.12 – Material Agreements:

1.	Please see Schedule 1.1(a) for list of indebtedness of Borrower and each Guarantor which exceeds $50,000
2.	Note payable to Brian McNeill
3.	Building Lease Agreement for Rutherford, NJ facility
4.	Certificate of Incorporation of Unify Corporation
5.	Bylaws of Unify Corporation
6.	Articles of Incorporation of Unify Acquisition Corp.
7.	Bylaws of Unify Acquisition Corp.
8.	Certificate of Incorporation of Unify International (US) Corporation
9.	Bylaws of Unify International (US) Corporation
10.	Fifth Restated Certificate of Incorporation of AXS-One Inc., as amended
11.	Bylaws of AXS-One Inc.
12.	Certificate of Organization of Realease, LLC
13.	Operating Agreement of Realease, LLC, dated as of August 9, 2007
14.	Transfer Agreement by and between CipherSoft, Inc. and ATX II, Tecnologies de Software, S.A., dated as of April __, 2010
15.	CipherSoft, Inc. By-Law No. 1
16.	Articles of Incorporation for CipherSoft, Inc.
17.	Articles of Incorporation and Bylaw of Unify Corporation France, S.A.
18.	Agreement and Plan of Merger by and among Unify Corporation, Unify Acquisition Corp., Strategic Office Solutions, Inc. (d/b/a Daegis), and certain shareholders of Strategic Office Solutions, Inc., dated as of June 29, 2010
19.	Subordinated Purchase Notes
20.	Subordinated Indemnity Notes
21.	Registration Rights Agreement dated as of June 29, 2010
22.	Letter of Transmittal dated as of June 29, 2010
23.	Employment Agreement by and between Unify Corporation and Kurt A. Jensen dated as of June 29, 2010
24.	Form of Retention Bonus Plan dated as of June 29, 2010
25.	Form of Side Letter dated as of June 29, 2010

UNIFY CORPORATION
Hercules Loan and Security Agreement

Schedule 6.13 – Conduct of Business; Compliance with Laws; Regulatory Permits:

***

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

UNIFY CORPORATION
Hercules Loan and Security Agreement

Schedule 6.14 – Transactions With Affiliates:

     Following the consummation of the Daegis Merger, the following employees will hold Subordinated Seller Notes made by the Company in the amounts listed below:

Amount
Lender	Description	Outstanding	Currency
***	***	***	USD
***	***	***	USD
***	***	***	USD
***	***	***	USD
***	***	***	USD
***	***	***	USD
***	***	***	USD
***	***	***	USD

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

UNIFY CORPORATION
Hercules Loan and Security Agreement

Schedule 6.16 – Tax Matters:

***

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

UNIFY CORPORATION
Hercules Loan and Security Agreement

Schedule 6.18(a) – Intellectual Property Owned:

Registered Company Intellectual Property Rights

AXS-One Intellectual Property Rights

	Trademark or
Holder	Service Mark	Country	Registration No.	Registration Date
AXS-ONE	AXS One	United States	2627337	1-Oct-2002
AXS-ONE	Access Tomorrow	United States	2569481	14-May-2002
	Today

  AXS-One Compliance Platform, AXS-One Central, AXS-One Retention Manager, AXS-One Rapid AXS, AXSLink for Desktop, AXS-Link SAP, AXS-Link for Lotus Notes, AXS-Link for Microsoft Exchange, AXS-One Data Archive Translator, AXS-Link for File System Archiving, AXS-Link for .PST Management, AXS-One Supervision, AXS-One Case Management, AXS-One Compliance Platform – Hosted Solution, AXS-Link for Lotus Notes- Hosted Solution, AXS-Link for Sun JMS, “The Records Compliance Management Company” and AXS-Link are trademarks of AXS-One Inc., in the U.S.
In addition to the Intellectual Property Rights described above, the Company has applied for the following patents: Rapid-AXS and Dynamic Data Migrator.

Unify Corporation Intellectual Property Rights

COUNTRY	TRADEMARK	CLASS	STATUS	REG. NO.	REG. DATE	RENEWAL
Australia	ACCELL	16	Registered	498372	18-Dec-85	***
Australia	UNIFY	9	Registered	414781	6-Sep-84	***
Australia	UNIFY	16	Registered	414780	6-Sep-84	***
Australia	UNIFY	42	Registered	516240	3-Aug-89	***
Benelux	UNIFY	42	Registered	514457	10-Dec-91	***
Benelux	UNIFY	9, 16	Registered	486333	23-Jul-00	***
Benelux	UNIFY	42	Registered	509531	13-Dec-91	***
Brazil	UNIFY	9	Registered	812414110	25-Aug-87	***
Brazil	UNIFY	16	Registered	812502086	19-Oct-93	***
Brazil	UNIFY	9	Registered	812240340	24-Jan-89	***
Brazil	UNIFY	40	Registered	815672977	15-Aug-95	***
Brazil	UNIFY	42	Registered	812240359	22-Sep-87	***
Canada	UNIFY		Registered	TMA414376	9-Jul-93	***
Canada	UNIFY		Registered	TMA399476	19-Jun-92	***
CTM	UNIFY	9, 16, 41, 42	Registered	400234	3-Nov-98	***
CTM	UNIFY	9, 16, 41, 42	Registered	399444	31-Oct-96	***
France	UNIFY	9, 16	Registered	1343823	19-Dec-85	***
France	UNIFY	42	Registered	1725708	12-Sep-91	***
France	UNIFY	9, 16	Registered	1589375	27-Jan-89	***
France	UNIFY	41	Registered	92400676	9-Jan-92	***
France	UNIFY	42	Registered	1684206	1-Aug-91	***
Germany	UNIFY	9	Registered	2019096	18-Sep-91	***
Germany	UNIFY	9	Registered	1 094 568	28-Jul-86	***
Germany	UNIFY	9	Registered	2031883	8-Mar-93	***
Germany	UNIFY	9, 16, 42	Registered	2 035 753	6-May-93	***
Germany	UNIFY	41	Registered	2 041 469	29-Jul-93	***
Hong Kong	UNIFY	42	Registered	199404874	2-Mar-92	***
Hong Kong	UNIFY	42	Registered	199406388	2-Mar-92	***
Indonesia	UNIFY	9, 16	Registered	279647	7-Sep-92	***
Italy	UNIFY	9	Registered	974178	16-Jun-94	***
Italy	UNIFY	9	Registered	974179	16-Jun-94	***
Japan	UNIFY	9	Registered	2048810	26-May-88	***
Japan	UNIFY	16	Registered	1951732	29-May-87	***
Japan	UNIFY	42	Registered	3144581	30-Apr-96	***
Korea (South)	UNIFY	9	Registered	282188	22-Dec-93	***
Mexico	UNIFY	9	Registered	417991	6-Jul-92	***

COUNTRY	TRADEMARK	CLASS	STATUS	REG. NO.	REG. DATE	RENEWAL
Mexico	UNIFY	16	Registered	424025	20-Oct-92	***
Mexico	UNIFY	42	Registered	417992	6-Jul-92	***
Mexico	UNIFY	9	Registered	417993	6-Jul-92	***
Mexico	UNIFY	16	Registered	417994	6-Jul-92	***
Mexico	UNIFY	42	Registered	417995	6-Jul-92	***
Norway	UNIFY	9	Registered	157103	17-Jun-93	***
Singapore	UNIFY	42	Registered	T91/08456H	12-Sep-91	***
Sweden	UNIFY	42	Registered	237791	17-Jul-92	***
Switzerland	UNIFY	9	Registered	392743	21-Jul-92	***
Switzerland	UNIFY	42	Registered	391641	12-Jul-91	***
United	UNIFY	9	Registered	1256201	2-Aug-85	***
Kingdom
United	UNIFY	42	Registered	1,466,120	1-Jun-91	***
Kingdom
United	UNIFY	9, 16	Registered	1226549	17-Sep-84	***
Kingdom
United	UNIFY	41	Registered	1487940	15-Jan-92	***
Kingdom
United	UNIFY	42	Registered	1466122	1-Jun-91	***
Kingdom
United States	UNIFY	9	Registered	1386673	18-Mar-86	***
United States	UNIFY	9	Registered	1663326	5-Nov-91	***
United States	UNIFY	41, 42	Registered	1843232	5-Jul-94	***
United States	UNIFY	9, 42	Registered	3783409	4-May-10	***
United States	UNIFY	9	Registered	2531160	22-Jan-02	***
United States	UNIFY	9, 41, 42	Registered	2289276	26-Oct-99	***
United States	UNIFY	9, 16	Registered	2935354	22-Mar-05	***

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

The following trademarks were held by Gupta Technologies, LLC, which is now dissolved, the Company is in the process of transferring these trademarks :

Trademark	Country	Status	Reg. Number	Reg. Date
GUPTA	Australia	REG	8551943	07-Feb-1994
GUPTA	Australia	REG	8551942	07-Feb-1994
GUPTA	Austria	REG	003990272	03-Oct-2005
GUPTA	Benelux	REG	558036	10-Aug-1994
GUPTA	Benelux	REG	003990272	03-Oct-2005
GUPTA	Brazil	REG	817660658	12-Dec-1995
GUPTA	Brazil	REG	817660666	03-Sep-1996
GUPTA	Brazil	REG	817660640	24-Sep-1996
GUPTA	Cyprus	REG	003990272	03-Oct-2005
GUPTA	Czech Republic	REG	003990272	03-Oct-2005
GUPTA	Denmark	REG	003990272	03-Oct-2005
GUPTA	Estonia	REG	003990272	03-Oct-2005
GUPTA	European Union	REG	003990272	03-Oct-2005
GUPTA	Finland	REG	138288	20-Jun-1995
GUPTA	Finland	REG	003990272	03-Oct-2005
GUPTA	France	REG	1620573	25-Sep-2000
GUPTA	France	REG	003990272	03-Oct-2005
GUPTA	Germany	REG	003990272	03-Oct-2005
GUPTA	Germany	REG	1183030	20-Dec-1991
GUPTA	Greece	REG	003990272	03-Oct-2005
GUPTA	Hungary	REG	003990272	03-Oct-2005
GUPTA	Ireland	REG	003990272	03-Oct-2005
GUPTA	Italy	REG	003990272	03-Oct-2005
GUPTA	Japan	REG	2568883	31-Aug-1993
GUPTA	Jersey	REG	003990272	03-Oct-2005
GUPTA	Latvia	REG	003990272	03-Oct-2005
GUPTA	Lithuania	REG	003990272	03-Oct-2005
GUPTA	Malta	REG	003990272	03-Oct-2005
GUPTA	Mexico	REG	491211	11-May-1995
GUPTA	Mexico	REG	496069	28-Jun-1995
GUPTA	Mexico	REG	496069	28-Jun-1995
GUPTA	Poland	REG	003990272	03-Oct-2005
GUPTA	Portugal	REG	003990272	03-Oct-2005
GUPTA	Slovakia	REG	003990272	03-Oct-2005
GUPTA	Slovenia	REG	003990272	03-Oct-2005
GUPTA	Spain	REG	003990272	03-Oct-2005
GUPTA	Sweden	REG	003990272	03-Oct-2005
GUPTA	Sweden	REG	303932	28-Jut-1995
GUPTA	United Kingdom	REG	B1442829	07-May-1993
GUPTA	United Kingdom	REG	81442546	30-Apr-1993

Trademark	Country	Status	Reg. Number	Reg. Date
GUPTA	United Kingdom	REG	003990272	03-Oct-2005
GUPTA	United States of	REG	3052990	31-Jan-2006
	America
GUPTA	United States of	REG	2988879	30-Aug-2005
	America
GUPTA	Brazil	REG	817948678	29-Oct-1996
POWERED
GUPTA	United Kingdom	REG	B1442756	06-May-1994
SQLBase
SQLBASE	Australia	REG	650809	01-Oct-1996
SQLBASE	Benelux	REG	569810	01-Feb-1996
SQLBASE	Brazil	REG	818326638	11-Mar-1997
SQLBASE	Canada	REG	TMA449703	03-Nov-1995
SQLBASE	France	REG	1621623	03-Oct-1990
SQLBASE	Mexico	REG	487544	18-Apr-1995
SQLBASE	Sweden	REG	321654	21-Feb-1997
SQLBASE	United States of	REG	1468090	08-Dec-1987
	America
TEAM	Austria	REG	003990256	12-Oct-2005
DEVELOPER
TEAM	Benelux	REG	003990256	12-Oct-2005
DEVELOPER
TEAM	Cyprus	REG	003990256	12-Oct-2005
DEVELOPER
TEAM	Czech Republic	REG	003990256	12-Oct-2005
DEVELOPER
TEAM	Denmark	REG	003990256	12-Oct-2005
DEVELOPER
TEAM	Estonia -	REG	003990256	12-Oct-2005
DEVELOPER
TEAM	European Union	REG	003990256	12-Oct-2005
DEVELOPER
TEAM	Finland	REG	003990256	12-Oct-2005
DEVELOPER
TEAM	France	REG	003990256	12-Oct-2005
DEVELOPER
TEAM	Germany	REG	003990256	12-Oct-2005
DEVELOPER
TEAM	Greece	REG	003990256	12-Oct-2005
DEVELOPER
TEAM	Hungary	REG	003990256	12-Oct-2005
DEVELOPER
TEAM	Ireland	REG	003990256	12-Oct-2005
DEVELOPER

Trademark	Country	Status	Reg. Number	Reg. Date
TEAM	Italy	REG	003990256	12-Oct-2005
DEVELOPER
TEAM	Jersey	REG	003990256	12-Oct-2005
DEVELOPER
TEAM	Latvia	REG	003990256	12-Oct-2005
DEVELOPER
TEAM	Lithuania	REG	003990256	12-Oct-2005
DEVELOPER
TEAM	Malta	REG	003990256	12-Oct-2005
DEVELOPER
TEAM	Poland	REG	003990256	12-Oct-2005
DEVELOPER
TEAM	Portugal	REG	003990256	12-Oct-2005
DEVELOPER
TEAM	Slovakia	REG	003990256	12-Oct-2005
DEVELOPER
TEAM	Slovenia	REG	003990256	12-Oct-2005
DEVELOPER
TEAM	Spain	REG	003990256	12-Oct-2005
DEVELOPER
TEAM	Sweden	REG	003990256	12-Oct-2005
DEVELOPER
TEAM	United Kingdom	REG	003990256	12-Oct-2005
DEVELOPER
TEAM	United States of	REG	3045123	17-Jan-2006
DEVELOPER	America

Strategic Office Solutions Intellectual Property Rights

US Trademarks
  DAEGIS (Cl. 42) - 3,357,953 – 18-Dec-2007

  DOCHUNTER (Cls. 35, 42) - 3,302,536 – 02-Oct-2007
  DOCHUNTER (Cl. 9) – 3,294,105 – 18-Sep-2007

UNIFY CORPORATION
Hercules Loan and Security Agreement

Schedule 6.18(b) – Intellectual Property Infringement:

NONE

UNIFY CORPORATION
Hercules Loan and Security Agreement

Schedule 6.19 – Financial Accounts:

Name of
Financial		Telephone		Account
Institution	Address of Account	# for Acct	Purpose of Account	Number
***	***	***	***	***
***	***	***	***	***
***	***	***	***	***
***	***	***	***	***
***	***	***	***	***
***	***	***	***	***
***	***	***	***	***
***	***	***	***	***
***	***	***	***	***
***	***	***	***	***
***	***	***	***	***
***	***	***	***	***
***	***		***	***
***	***	***	***	***
***	***	***	***	***
***	***	***	***	***
***	***	***	***	***
***	***	***	***	***
***	***	***	***	***

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

The following accounts will become accounts of the Company following the Daegis Merger:

Name of
Financial		Telephone		Account
Institution	Address of Account	# for Acct	Purpose of Account	Number
***	***	***	***	***
***	***	***	***	***
***	***	***	***	***
***	***	***	***	***
***	***	***	***

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

UNIFY CORPORATION
Hercules Loan and Security Agreement

Schedule 6.20 – Capitalization; Subsidiaries:

Unify Corporation
# of Common Shares Authorized	40,000,000

# of Preferred Shares Authorized	7,931,370

# of Common Shares Outstanding		10,558,613

# of Warrants to Purchase Common Stock - ***	447,462

# of Warrants to Purchase Common Stock - ***	167,944

# of Warrants to Purchase Common Stock - ***	10,720	626,126

Shares Issuable from Debt Conversion - ***		35,262

***		***

Options Outstanding for Employees and Directors		2,076,323

Total Fully Diluted Shares		13,396,324

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

UNIFY CORPORATION
Hercules Loan and Security Agreement

Schedule 6.20 – Capitalization; Subsidiaries - CONTINUED:

Unify Corporation Owns 100% of the Shares in the Following Subsidiaries:

Unify International (US) Corporation

CipherSoft Inc.

Unify Acquisition Corp.

Gupta Technologies,

GmbH AXS-One Inc.

CipherSoft Inc is the Sole Member of the Following Subsidiary:

Realease, LLC

Unify Corporation France S.A. - Shareholder Details:

#
Shareholder Name	Shares
***	***
***	***
***	***
***	***
***	***
***	***
***	***
TOTAL # OF SHARES	48,080

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

UNIFY CORPORATION
Hercules Loan and Security Agreement

Schedule 6.22 – Environmental Laws:

NONE

UNIFY CORPORATION
Hercules Loan and Security Agreement

Schedule 6.23 – ERISA Matters2:

Unify Corporation and Domestic Subsidiaries Employee Benefit Plans – July 1, 2010
  Medical
  Anthem HMO (CA only)
  Anthem PPO
  Kaiser Permanente HMO
  Dental
  MetLife Dental PPO
  Vision
  Vision Service Plan (VSP)
  Life/Accidental Death & Dismemberment
  Prudential Life
  Optional Supplemental Life/ Accidental Death & Dismemberment
  Prudential Life
  Long Term Disability
  Prudential Life
  Employee Assistance Plan
  Guidance Resources
  Section 125 - Flexible Spending Accounts
  National Benefit Services
  401(k)
  Fidelity Advisors
Strategic Office Solutions Employee Benefit Plans
  Anthem Blue Cross Medical
  MetLife Dental
  VSP Vision
  The Hartford 401k Retirement
  Northwestern Mutual Long Term Disability Insurance
  State Farm Group Life Insurance
  State Farm Workers Compensation Insurance
  NYSIF Disability Benefits (applicable only to New York based employees)
____________________

2 Please note that this schedule only covers Employee Benefit Plans with respect to US-based subsidiaries and does not include non-US subsidiaries.

UNIFY CORPORATION
Hercules Loan and Security Agreement

Schedule 6.23(b) and 6.23(c) – ERISA Matters:

NONE

UNIFY CORPORATION
Hercules Loan and Security Agreement

Schedule 6.27 – Employee Relations:

NONE

UNIFY CORPORATION
Hercules Loan and Security Agreement

Schedule 6.34 – Key Customers:

Top 10 Customers for FY 2010:

1.	***
2.	***
3.	***
4.	***
5.	***
6.	***
7.	***
8.	***
9.	***.
10.	***

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule 8.19(b)

Trademark	Country	Status	Reg. Number	Reg. Date
GUPTA	United States of	REG	3052990	31-Jan-2006
	America
GUPTA	United States of	PEN
	America
SQLBASE	United States of	REG	1468090	08-Dec-1987
	America
TEAM	United States of	REG	3045123	17-Jan-2006
DEVELOPER	America

UNIFY CORPORATION
SCHEDULE 9.18
FINANCIAL COVENANTS

	Oct-09	Jan-10	Day-1	Jul-10	Oct-10	Jan-11	Apr-11	Apr-12	Apr-13
Minimum Adj. EBITDA (trail. 6 month)
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***

Maximum Total Debt / TTM Adj. EBITDA
***
***			***	***	***	***	***	***	***
***			***	***	***	***	***	***	***
***				***	***	***	***	***	***
***				***	***	***	***	***	***
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Minimum Fixed Charge Coverage Ratio
***
***			***	***	***	***	***	***	***
***			***	***	***	***	***	***	***
***			***	***	***	***	***	***	***
***			***	***	***	***	***	***	***
***				***	***	***	***	***	***
***				***	***	***	***	***	***
***

***

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT A

ADVANCE REQUEST

To:	Lender:	Date:__________, 20__

Hercules Technology Growth Capital, Inc.
400 Hamilton Avenue, Suite 310
Palo Alto, CA 94301
Facsimile: 650-473-9194
Attn:

     Unify Corporation, a Delaware corporation (“Borrower”) hereby requests from Hercules Technology II, L.P., a Delaware limited partnership (“Lender”) a [Revolving Loan Advance] in the amount of _____________________ Dollars ($________________) on ______________, 20__ (the “Advance Date”) pursuant to the Loan and Security Agreement among Borrower, the Guarantors party thereto from time to time, and Lender (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Agreement”). Capitalized words and other terms used but not otherwise defined herein are used with the same meanings as defined in the Agreement.

     Please:

(a)	Issue a check payable to Borrower
or
(b)	Wire Funds to Borrower’s account
Bank:
Address:

ABA Number:
Account Number:
Account Name:

     Borrower represents that the conditions precedent to the Advance set forth in the Agreement are satisfied and shall be satisfied upon the making of such Advance, including but not limited to: (i) that no event that has had or would reasonably be expected to have a Material Adverse Effect has occurred and is continuing; (ii) that the representations and warranties set forth in the Agreement are and shall be true and correct in all material respects on and as of the Advance Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date; (iii) that Borrower and each Guarantor is in compliance with all the terms and provisions set forth in each Loan Document on its part to be observed or performed; and (iv) that as of the Advance Date, no fact or condition exists that would (or would, with the passage of time, the giving of notice, or both) constitute an Event of Default under the Loan Documents. Borrower understands and acknowledges that Lender has the right to review the financial information supporting this representation and, based upon such review in its reasonable discretion, Lender may decline to fund the requested Advance.

     Borrower hereby represents that neither Borrower’s nor any Guarantor’s corporate or limited liability company status and locations have changed since the date of the Agreement or, if the Attachment to this Advance Request is completed, are as set forth in the Attachment to this Advance Request. Borrower agrees to notify Lender promptly before the funding of the Loan if any of the matters which have been represented above shall not be true and correct on the Borrowing Date and if Lender has received no such notice before the Advance Date then the statements set forth above shall be deemed to have been made and shall be deemed to be true and correct as of the Advance Date.

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     Executed as of [____________________________], 20[__].

BORROWER:	UNIFY CORPORATION

Print Name:
Title:

2

ATTACHMENT TO ADVANCE REQUEST

Dated: _______________________

     Borrower hereby represents and warrants to Lender that Borrower’s and each Guarantor’s current name and organizational status is as follows:

Name:	[______________________________________]
Type of organization:	[______________________________________]
State of organization:	[______________________________________]
Organization file number:	[______________________________________]

     Borrower hereby represents and warrants to Lender that the street addresses, cities, states and postal codes of its and each Guarantor’s current locations are as follows:

3

EXHIBIT B-1

FORM OF SECURED REVOLVING PROMISSORY NOTE

$6,000,000	June [___], 2015

     FOR VALUE RECEIVED, Unify Corporation, a Delaware corporation, for itself and each of its Subsidiaries (the “Borrower”) hereby promises to pay to the order of Hercules Technology II, L.P., a Delaware limited partnership or the holder of this Note (the “Lender”) at 400 Hamilton Avenue, Suite 310, Palo Alto, CA 94301 or such other place of payment as the holder of this Secured Revolving Promissory Note (this “Promissory Note”) may specify from time to time in writing, in lawful money of the United States of America, the principal amount of Six Million Dollars ($6,000,000) or such other principal amount as Lender has advanced to Borrower, together with interest thereon, all as provided in the Loan Agreement referred to below

     This Promissory Note is the Note referred to in, and is executed and delivered in connection with, that certain Loan and Security Agreement dated as of June [___], 2010 among Borrower, the Guarantors party thereto from time to time, and Lender (as the same may from time to time be amended, modified or supplemented in accordance with its terms, the “Loan Agreement”), and is entitled to the benefit and security of the Loan Agreement and the other Loan Documents (as defined in the Loan Agreement), to which reference is made for a statement of all of the terms and conditions thereof. All payments shall be made in accordance with the Loan Agreement. All terms defined in the Loan Agreement shall have the same definitions when used herein, unless otherwise defined herein. An Event of Default under the Loan Agreement shall constitute a default under this Promissory Note.

     Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest under the UCC or any applicable law. Borrower agrees to make all payments under this Promissory Note without setoff, recoupment or deduction and regardless of any counterclaim or defense. This Promissory Note has been negotiated and delivered to Lender and is payable in the State of California. This Promissory Note shall be governed by and construed and enforced in accordance with, the laws of the State of California, excluding any conflicts of law rules or principles that would cause the application of the laws of any other jurisdiction.

UNIFY CORPORATION

By:
Title:

EXHIBIT B-2

FORM OF SECURED TERM PROMISSORY NOTE

$24,000,000	June [___], 2010

     FOR VALUE RECEIVED, Unify Corporation, a Delaware corporation, for itself and each of its Subsidiaries (the “Borrower”) hereby promises to pay to the order of Hercules Technology II, L.P., a Delaware limited partnership or the holder of this Note (the “Lender”) at 400 Hamilton Avenue, Suite 310, Palo Alto, CA 94301 or such other place of payment as the holder of this Secured Term Promissory Note (this “Promissory Note”) may specify from time to time in writing, in lawful money of the United States of America, the principal amount of Twenty-Four Million Dollars ($24,000,000) or such other principal amount as Lender has advanced to Borrower, together with interest thereon, all as provided in the Loan Agreement referred to below.

     This Promissory Note is the Note referred to in, and is executed and delivered in connection with, that certain Loan and Security Agreement dated as of June [___], 2010 among Borrower, the Guarantors party thereto from time to time, and Lender (as the same may from time to time be amended, modified or supplemented in accordance with its terms, the “Loan Agreement”), and is entitled to the benefit and security of the Loan Agreement and the other Loan Documents (as defined in the Loan Agreement), to which reference is made for a statement of all of the terms and conditions thereof. All payments shall be made in accordance with the Loan Agreement. All terms defined in the Loan Agreement shall have the same definitions when used herein, unless otherwise defined herein. An Event of Default under the Loan Agreement shall constitute a default under this Promissory Note.

     Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest under the UCC or any applicable law. Borrower agrees to make all payments under this Promissory Note without setoff, recoupment or deduction and regardless of any counterclaim or defense. This Promissory Note has been negotiated and delivered to Lender and is payable in the State of California. This Promissory Note shall be governed by and construed and enforced in accordance with, the laws of the State of California, excluding any conflicts of law rules or principles that would cause the application of the laws of any other jurisdiction.

UNIFY CORPORATION

By:
Title:

EXHIBIT C

COMPLIANCE CERTIFICATE

Hercules Technology II, L.P.
400 Hamilton Avenue, Suite 310
Palo Alto, CA 94301

     Reference is made to that certain Loan and Security Agreement dated as of June [___], 2010 and all ancillary documents entered into in connection with such Loan and Security Agreement all as may be amended, restated, supplemented or otherwise modified from time to time, (hereinafter referred to collectively as the “Loan Agreement”) among Hercules Technology II, L.P., a Delaware limited partnership (“Hercules”) as Lender, the Guarantors party thereto from time to time, and Unify Corporation, a Delaware corporation (the “Company”) as Borrower. All capitalized terms not defined herein shall have the same meaning as defined in the Loan Agreement.

     The undersigned is an Officer of the Company, knowledgeable with regard to all of the financial matters of the Company and its Subsidiaries and is authorized to provide certification of information regarding the Company and its Subsidiaries; hereby certifies that in accordance with the terms and conditions of the Loan Agreement, the Company and its Subsidiaries are in compliance for the period ending ___________ with all covenants, conditions and terms and hereby reaffirms that all representations and warranties contained therein are true and correct on and as of the date of this Compliance Certificate with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, after giving effect in all cases to any standard(s) of materiality contained in the Loan Agreement as to such representations and warranties. Attached are the required documents supporting the above certification. The undersigned further certifies that these documents are prepared in accordance with GAAP (except for the absence of footnotes with respect to unaudited financial statement and subject to normal year end adjustments) and are consistent from one period to the next except as explained below.

REPORTING REQUIREMENT	REQUIRED	CHECK IF ATTACHED

Interim Financial Statements	Monthly within 30 days

Interim Financial Statements	Quarterly within 45 days

Audited Financial Statements	FYE within 120 days

Very Truly Yours,

UNIFY CORPORATION

By:

Name:

ITS:

EXHIBIT D

FORM OF JOINDER AGREEMENT

This Joinder Agreement (the “Joinder Agreement”) is made and dated as of [ ], 20[ ], and is entered into by and between __________________., a ___________ corporation (“Subsidiary”), and HERCULES TECHNOLOGY II., L.P., as Delaware limited partnership, as Lender.

RECITALS

          A. Subsidiary’s Affiliate, Unify Corporation (“Company”) has entered into that certain Loan and Security Agreement dated as of June [__], 2010, with Lender, and the other Persons party thereto, as such agreement may be amended, restated, supplemented or otherwise modified from time to time (the “Loan Agreement”), together with the other agreements executed and delivered in connection therewith;

          B. Subsidiary acknowledges and agrees that it will benefit both directly and indirectly from Company’s execution of the Loan Agreement and the other agreements executed and delivered in connection therewith;

AGREEMENT

NOW THEREFORE, Subsidiary and Lender agree as follows:

     1. The recitals set forth above are incorporated into and made part of this Joinder Agreement. Capitalized terms not defined herein shall have the meaning provided in the Loan Agreement.

     2. By signing this Joinder Agreement, Subsidiary shall be bound by the terms and conditions of the Loan Agreement the same as if it were a Guarantor (as defined in the Loan Agreement) under the Loan Agreement, mutatis mutandis, provided however, that Lender shall have no duties, responsibilities or obligations to Subsidiary arising under or related to the Loan Agreement or the other agreements executed and delivered in connection therewith. Rather, to the extent that Lender has any duties, responsibilities or obligations arising under or related to the Loan Agreement or the other agreements executed and delivered in connection therewith, those duties, responsibilities or obligations shall flow only to Company and not to Subsidiary or any other person or entity. By way of example (and not an exclusive list): (a) Lender’s providing notice to Company in accordance with the Loan Agreement or as otherwise agreed between Company and Lender shall be deemed provided to Subsidiary; (b) a Lender’s providing an Advance to Company shall be deemed an Advance to Subsidiary; and (c) Subsidiary shall have no right to request an Advance or make any other demand on Lender.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE TO JOINDER AGREEMENT]

SUBSIDIARY:

By:

Name:

Title:

Address:

Telephone:

Facsimile:

LENDER:

HERCULES TECHNOLOGY II, L.P., a
Delaware limited partnership

By: Hercules Technology SBIC Management, LLC,
its General Partner
By:	Hercules Technology Growth Capital, Inc.,
its Manager
By:

Name:

Title:

Address:

400 Hamilton Avenue, Suite 310
Palo Alto, CA 94301
Facsimile: 650-473-9194
Telephone: 650-289-3060

EXHIBIT E

BORROWING BASE CERTIFICATE

DETERMINATION DATE: ______________________________ (the “Determination Date”)

Borrower: Unify Corporation

Revolving Loan Commitment Amount: $6,000,000

B.	ELIGIBLE ACCOUNTS RECEIVABLE
Accounts Receivable
	1.	Book Value of Accounts Receivable as of the Determination Date:		$___________
	2.	Additions (please explain on reverse) as of the Determination Date:		$___________
	3.	Total Accounts Receivable as of the Determination Date:		$___________
Accounts Receivable Deductions (without duplication) as of the Determination Date:
	4.	Accounts over 90 days due:	$__________
	5.	Accounts owing by account debtor, including its affiliates, whose total obligations exceed 15% of all Accounts:	$__________
	6.	Accounts where balance of 25% over 90 days due:	$__________
	7.	Accounts owing by an account debtor that does not have its principal place of business in the U.S. or is due in a currently other than U.S. Dollars exceed 40% of all Accounts:	$__________
	8.	Accounts owing by an account debtor that Borrower is obligated to:	$__________
	9.	Accounts arising out of deferred revenue (not including maintenance agreements):	$__________
	10.	Affiliate Accounts:	$__________
	11.	Governmental Accounts (federal):	$__________
	12.	Accounts that arise as a result of conditional payment arrangements:	$__________
	13.	Disputed Accounts:	$__________
	14.	Accounts not owned by Borrower free and clear of all Liens (other than in favor of Lender):	$__________
	15.	Accounts not subject to first priority Lien in favor of Lender:	$__________
	16.	Accounts that do not arise from sale of goods or performance of services by Borrower in the ordinary course of business:	$__________
	17.	Accounts Lender determines to be doubtful:	$__________
	18.	Other (please explain on reverse):
	19.	Total Accounts Receivable Deductions (sum of B.4 through B.18):		$___________
	20.	Eligible Accounts (A.3 minus A.19):		$___________
	21.	Loan Value of Eligible Accounts (85% of B.20):		$___________

B.	REVOLVING LOAN AVAILABILITY
Revolving Loan Availability
	1.	Maximum Revolving Loan Amount:	$6,000,000
	2.	Borrowing Base as of the Determination Date (B.21):	$___________
	3.	Reserves:	$___________
	4.	Maximum Revolver Capacity (Lesser of (i) B.2 minus B.3 and (ii) B.1):	$___________
	5.	Aggregate principal amount of all outstanding Revolving Loans:	$___________
	6.	Revolving Loan Availability (B.4 minus B.5):	$___________

The undersigned represents and warrants that the foregoing is true, complete and correct, and that the information reflected in this Borrowing Base Certificate complies with the representations and warranties set forth in the Loan and Security Agreement among the undersigned, the Guarantors identified therein from time to time and Hercules Technology II, L.P., as Lender, as such Loan and Security Agreement may be amended, amended and restated, supplemented, modified or otherwise in effect from time to time.

[ ]

By:
Authorized Signer

EXHIBIT F

ACH DEBIT AUTHORIZATION AGREEMENT

Hercules Technology II, L.P.
400 Hamilton Avenue, Suite 310
Palo Alto, CA 94301

Re: Loan and Security Agreement dated as of June [__], 2010 among Unify Corporation (“Borrower”), the Guarantors party thereto and Hercules Technology II, L.P. (“Company”) (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Agreement”)

In connection with the above referenced Agreement, [____________] hereby authorizes the Company to initiate debit entries for the periodic payments due under the Agreement to the Borrower’s account indicated below. [_________] authorizes the depository institution named below to debit to such account.

DEPOSITORY NAME	BRANCH

CITY	STATE AND ZIP CODE

TRANSIT/ABA NUMBER	ACCOUNT NUMBER

This authority will remain in full force and effect so long as any amounts are due under the Agreement.

(Borrower)(Please Print)

By:

Date:

EXHIBIT G

FORM OF SECURITIES PLEDGE AGREEMENT

     This SECURITIES PLEDGE AGREEMENT (as amended and in effect from time to time, this “Pledge Agreement”) is made as of June 29, 2010 by Unify Corporation, a Delaware corporation (“Borrower”), and each other Person that becomes a party hereto pursuant to Section 18 (together with Borrower, each a “Pledgor” and, collectively, the “Pledgors”), in favor of HERCULES TECHNOLOGY II, L.P., a Delaware limited partnership (“Pledgee”).

RECITALS

     WHEREAS, each Pledgor has concurrently herewith entered into that certain Loan and Security Agreement (as amended, amended and restated, supplemented, modified or otherwise in effect from time to time, the “Loan Agreement”) with Pledgee, pursuant to which Pledgee has agreed to make certain advances of money and to extend certain financial accommodations to Borrower (collectively, the “Loans”), subject to the terms and conditions set forth therein;

     WHEREAS, each Pledgor owns the percentage of the outstanding Shares (as defined below) set forth beside the entities listed on Exhibit A attached hereto (which may be amended, updated, or otherwise modified from time to time); and

     WHEREAS, Pledgee is willing to make the Loans to Borrower, but only upon the condition, among others, that Pledgors shall have executed and delivered to Pledgee this Pledge Agreement and the Pledged Collateral (as defined below).

AGREEMENTS

     NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, each Pledgor hereby agrees as follows:

     1. Definitions. All capitalized terms used but not otherwise defined herein shall have the meanings given them in the Loan Agreement. Terms used herein and not defined in the Loan Agreement or otherwise defined herein that are defined in the UCC have such defined meanings herein (with terms used in Article 9 controlling over terms used in another Article), unless the context otherwise indicates or requires, and the following terms shall have the following meanings:

     Issuers. Shall mean the corporations, limited liability companies, limited partnerships, general partnerships and any other Person now owned or hereafter acquired (whether in connection with any recapitalization, reclassification or reorganization of the capital of any such company or any successors in interest thereto) by any Pledgor, including, without limitation, the corporations, limited liability companies, limited partnerships, general partnerships or such other Person listed on Exhibit A attached hereto.

     Liabilities. As defined in Section 2.

     Paid in Full or Payment in Full. With respect to the Secured Obligations, that: (a) all of such Secured Obligations have been indefeasibly paid, performed or discharged in full in cash, and (b) Lender shall not have any obligation to grant, and no Person shall have any further right to obtain, any loans or other extensions of credit under the documents relating to the Secured Obligations.

     Pledge Agreement Supplement. As defined in Section 8(e).

     Pledged Collateral. As defined in Section 2.

     Pledged Shares. Shares of the Issuers, including without limitation the Shares identified on Exhibit A hereto (which may be amended, updated or otherwise modified from time to time) which are pledged pursuant to the terms of this Pledge Agreement.

     Shares. Shares of capital stock, limited liability company membership units, partnership interests, or any other equity interest of every class, together with all voting trust certificates evidencing the right to vote any of the foregoing subject to any voting trust.

     2. Pledge of Securities. As security for the full, prompt, complete and final payment and performance when due (whether by stated maturity, by acceleration or otherwise) of all the Secured Obligations, together with, without limitation, the prompt payment of all expenses, including, without limitation, Lender Expenses (all such indebtedness being the “Liabilities”), each Pledgor hereby pledges to Pledgee, and grants to Pledgee, a first priority security interest in all of the following (collectively, the “Pledged Collateral”):

          (a) all Pledged Shares and all dividends, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares;

          (b) with respect to any limited liability company membership units or partnership interests constituting Pledged Shares, (i) all payments or distributions whether in cash, property or otherwise, at any time owing or payable to such Pledgor on account of its interest as a member or partner, as the case may be, in any of the Issuers or in the nature of a management, investment banking or other fee paid or payable by any of the Issuers to such Pledgor (other than tax distributions allocable to the Pledgor), (ii) all of such Pledgor’s rights and interests under each of the partnership agreements or operating agreements, as applicable, including all voting and management rights and all rights to grant or withhold consents or approvals, (iii) all rights of access and inspection to and use of all books and records, including computer software and computer software programs, of each of the Issuers, (iv) all other rights, interests, property or claims to which such Pledgor may be entitled in its capacity as a partner or the sole member of any Issuer, and (v) all proceeds (other than tax distributions allocable to Pledgor), income from, increases in and products of any of the foregoing to be held by the Pledgee;

          (c) all additional Shares of the Issuers or other Person from time to time acquired by such Pledgor in any manner (which additional Shares shall be deemed to be part of the Pledged Shares whether or not Exhibit A has been updated in accordance with the terms hereof), and any certificates, if applicable, representing such additional Shares, and all dividends, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Pledged Shares;

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     provided, however, that notwithstanding the foregoing clauses (a) through (c), in no event and at no time shall the Pledged Collateral include or be comprised of the Shares of a Foreign Subsidiary in the event the pledge of such Shares would give rise to a material adverse tax consequence to the Pledgor (as determined by the Lender) and such Foreign Subsidiary qualifies as a controlled foreign corporation (as defined in Section 957 of the Internal Revenue Code of 1986, as amended), in which case, the applicable Pledgor shall pledge 65% of the voting stock and 100% of the non-voting stock of all classes of Shares of such controlled foreign corporation, and, in each case, the corresponding proportion of dividends, distributions, interest and other payments and rights with respect thereto.

     3. Amendment to Exhibit A. Each Pledgor agrees that Lender may from time to time attach as Exhibit A hereto an updated list of the Shares pledged with Lender hereunder without the consent or approval of any Pledgor hereto.

     4. Registration. The Pledgors (a) have caused the Issuers to duly register the security interests granted hereby on the respective books of the Issuers and have furnished the Pledgee with evidence thereof, (b) have duly executed any financing statements with respect to the Pledged Collateral requested by the Pledgee hereunder.

     5. Dividends, and Voting Prior to Maturity. So long as no Event of Default exists:

          (a) Voting Rights. Each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral owned by such Pledgor; provided that no vote shall be cast or consent, waiver or ratification given by such Pledgor if the effect thereof would in the judgment of the Lender impair any of the Pledged Collateral or be inconsistent with or result in any violation of any of the provisions of the Loan Agreement or any of the other Loan Documents. All such rights of any Pledgor to vote and give consents, waivers and ratifications with respect to the Pledged Shares shall automatically cease in case an Event of Default shall have occurred and be continuing.

          (b) Dividend and Distribution Rights. Each Pledgor shall be entitled to receive and to retain and use any and all dividends or distributions paid in respect of its Pledged Collateral; provided, however, that any and all non-cash dividends or distributions in the form of Shares, instruments or other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral, and dividends and other distributions paid or payable in cash in respect of any Pledged Collateral in connection with total liquidation or dissolution, shall forthwith be delivered to Pledgee, to be held as Pledged Collateral and shall, if received by a Pledgor, be received in trust for the benefit of Pledgee, be segregated from the other property of such Pledgor, and forthwith be delivered to Pledgee as Pledged Collateral in the same form as so received (with any necessary endorsement). All such rights of any Pledgor to receive cash dividends shall automatically cease in case an Event of Default shall have occurred and be continuing.

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     6. Representations and Warranties. Each Pledgor hereby represents and warrants to Pledgee as follows:

          (a) Such Pledgor has good and marketable title to, and is, at the time of delivery of the Pledged Shares to Pledgee hereunder, the sole holder of record and the sole beneficial owner of the Pledged Collateral owned by such Pledgor, free and clear of any Lien thereon or affecting title thereto, except for the Lien created by this Pledge Agreement and Permitted Senior Liens.

          (b) None of the Pledged Shares owned by such Pledgor have been transferred in violation of applicable federal or state securities laws to which such transfer may be subject.

          (c) All of the Pledged Shares owned by such Pledgor have been duly authorized, validly issued, and fully paid, and are non-assessable (or the equivalent thereof, as applicable) and constitute the percentage of the issued and outstanding Shares owned by such Pledgor set forth on Exhibit A.

          (d) With respect to Issuers which are partnerships and limited liability companies, such Pledgor is a duly constituted partner or member, as applicable, of such partnership or limited liability company, as applicable, pursuant to the partnership agreement or operating agreement, as applicable, of such Issuer.

          (e) No provision of any Organizational Document of any Issuer (i) prohibits, restricts, conditions or otherwise affects the grant hereunder of any Lien on any of the Pledged Collateral or any enforcement action which may be taken in respect of any such Lien or (ii) otherwise conflicts with the terms of this Pledge Agreement. To the extent there is such a prohibition, restriction, condition or conflict, each Pledgor hereby waives such provisions of such Organizational Document.

          (f) The Shares of any Issuer that is a partnership or a limited liability company are not governed by Article 8 of the Uniform Commercial Code of such Issuer’s jurisdiction of organization and are not evidenced by any certificate, unless such certificate, together with a duly executed stock power or other instrument of transfer (each in form, scope and substance reasonably acceptable to Lender) executed in blank, has been delivered to the Lender.

          (g) The certificates of the Pledged Shares, to the extent that such interests are represented by certificates, accompanied by stock powers or other appropriate instruments of assignment thereof duly executed in blank by such Pledgor, have been delivered to the Lender.

          (h) The pledge, grant of a security interest in, and delivery of the Pledged Collateral owned by such Pledgor pursuant to this Pledge Agreement, will create a valid first priority Lien (subject only to Permitted Senior Liens) on and in the Pledged Collateral owned by such Pledgor, and the proceeds thereof, securing the payment of the Liabilities.

          (i) Each Pledgor has full power, authority and legal right to execute, deliver and perform its obligations under this Pledge Agreement and to pledge and grant a security interest in and Lien on all of the Pledged Collateral pursuant to this Pledge Agreement, and the execution, delivery and performance hereof have been duly authorized by all necessary corporate or other action and do not contravene any law, rule or regulation or any provision of such Pledgor’s Organization Documents or of any judgment, decree or order of any tribunal or of any agreement or instrument to which such Pledgor is a party or by which it or any of its property is bound or affected or constitute a default thereunder.

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          (j) This Pledge Agreement has been duly executed and delivered by such Pledgor and constitutes a legal, valid, and binding obligation of such Pledgor enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, or other similar laws affecting the rights of creditors generally or by the application of general equity principles.

          (k) No consent, approval, authorization or other order of any person and no consent or authorization of any Governmental Authority or other regulatory body is required to be made or obtained by such Pledgor either (i) for the pledge by such Pledgor of the Pledged Collateral owned by such Pledgor pursuant to this Pledge Agreement or for the execution, delivery, or performance of this Pledge Agreement by such Pledgor; or (ii) for the exercise by Pledgee of the voting or other rights provided for in this Pledge Agreement or the remedies with respect to the Pledged Collateral owned by such Pledgor pursuant to this Pledge Agreement, except as may be required in connection with such disposition by laws affecting the offer and sale of securities generally.

          (l) As of the Closing Date, no Shares of any Issuer held and owned by such Pledgor are represented by certificates, except to the extent identified on Exhibit A hereto.

          (m) Such Pledgor warrants and represents to Pledgee that all representations and warranties contained in this Pledge Agreement shall be true at the time of such Pledgor’s execution of this Pledge Agreement and with each Advance made to the Borrower under the Loan Agreement.

     7. Taxes. Each Pledgor agrees to pay prior to delinquency all taxes, charges, liens and assessments against the Pledged Collateral, except those with respect to which the amount or validity is being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of such Pledgor and upon the failure of such Pledgor to do so, Pledgee at its option may pay any of them and shall be the sole judge of the legality or validity thereof and the amount necessary to discharge the same.

     8. Covenants. Prior to the Payment in Full of the Secured Obligations, each Pledgor agrees that such Pledgor:

          (a) will not (i) sell, transfer or otherwise dispose of, or grant any option or warrant with respect to, any of the Pledged Collateral (or any part thereof or interest therein) except with the prior written consent of Pledgee or as expressly permitted under the Loan Agreement, or (ii) create or permit to exist any Lien or encumbrance upon or with respect to any of the Pledged Collateral other than Permitted Senior Liens. If any Pledged Collateral, or any part thereof, is sold, transferred or otherwise disposed of in violation of this Section 8, the security interest of Pledgee shall continue in the Pledged Collateral notwithstanding such sale, transfer or other disposition, and such Pledgor will deliver any proceeds thereof to the Pledgee to be held as Pledged Collateral hereunder (it is acknowledged and agreed that the delivery of any such proceeds shall not be deemed a waiver of any Event of Default arising as a result of the sale, transfer or other disposal of the Pledged Collateral in violation of this Section 8).

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          (b) shall, at such Pledgor’s own expense, promptly execute, acknowledge, and deliver all such instruments and take all such actions as Pledgee from time to time may reasonably request in order to ensure to Pledgee the benefits of the lien in and to the Pledged Collateral intended to be created by this Pledge Agreement.

          (c) shall maintain, preserve and defend the title to the Pledged Collateral and the Lien of Pledgee thereon against the claim of any other Person.

          (d) with respect to any Issuer that is a partnership or a limited liability company, will not permit Article 8 of the Uniform Commercial Code of such Issuer’s jurisdiction of organization to govern the Shares of such Issuer and shall not permit the Shares of such Issuer to be certificated unless such Pledgor delivers such certificate, together with a duly executed stock power or other instrument of transfer executed in blank (all in form, scope and substance reasonably acceptable to Lender), promptly (but in any event within one Business Day after receipt thereof) to Lender; and

          (e) upon obtaining any Shares that should be pledged pursuant to Section 2 of this Pledge Agreement, shall immediately (i) deliver to the Pledgee a duly executed Pledge Agreement Supplement in substantially the form of Schedule 1 attached hereto (a “Pledge Agreement Supplement”) identifying such additional Shares, and (ii) deliver or otherwise cause the transfer of such additional Shares (including any certificates and duly executed stock power or other instrument of transfer executed in blank, all in form scope and substance reasonably satisfactory to Lender) to the Pledgee. Each Pledgor hereby authorizes the Pledgee to attach each Pledge Agreement Supplement to this Pledge Agreement and agrees that all Shares listed thereon shall for all purposes hereunder constitute Pledged Collateral.

     9. Reclassifications. In the event that during the term of this Pledge Agreement, any reclassification, readjustment, new issuance or other change is declared or made in the capital structure of the Issuer of the Pledged Shares, all new substituted and additional Shares, options, or other securities, issued or issuable to a Pledgor by reason of any such issuance, change or exercise shall be delivered to and held by Pledgee under the terms of this Pledge Agreement in the same manner as the Pledged Collateral originally pledged hereunder.

     10. Remedies.

     10.1 Remedies Generally. If an Event of Default shall have occurred and be continuing, Pledgee shall thereafter have the following rights and remedies (to the extent permitted by applicable law) in addition to the rights and remedies of a secured party under the UCC, all such rights and remedies being cumulative, not exclusive, and enforceable alternatively, successively or concurrently, at such time or times as Pledgee deems expedient:

          (a) if Pledgee so elects, without notice to the applicable Pledgor, Pledgee may vote any or all shares of the Pledged Shares (whether or not the same shall have been transferred into its name or the name of its nominee or nominees) for any lawful purpose, including, without limitation, if Pledgee so elects, for the liquidation of the assets of the Issuer thereof, and give all consents, waivers and ratifications in respect of the Pledged Shares and otherwise act with respect thereto as though it were the outright owner thereof (each Pledgor hereby irrevocably constituting and appointing Pledgee the proxy and attorney-in-fact of such Pledgor, with full power of substitution, to do so);

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          (b) Pledgee may demand, sue for, collect or make any compromise or settlement Pledgee deems suitable in respect of any Pledged Collateral;

          (c) Pledgee may sell, resell, assign and deliver, or otherwise dispose of any or all of the Pledged Collateral, for cash or credit or both and upon such terms at such place or places, at such time or times and to such entities or other persons as Pledgee thinks expedient, all without demand for performance by any Pledgor or any notice or advertisement whatsoever except as expressly provided herein or as may otherwise be required by law;

          (d) Pledgee may cause all or any part of the Pledged Shares to be transferred into its name or the name of its nominee or nominees; and

          (e) Pledgee may set off or otherwise apply or credit against the Secured Obligations any and all sums deposited with it or held by it.

Until all Secured Obligations are Paid in Full, the power of sale and all other rights, powers and remedies granted to Pledgee hereunder shall continue to exist and may be exercised by Pledgee at any time and from time to time pursuant to the terms hereof.

     10.2 Sale of Pledged Collateral. In the event of any sale or other disposition of the Pledged Collateral as provided in Section 10.1(c) and to the extent that any notice thereof is required to be given by law, Lender shall give to the applicable Pledgor at least ten (10) days prior notice of the time and place of any public sale or other disposition of the Pledged Collateral or of the time after which any private sale or any other intended disposition is to be made. Each Pledgor hereby acknowledges that ten (10) days prior notice of such sale or other disposition or sales or other dispositions shall be reasonable notice. Lender may enforce its rights hereunder without any other notice and without compliance with any other condition precedent now or hereunder imposed by statute, rule of law or otherwise (all of which are hereby expressly waived by each Pledgor, to the fullest extent permitted by law). Lender may buy or otherwise acquire any part or all of the Pledged Collateral at any public sale or other disposition and if any part or all of the Pledged Collateral is of a type customarily sold or otherwise disposed of in a recognized market or is of the type which is the subject of widely-distributed standard price quotations, Lender may buy or otherwise acquire at private sale or other disposition and may make payments thereof by any means.

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     10.3 Registration of Shares. In the case of Pledged Shares that are (i) issued by an entity that is a reporting company under the Securities Exchange Act of 1934 and (ii) not freely tradeable (either based on prior registration or under Rule 144 or other exemption from registration), if Lender shall determine to exercise its right to sell or otherwise dispose of any or all of the Pledged Shares pursuant to this Section 10, and if in the opinion of counsel for Lender it is necessary to have the Pledged Shares, or that portion thereof to be sold, registered under the provisions of the Securities Act of 1933, as amended (the “Securities Act”), each Pledgor agrees to use its commercially reasonable best efforts (including exercising any registration rights or similar rights it might have with respect to the Pledged Shares) to cause the Issuer or Issuers of the Pledged Shares contemplated to be sold, to execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all at such Pledgor’s or the Issuer’s expense, all such instruments and documents, and to do or cause to be done all such other acts and things as may be necessary or, in the reasonable opinion of Lender, advisable to register such Pledged Shares under the provisions of the Securities Act and to cause the registration statement relating thereto to become effective and to remain effective for a period of nine (9) months from the date such registration statement became effective, and to make all amendments thereto or to the related prospectus or both that, in the reasonable opinion of Lender, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Each Pledgor agrees to use its commercially reasonable best efforts to cause each issuer or issuer to comply with the provisions of the securities or “Blue Sky” laws of any jurisdiction which Lender shall designate and to cause such Issuer or Issuers to make available to its security holders, as soon as practicable, an earnings statement which will satisfy the provisions of Section 11(a) of the Securities Act.

     10.4 Private Sales. Each Pledgor recognizes that Lender may be unable to effect a public sale or other disposition of the Pledged Shares by reason of certain prohibitions contained in the Securities Act, federal banking laws, and other applicable laws, but may be compelled to resort to one or more private sales thereof to a restricted group of purchasers. Each Pledgor agrees that any such private sales may be at prices and other terms less favorable to the seller than if sold at public sales and that such private sales shall not by reason thereof be deemed not to have been made in a commercially reasonable manner. Lender shall be under no obligation to delay a sale of any of the Pledged Shares for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act, or such other federal banking or other applicable laws, even if the Issuer would agree to do so. Subject to the foregoing, Lender agrees that any sale of the Pledged Shares shall be made in a commercially reasonable manner, and each Pledgor agrees to use its best efforts to cause the Issuer or Issuers of the Pledged Shares contemplated to be sold, to execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all at such Pledgor’s expense, all such instruments and documents, and to do or cause to be done all such other acts and things as may be necessary or, in the reasonable opinion of Lender, advisable to exempt such Pledged Shares from registration under the provisions of the Securities Act, and to make all amendments to such instruments and documents which, in the opinion of Lender, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto.

     10.5 Pledgor’s Agreements, etc. Each Pledgor further agrees to do or cause to be done all such other acts and things as may be necessary to make any sales of any portion or all of the Pledged Shares pursuant to this Section 10 valid and binding and in compliance with any and all applicable laws (including, without limitation, the Securities Act, the Securities Exchange Act of 1934, as amended, the rules and regulations of the Securities and Exchange Commission applicable thereto and all applicable state securities or “Blue Sky” laws), regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at such Pledgor’s expense. Each Pledgor further agrees that a breach of any of the covenants contained in this Section 10 will cause irreparable injury to Lender, that Lender have no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this Section 10 shall be specifically enforceable against such Pledgor by Lender and each Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants.

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     11. Application of Proceeds. The proceeds of the sale of any of the Pledged Collateral and all sums received or collected by Pledgee from or on account of such Pledged Collateral shall be applied by Pledgee to the payment of expenses incurred or paid by Pledgee in connection with any sale, transfer or delivery of the Pledged Collateral, to the payment of any other costs, charges, attorneys’ fees or expenses mentioned herein, and to the payment of the Secured Obligations or any part hereof, all in such order and manner as Pledgee in its discretion may determine. Pledgee shall then pay any remaining balance of the Secured Obligations to Pledgors, unless otherwise directed by a court of competent jurisdiction.

     12. Transfer by Pledgee. Upon the transfer of all or any part of Secured Obligations pursuant to the terms of the Loan Agreement, Pledgee may transfer all or any part of the Pledged Collateral to the transferee of the Secured Obligations and shall be fully discharged thereafter from all liability and responsibility with respect to such Pledged Collateral so transferred, and the transferee shall be vested with all the rights and powers of Pledgee hereunder with respect to such Pledged Collateral so transferred; but with respect to any Pledged Collateral not so transferred, Pledgee shall retain all rights and powers hereby given.

     13. Pledgee’s Return of Pledged Collateral. Pledgee may at any time deliver the Pledged Collateral or any part thereof to the applicable Pledgor and the receipt thereof by such Pledgor shall be a complete and full acquittance for the Pledged Collateral so delivered, and Pledgee shall thereafter be discharged from any liability or responsibility therefor, except for such as is directly caused by Pledgee’s gross negligence or willful misconduct as determined from a court of competent jurisdiction in a final non-appealable order.

     14. Marshalling. Lender shall not be required to marshal any present or future collateral security for (including but not limited to this Pledge Agreement and the Pledged Collateral), or other assurances of payment of, the Secured Obligations or any of them, or to resort to such collateral security or other assurances of payment in any particular order. All of Lender’s rights hereunder in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent that it lawfully may, each Pledgor hereby agrees that it will not invoke any law relating to the marshalling of collateral that might cause delay in or impede the enforcement of Lender’s rights under this Pledge Agreement or under any other instrument evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and to the extent that each Pledgor lawfully may, such Pledgor hereby irrevocably waives the benefits of all such laws.

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     15. Pledgor’s Obligations Not Affected; Waiver of Suretyship Defenses. The obligations of each Pledgor hereunder shall remain in full force and effect without regard to, and shall not be impaired by (a) any exercise or nonexercise, or any waiver, by Lender of any right, remedy, power or privilege under or in respect of any of the Secured Obligations or any security thereof (including this Pledge Agreement); (b) any amendment to or modification of the Loan Agreement, the other Loan Documents or any of the Secured Obligations; (c) any amendment to or modification of any instrument (other than this Pledge Agreement) securing any of the Secured Obligations, including, without limitation, any of the Collateral Documents; or (d) the taking of additional security for, or any other assurances of payment of, any of the Secured Obligations or the release or discharge or termination of any security or other assurances of payment or performance for any of the Secured Obligations; whether or not any Pledgor shall have notice or knowledge of any of the foregoing, each Pledgor hereby generally waiving all suretyship defenses to the extent applicable.

     16. Lender’s Exoneration. This Pledge Agreement constitutes a pledge of the Pledged Collateral and any other applicable collateral hereunder only, and not an assignment of any duties or obligations of Pledgors with respect thereto, and by its acceptance hereof and whether or not Pledgee shall have exercised any of its rights or remedies hereunder, the Pledgee does not undertake to perform or discharge, and Pledgee shall be responsible or liable for the performance or discharge of any such duties or responsibilities, including, without limitation, for any capital calls. Each Pledgor agrees that, notwithstanding the exercise by Pledgee any of its rights hereunder, such Pledgor shall remain liable nonetheless for the full and prompt performance of all of such Pledgor’s obligations and liabilities under any operating agreement, limited partnership agreement, or similar document evidencing or governing any units of membership interest or limited partnership interest in any limited liability company or limited partnership included in the Pledged Collateral. Under no circumstances shall Pledgee or any holder of any of the Secured Obligations as such be deemed to be a member, limited partner, or other equity owner of any of the Issuers by virtue of the provisions of this Pledge Agreement unless expressly agreed to in writing by the Pledgee. Without limiting the generality of the foregoing, Pledgee shall not have any fiduciary duty as such to Pledgors or any other equity owner of any Issuer by reason of this Pledge Agreement, whether by virtue of the security interests and liens hereunder, or any enforcement action in respect of such security interests and liens, unless and until Pledgee is actually admitted to the applicable Issuer as a substitute member or substitute equity owner thereof after exercising enforcement rights under part 6 of Article 9 of the Uniform Commercial Code in effect in the applicable jurisdiction, or in the case of foreign Issuer, under the laws of the jurisdiction of such foreign Issuer’s organization.

     17. Rights Not Exhaustive; Amendments; Waivers.

          (a) The rights, powers and remedies given to Pledgee by this Pledge Agreement shall be in addition to all rights, powers and remedies given to Pledgee by virtue of any statute or rule of law. During the existence of an Event of Default, the Pledgee shall have all the rights and remedies of a secured party under the UCC.

          (b) No amendment to or wavier of any provision of this Pledge Agreement, nor consent to any departure by any Pledgor herefrom, shall in any event be effective unless the same shall be made in accordance with the Loan Agreement. Any forbearance, failure or delay by Pledgee in exercising any right, power or remedy hereunder shall not be deemed to be a waiver of such right, power or remedy, and any single or partial exercise of any right, power or remedy hereunder shall not preclude the further exercise thereof and every right, power and remedy of Pledgee shall continue in full force and effect until such right, power or remedy is specifically waived by an instrument in writing executed by Pledgee.

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     18. Additional Pledgors. Subsidiaries of any Loan Party or other entities (each an “Additional Pledgor”) may hereafter become parties to this Pledge Agreement by executing the Pledge Agreement Supplement in form and substance satisfactory to the Lender, and there shall be no need to re-execute, amend or restate this Pledge Agreement in connection therewith. Upon such execution and delivery by any Additional Pledgor, such Additional Pledgor shall be deemed to have made the representations and warranties set forth in Section 6 hereof, and shall be bound by all of the terms, covenants and conditions hereof to the same extent as if such Additional Pledgor had executed this Pledge Agreement as of the Closing Date, and the Lender shall be entitled to all of the benefits of such Additional Pledgor's obligations hereunder.

     19. Costs and Expenses. All advances, charges, costs and expenses, including attorneys’ fees, incurred or paid by Pledgee in exercising any right, power or remedy conferred upon Pledgee by this Pledge Agreement, or in the enforcement thereof, shall become a part of the Liabilities secured hereunder and shall be paid to Pledgee by the Pledgors on demand.

     20. Notice, etc. All notices, requests and other communications hereunder shall be made in the manner set forth in Section 14.2 of the Loan Agreement.

     21. Severability. If any provision of this Pledge Agreement is held to be unenforceable for any reason, all other provisions of this Pledge Agreement shall be deemed valid and enforceable to the full extent possible.

     22. Governing Law; Waiver of Jury Trial, etc. This Pledge Agreement shall be governed by, and construed in accordance with, the laws of the State of California. All judicial proceedings arising in or under or related to this Pledge Agreement or any Loan Document may be brought in any state or federal court located in the State of California. By execution and delivery of this Agreement, each party hereto generally and unconditionally: (a) consents to nonexclusive personal jurisdiction in San Mateo County, State of California; (b) waives any objection as to jurisdiction or venue in San Mateo County, State of California; (c) agrees not to assert any defense based on lack of jurisdiction or venue in the aforesaid courts; and (d) irrevocably agrees to be bound by any judgment rendered thereby in connection with this Pledge Agreement or the other Loan Documents. Service of process on any party hereto in any action arising out of or relating to this Pledge Agreement shall be effective if given in accordance with the requirements for notice set forth in Section 14.2 of the Loan Agreement, and shall be deemed effective and received as set forth therein. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of either party to bring proceedings in the courts of any other jurisdiction. PLEDGORS AND PLEDGEE SPECIFICALLY WAIVE ANY RIGHT THEY MAY HAVE TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, CROSS-CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR ANY OTHER CLAIM (COLLECTIVELY, “CLAIMS”) ASSERTED BY ANY PLEDGOR AGAINST PLEDGEE OR ITS ASSIGNEE OR BY PLEDGEE OR ITS ASSIGNEE AGAINST ANY PLEDGOR

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     23. Termination. Upon the Payment in Full of all Secured Obligations, the security interest granted herein shall terminate and all rights to the Pledged Collateral shall revert to the applicable Pledgor, and Pledgee shall, at any Pledgor’s request, at such Pledgor’s cost and expense, promptly return all Pledged Collateral to the applicable Pledgor. Upon such termination, Pledgee shall, at Pledgors’ cost and expense, file any Uniform Commercial Code termination statement necessary to effect such termination, and Pledgee shall, at Pledgors’ cost and expense, execute and deliver to the applicable Pledgor any additional documents or instruments as a Pledgor reasonably requests to evidence such termination.

     24. Inconsistencies with Loan Agreement. In the event that any terms hereof are inconsistent with the terms of the Loan Agreement, the terms of the Loan Agreement shall control solely to the extent of any such conflict.

[Remainder of Page Intentionally Left Blank]

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     IN WITNESS WHEREOF, each Pledgor has duly executed this Pledge Agreement as of the date first set forth above.

PLEDGORS:

UNIFY CORPORATION

By:
Name:
Title:

CIPHERSOFT INC.

By:
Name:
Title:

PLEDGEE:	HERCULES TECHNOLOGY II, L.P., a
Delaware limited partnership

	By:	Hercules Technology SBIC
Management, LLC, its General
Partner

	By:	Hercules Technology Growth
Capital, Inc., its Manager

By:
Name:
Its:

     The undersigned hereby join in the above Pledge Agreement for the sole purpose of consenting to and being bound by the provisions thereof and hereby agreeing to cooperate fully and in good faith with the Lender and each Pledgor in carrying out such provisions.

ISSUERS:

UNIFY INTERNATIONAL (US)
CORPORATION

By:
Name:
Title:

AXS-ONE INC.

By:
Name:
Title:

UNIFY ACQUISITION CORP.

By:
Name:
Title:

REALEASE, LLC

By:
Name:
Title:

GUPTA TECHNOLOGIES, GMBH

By:
Name:
Title:

UNIFY CORPORATION FRANCE S.A.

By:
Name:
Title:

CIPHERSOFT INC.

By:
Name:
Title:

Exhibit A

Number of
		Number of	Number of	Number of	Shares	% of
Name of Pledged	Jurisdiction of	Shares	Shares	Shares	Pledged by	Outstanding	Certificate
Share Issuer	Organization	Authorized	Issued	Outstanding	Pledgor	Shares Pledged	Number

Schedule 1

PLEDGE AGREEMENT SUPPLEMENT

     This Pledge Agreement Supplement, dated as of _____________, 2010, is delivered pursuant to Section [8(e)][18] of the Pledge Agreement referred to below. The undersigned hereby agrees that this Pledge Agreement Supplement may be attached to the Pledge Agreement, dated as of June 29, 2010 (as amended, amended and restated, modified, supplemented or in effect from time to time, the “Pledge Agreement”; the terms defined therein and not otherwise defined herein being used as therein defined), made by the undersigned, as Pledgor in favor of HERCULES TECHNOLOGY II, L.P., as Pledgee.

     [The undersigned agrees that that the Shares listed on Appendix A to this Pledge Agreement Supplement shall be and become part of the Pledged Collateral pledged by the undersigned and referred to in the Pledge Agreement and shall secure all Secured Obligations.]

     [The undersigned hereby agrees: (i) to be added as a party to the Pledge Agreement and shall be included within the term “Pledgor” as used therein; and (ii) to be bound by all of the terms and conditions of the Pledge Agreement, in all respects as if the undersigned were an original signatory thereto. As a result thereof, unconditionally, and jointly and severally with the other parties thereto, as security for the full, prompt, complete and final payment and performance when due (whether by stated maturity, by acceleration or otherwise) of all the Secured Obligations, , together with, without limitation, the prompt payment of all expenses, including, without limitation, Lender Expenses, the undersigned hereby pledges, assigns, grants a security interest in and Lien on, all Pledged Collateral owned or held by the undersigned and identified on Appendix A to this Pledge Agreement Supplement.]

     As of the date hereof, no Shares of any Issuer held and owned by the undersigned Pledgor are represented by certificates, except to the extent identified on Appendix A to this Pledge Agreement Supplement. The certificates of the Pledged Shares, to the extent that such interests are represented by certificates, accompanied by stock powers or other appropriate instruments of assignment thereof duly executed in blank by the undersigned Pledgor, have been delivered to the Lender.

     The undersigned hereby certifies that the representation and warranties set forth in Section 6 of the Pledge Agreement are true and complete in all respects with respect to the Pledged Shares listed below on and as of the date hereof.

     This Pledge Agreement Supplement shall be governed by, and construed in accordance with, the laws of the State of California.

[Remainder of Page Intentionally Left Blank]

Pledgor

[____]

By:

Name:

Title:

Appendix A

Number of
		Number of	Number of	Number of	Shares	% of
Name of Pledged	Jurisdiction of	Shares	Shares	Shares	Owned by	Outstanding	Certificate
Share Issuer	Organization	Authorized	Issued	Outstanding	Pledgor	Shares Pledged	Number

No. 1	718,860 Shares

EXHIBIT H

WARRANT TO PURCHASE COMMON STOCK

OF

UNIFY CORPORATION

ISSUED ON JUNE 29, 2010

VOID AFTER 5:30 P.M., EASTERN TIME, ON JUNE 29, 2020

     THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED OR OTHERWISE TRANSFERRED WITHOUT COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM.

     FOR VALUE RECEIVED, UNIFY CORPORATION, a Delaware corporation (the “Company”), hereby agrees to sell upon the terms and conditions hereinafter set forth, but no later than 5:30 p.m., Eastern Time, on the Expiration Date (as hereinafter defined) to Hercules Technology II, L.P. or its registered assigns (the “Holder”), under the terms as hereinafter set forth, 718,860 fully paid and non-assessable shares of the Company’s Common Stock, par value $0.001 per share (the “Warrant Shares”), at a per share purchase price equal to $3.30 per share (the “Warrant Price”), pursuant to this warrant (this “Warrant”). The number of Warrant Shares to be so issued and the Warrant Price are subject to adjustment in certain events as hereinafter set forth. The term “Common Stock” shall mean, when used herein, unless the context otherwise requires, the stock and other securities and property at the time receivable upon the exercise of this Warrant.

     1. Definitions

          a. “Act” has the meaning set forth in the legend above.

          b. “Certificate of Incorporation” means the Certificate of Incorporation of the Company, as such Certificate of Incorporation may be amended, restated or supplemented from time to time.

          c. “Common Stock” has the meaning set forth in the preamble hereto.

          d. “Company” has the meaning set forth in the preamble hereto.

          e. “Dilutive Issuance” has the meaning set forth in Section 7(d) hereof.

          f. “Excluded Securities” means:

               (i) shares of Common Stock, or options to acquire shares of Common Stock, issued to directors, officers, employees and consultants of the Company or any subsidiary pursuant to any qualified or non-qualified stock option plan or agreement, stock purchase plan or agreement, stock restriction agreement, employee stock ownership plan, consultant equity compensation plan or arrangement approved by the Board of Directors of the Company or an authorized committee thereof, including any repurchase or stock restriction agreement, or such other options, issuances, arrangements, agreements or plans intended principally as a means of providing compensation for employment or services and approved by the Board of Directors of the Company; provided that the Company shall not issue options or other rights (including restricted stock, “phantom stock” or securities convertible into or exchangeable for shares of capital stock) under its 2001 Stock Option Plan, 2002 Director Restricted Stock Plan or any other incentive equity plan approved by the Borrower's stockholders after the date hereof for the purchase or acquisition from the Company of more than 550,000 shares of Common Stock or other equity interests (net of any forfeitures and cancellations and as such number of shares may be increased or decreased to reflect stock splits, reverse stock splits or stock dividends) in the aggregate in any twelve (12) month period, with such first twelve (12) month period to commence on the date of this Warrant;

               (ii) shares of Common Stock, or warrants or options to purchase Common Stock, issued in connection with bona fide acquisitions, mergers or similar transactions, the terms of which are approved by the Board of Directors of the Company; and

               (iii) shares of Common Stock issued upon exercise or conversion of any options, warrants or convertible notes of the Company set forth on the capitalization table set forth on Schedule A hereto.

          g. “Expiration Date” means June 29, 2020.

          h. “fair market value” has the meaning set forth in Section 2(a) hereof.

          i. “Fully-Diluted Basis” means, at any given time and without duplication, the aggregate number of Common Stock and Preferred Stock (as such terms are defined in the Certificate of Incorporation) and any other shares of the Company outstanding at such time plus the aggregate number of Common Stock and Preferred Stock and any other shares of the Company issuable (subject to readjustment upon the actual issuance thereof) upon the exercise, conversion or exchange of any option, right, warrant or convertible or exchangeable security outstanding at such time.

          j. “Holder” has the meaning set forth in the preamble hereto.

          k. “Loan Agreement” has the meaning set forth in Section 12 hereof.

          l. “Net Issuance” has the meaning set forth in Section 2(a) hereof.

          m. “New Issuance” means (A) any issuance or sale by the Company of any class of shares of the Company (including the issuance or sale of any shares owned or held by or for the account of the Company) other than Excluded Securities, (B) any issuance or sale by the Company of any options, rights or warrants to subscribe for any class of shares of the Company other than Excluded Securities, or (C) the issuance or sale of any securities convertible into or exchangeable for any class of shares of the Company other than Excluded Securities.

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          n. “New Issuance Price” has the meaning set forth in Section 7(d) hereof.

          o. “Transfer Notice” has the meaning set forth in Section 3(b) hereof.

          p. “Warrant” means this Warrant and any subsequent Warrant issued in accordance with the terms hereof.

          q. “Warrant Price has the meaning set forth in the preamble hereto.

          r. “Warrant Shares” means has the meaning set forth in the preamble hereto.

     2. Exercise of Warrant.

          a. Notwithstanding anything to the contrary in this Warrant, this Warrant shall not be exercisable unless and until the Company shall have distributed to the Company's stockholders an information statement, in accordance with Regulation 14C under the Securities Exchange Act of 1934, as amended, with respect to the action taken by the Company’s stockholders by written consent approving the issuance of the Warrant Shares and twenty (20) days have elapsed from the date such information statement is first given to the Company’s stockholders. At any time on or after the twenty-first (21st) day following the Company’s distribution of such information statement to its stockholders, the Holder or its assignee may exercise this Warrant according to its terms by completing the subscription form attached hereto and surrendering this Warrant to the Company at the address set forth in Section 13, accompanied by payment in full of the purchase price for the number of the Warrant Shares specified in the subscription form, or as otherwise provided in this Warrant, prior to 5:30 p.m., Eastern Time on the Expiration Date. Payment of the purchase price may be made (i) in cash or certified check or by bank draft in lawful money of the United States of America or (ii) in accordance with the net issuance formula below (“Net Issuance”).

          If the Holder elects the Net Issuance method of payment, then the Company shall issue to Holder upon exercise such number of shares of Common Stock determined in accordance with the following formula:

X=	Y(A-B)
A

          Where X = the number of shares of Common Stock to be issued to the Holder;

                       Y = the number of shares of Common Stock with respect to which the Holder is exercising its rights under this Warrant;

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               A = the fair market value of one (1) share of Common Stock on the date of exercise; and

               B = the Warrant Price.

          For purposes of the above calculation, “fair market value” shall mean:

(i)
if the Common Stock is listed or traded on the NASDAQ stock market or any United States securities exchange or quoted on any securities quotation service operated by NASDAQ (including the OTC Bulletin Board), the twenty day volume weighted average trading price for the twenty trading days ending on the second trading day prior to the date of exercise; or

(ii)
if at any time the Common Stock is not listed or traded on any United States stock exchange or quoted on any securities quotation service operated by NASDAQ, the fair market value determined in good faith by the Board of Directors of the Company and approved in good faith by the Holder. In the event that the Holder does not accept the valuation determined by the Board, then the Company and the Holder shall, in good faith, select an independent valuation firm mutually acceptable to each of them to conduct a valuation of the price of a Warrant Share. The Holder may elect, in its sole discretion, to receive the number of shares of Common Stock issuable to it upon exercise of this Warrant calculated using the fair market value as determined in good faith by the Board of Directors of the Company. Upon the determination of the independent valuation firm, the Company and the Holder will make adjustments to the issuance of Common Stock based on the determination of such independent valuation firm. The determination of such independent valuation firm shall be conclusive, absent manifest error, as between the Company and the Holder for purposes herein. The Company shall pay all costs and expenses associated with the engagement of the independent valuation firm; provided that a valuation is not required more than once in any given twelve (12) consecutive month period. If at any time there will be more than one Holder, then any determination of the fair market value, made with respect to a Holder, shall apply to all the Holders, unless any party proves that a material change in the valuation of the Company has occurred since the valuation was determined.

          b. This Warrant may be exercised in whole or in part so long as any exercise in part hereof would not involve the issuance of fractional shares of Warrant Shares. If exercised in part, the Company shall deliver to the Holder a new Warrant, identical in form, in the name of the Holder, evidencing the right to purchase the number of Warrant Shares as to which this Warrant has not been exercised, which new Warrant shall be signed by the Chairman, Chief Executive Officer or President and the Secretary or Assistant Secretary of the Company.

          c. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. The Company shall pay cash in lieu of fractional shares with respect to the Warrants based upon the fair market value of such fractional shares of Common Stock (which, for purposes of this Section 2(c), shall be the closing price of such shares on the exchange or market on which the Common Stock is then traded) at the time of exercise of this Warrant.

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     3. Disposition of Warrant Shares and Warrant.

          a. The Holder hereby acknowledges that (i) this Warrant and any Warrant Shares purchased pursuant hereto are, as of the date hereof, not registered: (A) under the Act on the ground that the issuance of this Warrant is exempt from registration under Section 4(2) of the Act as not involving any public offering or (B) under any applicable state securities law because the issuance of this Warrant does not involve any public offering and (ii) the Company’s reliance on the Section 4(2) exemption of the Act and under applicable state securities laws is predicated in part on the representations hereby made to the Company by the Holder. The Holder represents and warrants that it is (i) an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the Securities Act, (ii) (A) familiar with the business and affairs of the Company and (B) knowledgeable and experienced in financial and business matters to the extent that such Holder is capable of evaluating the merits and risks of an investment in the Warrant and the Warrant Shares, and (iii) acquiring this Warrant and will acquire the Warrant Shares for investment for its own account, with no present intention of dividing his, her or its participation with others or reselling or otherwise distributing the same.

          b. Subject to compliance with applicable federal and state securities laws and the immediately following sentence, and if such intended transferee is not an affiliate of the Holder and the intended transferee provides a duly executed written confirmation that the representations and warranties in Section 3(a) of this Warrant are true and correct as to such intended transferee, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the holder hereof (except for transfer taxes) upon surrender of this Warrant properly endorsed. The Holder hereby agrees that it will not sell or transfer all or any part of this Warrant and/or Warrant Shares unless and until it shall first have given notice to the Company describing such sale or transfer and, if requested by the Company in writing, furnished to the Company either (i) an opinion, reasonably satisfactory to counsel for the Company, of counsel (skilled in securities matters, selected by the Holder and reasonably satisfactory to the Company) to the effect that the proposed sale or transfer may be made without registration under the Act and without registration or qualification under any state law, or (ii) an interpretative letter from the Securities and Exchange Commission to the effect that no enforcement action will be recommended if the proposed sale or transfer is made without registration under the Act. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that this Warrant, when endorsed in blank, shall be deemed negotiable subject to the transfer restrictions provided for herein, and that the holder hereof, when this Warrant shall have been so endorsed and its transfer recorded on the Company’s books, shall be treated by the Company and all other persons dealing with this Warrant as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented by this Warrant and, notwithstanding any other provision of this Warrant to the contrary, shall be the Holder as referred to in this Warrant.

          The proper transfer of this Warrant shall be recorded in the registry referred to in Section 8(c) upon receipt by the Company of a notice of transfer in the form attached hereto as Exhibit II (the “Transfer Notice”), at its principal offices and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer. Until the Company receives such Transfer Notice, the Company may treat the registered owner hereof as the owner for all purposes.

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          c. If, at the time of issuance of the shares issuable upon exercise of this Warrant, no registration statement is in effect with respect to such shares under applicable provisions of the Act, the Company may at its election require that the Holder provide the Company with written reconfirmation of the Holder’s investment intent and that any stock certificate delivered to the Holder of a surrendered Warrant shall bear legends reading substantially as follows:

          “THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THIS CERTIFICATE THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.”

          In addition, so long as the foregoing legend may remain on any stock certificate delivered to the Holder, the Company may maintain appropriate “stop transfer” orders with respect to such certificates and the shares represented thereby on its books and records and with those to whom it may delegate registrar and transfer functions.

     4. Reservation of Shares. The Company hereby agrees that at all times there shall be reserved for issuance upon the exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance upon exercise of this Warrant and shall at all times have a sufficient number of authorized shares so as to permit the issuance of the shares of Common Stock upon exercise of this Warrant. The Company further agrees that all Warrant Shares represented by this Warrant will be duly authorized and will, upon issuance and against payment of the exercise price, be validly issued, fully paid and non-assessable.

     5. Exchange, Transfer or Assignment of Warrant. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other Warrants of different denominations, entitling the Holder or Holders thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. Upon surrender of this Warrant to the Company or at the office of its stock transfer agent, if any, with funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled.

     6. Delivery of Stock Certificate Upon Exercise. Promptly after the exercise of this Warrant and payment of the Warrant Price (which payment shall be deemed to have occurred when the funds are immediately available to the Company), the Company will cause to be issued in the name of and delivered to the registered Holder hereof or its assigns, or such Holder’s nominee or nominees, a certificate or certificates for the number of full shares of Common Stock of the Company to which such Holder shall be entitled upon exercise (and in the case of partial exercise, a Warrant of like tenor for the unexercised portion remaining subject to exercise prior to the Expiration Date set forth herein). For all corporate purposes, such certificate or certificates shall be deemed to have been issued and such Holder or Holder’s designee to be named therein shall be deemed to have become a holder of record of such shares of Common Stock as of the date the duly executed exercise form pursuant to this Warrant, together with the full payment of the Warrant Price, is received by the Company as aforesaid. No fraction of a share or scrip certificate for such fraction shall be issued upon exercise of this Warrant; in lieu thereof, the Company will pay or cause to be paid to such Holder cash equal to a like fraction at the prevailing fair market price for such share as determined in good faith by the Company.

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     7. Adjustment of Warrant Price and Number of Warrant Shares. The number of Warrant Shares purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment as follows:

          a. Recapitalization, Reclassification and Succession. If any recapitalization of the Company or reclassification of its Common Stock or any merger or consolidation of the Company into or with a corporation or other business entity, or the sale or transfer of all or substantially all of the Company’s assets or of any successor corporation’s assets to any other corporation or business entity (any such corporation or other business entity being included within the meaning of the term “successor corporation”) shall be effected, at any time while this Warrant remains outstanding and unexpired, then, as a condition of such recapitalization, reclassification, merger, consolidation, sale or transfer, lawful and adequate provision shall be made whereby the Holder of this Warrant thereafter shall have the right to receive upon the exercise hereof as provided in Section 1 and in lieu of the shares of Common Stock immediately theretofore issuable upon the exercise of this Warrant, such shares of capital stock, securities or other property as may be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of Common Stock immediately theretofore issuable upon the exercise of this Warrant had such recapitalization, reclassification, merger, consolidation, sale or transfer not taken place, and in each such case, the terms of this Warrant shall be applicable to the shares of stock or other securities or property receivable upon the exercise of this Warrant after such consummation.

          b. Subdivision or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its Common Stock, the number of Warrant Shares purchasable upon exercise of this Warrant shall be adjusted in accordance with Section 7(d)(i).

          c. Stock Dividends and Distributions. If the Company at any time while this Warrant is outstanding and unexpired shall issue or pay the holders of its Common Stock, or take a record of the holders of its Common Stock for the purpose of entitling them to receive, a dividend payable in, or other distribution of, Common Stock, then the Warrant Price shall be adjusted in accordance with Section 7(d)(ii).

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          d. Anti-Dilution.

               (i) If, at any time during the one-year period commencing on the date of issuance of this Warrant, (A) the Company shall make a New Issuance for no consideration or for a consideration per share less than the Warrant Price in effect immediately prior to such New Issuance (a “Dilutive Issuance”) or (B) the total consideration paid (including exercise price of any option, right or warrant to subscribe for any class of shares of the Company or the conversion price of any security convertible into or exchangeable for any class of shares of the Company) (other than an option, right or warrant that is an Excluded Security) is when issued or is later adjusted downward to a price that is less than the exercise price in effect immediately prior to such downward adjustment (such lower consideration price or adjusted exercise price or conversion price, the “New Issuance Price”), then immediately after such Dilutive Issuance or downward adjustment of such exercise price or conversion price, the Warrant Price then in effect shall be reduced to an amount equal to the New Issuance Price. For purposes of this Warrant, if a part or all of the consideration received by the Company in connection with a New Issuance consists of property other than cash, such consideration shall be deemed to have a fair market value as defined in Section 2(a) above.

               (ii) If, at any time after the one-year period commencing on the date of issuance of this Warrant, the Company makes a Dilutive Issuance, then, upon such issuance, the Warrant Price shall be reduced to equal the amount computed using the following formula:

A * [(C + D)/B]

where:

A	=	the Warrant Price in effect immediately prior to the Dilutive Issuance;

B	=	the number of shares of Common Stock outstanding immediately after the New Issuance (calculated on a Fully-Diluted Basis);

C	=	the number of shares of Common Stock outstanding immediately prior to the New Issuance (calculated on a Fully-Diluted Basis); and

D	=	the number of shares of Common Stock that would be issuable for the total consideration to be received for the New Issuance if the purchaser paid the Warrant Price in effect immediately prior to the New Issuance.

               (iii) Upon each adjustment in the Warrant Price pursuant to this Section 7, the number of Warrant Shares purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Warrant Shares purchasable immediately prior to such adjustment by a fraction, (i) the numerator of which shall be the Warrant Price immediately prior to such adjustment, and (ii) the denominator of which shall be the Warrant Price immediately thereafter.

          e. Certain Shares Excluded. The number of shares of Common Stock outstanding at any given time for purposes of the adjustments set forth in this Section 7 shall exclude any shares then directly or indirectly held in the treasury of the Company.

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          f. No Impairment. The Company will not, in any way whatsoever, including by amendment of the Certificate of Incorporation, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder, or impair the economic interest of the Holder, but will at all times in good faith assist in the carrying out of all of the provisions hereof and in the taking of all such actions and making of all such adjustments as may be necessary or appropriate in order to protect the rights and economic interests of the Holder against impairment.

     8. Notice To Holders.

          a. Notice of Record Date. In case:

               (i) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time receivable upon the exercise of this Warrant) for the purpose of entitling them to receive any dividend (other than a cash dividend payable out of earned surplus of the Company) or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities;

               (ii) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation with or merger of the Company into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation; or

               (iii) of any voluntary dissolution, liquidation or winding-up of the Company;

then, and in each such case, the Company will mail or cause to be mailed to the Holder hereof a notice specifying, as the case may be, (A) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (B) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such stock or securities at the time receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution or winding-up. Such notice shall be mailed at least 15 days prior to the record date therein specified; provided, however, failure to provide any such notice shall not affect the validity of such transaction.

          b. Notice of Adjustment. Whenever any adjustment shall be made pursuant to Section 7 hereof, the Company shall promptly notify the Holder of this Warrant of the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Warrant Price and number of Warrant Shares purchasable upon exercise of this Warrant after giving effect to such adjustment.

          c. Warrant Register. The Company shall maintain a registry showing the name and address of the registered holder of this Warrant. The Holder may change such address by giving written notice of the change to the Company.

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     9. Registration Rights. The Warrant Shares shall be deemed to be Registerable Shares under that certain Registration Rights Agreement, dated as of June 29, 2010, as such may be amended from time to time.

     10. Loss, Theft, Destruction or Mutilation. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership and the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company and, in the case of mutilation, upon surrender and cancellation thereof, the Company will execute and deliver a new Warrant of like tenor dated the date hereof.

     11. Warrant Holder not a Stockholder. The Holder of this Warrant, in its capacity as a warrant holder, shall not be entitled by reason of this Warrant to any rights whatsoever as a stockholder of the Company.

     12. Information Rights. During the term of this Warrant and to the extent it remains the Holder of this Warrant, Hercules Technology II, L.P. shall be entitled to the information rights contained in Section 8.1 of that certain Loan and Security Agreement dated as of June 29, 2010 by and among the Company, as Borrower, certain of its subsidiaries, as Guarantors, and Hercules Technology II, L.P. as lender (the “Loan Agreement”), and Section 8.1 of the Loan Agreement is hereby incorporated into this Warrant by reference as though fully set forth herein, provided that (A) the Company shall not be required to deliver a Compliance Certificate (as defined in the Loan Agreement) once all Indebtedness (as defined in the Loan Agreement) owed by the Company to Hercules Technology II, L.P. has been repaid, and (B) for as long as the Holder is the lender under the Loan Agreement, the Company shall not be required to make more than one delivery of each item of information pursuant to Section 8.1 of the Loan Agreement.

     13. Notices. Any notice required or contemplated by this Warrant shall be deemed to have been duly given if transmitted by registered or certified mail, return receipt requested, or nationally recognized overnight delivery service, to the Company at its principal executive offices 1420 Rocky Ridge Drive, Suite 380, Roseville, California 95661, Attention: Chief Executive Officer, or to the Holder at the name and address set forth in the Warrant Register maintained by the Company.

     14. Choice of Law. THIS WARRANT IS ISSUED UNDER AND SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

     15. Jurisdiction and Venue. The Company and the Holder hereby agree that any dispute which may arise between them arising out of or in connection with this Warrant shall be adjudicated before a court located in New Castle County, Delaware and they hereby submit to the exclusive jurisdiction of the federal and state courts of the State of Delaware located in New Castle County with respect to any action or legal proceeding commenced by any party, and irrevocably waive any objection they now or hereafter may have respecting the venue of any such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum, relating to or arising out of this Warrant or any acts or omissions relating to the sale of the securities hereunder, and consent to the service of process in the manner set forth in Section 13 of this Warrant.

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[Signature page follows.]

14

IN WITNESS WHEREOF, the undersigned has duly executed this Warrant as of this ____ day of June, 2010.

UNIFY CORPORATION

By:

Name:

Title:

Signature Page to Warrant to Purchase Common Stock

SCHEDULE A

CAPITALIZATION; SUBSIDIARIES

# of Warrants to Purchase Common Stock – ***	447,462
# of Warrants to Purchase Common Stock – ***	167,944
# of Warrants to Purchase Common Stock – ***	10,720	626,126
Shares Issuable from Debt Conversion – ***		35,262
***		***
Options Outstanding for Employees and Directors		2,076,323

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT I

FORM OF EXERCISE

(to be executed by the registered holder hereof)

1. In lieu of exercising the attached Warrant for cash, certified check or bank draft, the undersigned hereby elects to effect the net issuance provision of Section 2 of this Warrant and receive ______________ (leave blank if you choose Alternative No.2 below) shares of common stock, par value $0.001 per share (“Common Stock”), of Unify Corporation issuable pursuant to the terms of the Warrant. (Initial here if the undersigned elects this alternative)

2. The undersigned hereby exercises the right to purchase _____________ (leave blank if you choose Alternative No.1 above) shares of Common Stock of Unify Corporation evidenced by the within this Warrant Certificate for an Warrant Price equal to [the lesser of $3.30 per share or the rolling average of the Company’s share price thirty (30) days prior to the issuance of this Warrant] [$________] and herewith makes payment of the purchase price in full of $ _________.

3. Kindly issue certificates for shares of Common Stock (and for the unexercised balance of the Warrants evidenced by the within Warrant Certificate, if any) in accordance with the instructions given below.

Dated: ________________, 20__.

____________________________
Instructions for registration of stock:

____________________________
Name (Please Print)
Social Security or other identifying Number: ____________________________

Address: ____________________________
City/State and Zip Code

Instructions for registration of certificate representing
the unexercised balance of Warrants (if any)

____________________________
Name (Please Print)
Social Security or other identifying Number: ____________________________

Address: ____________________________
                 City, State and Zip Code

EXHIBIT II

TRANSFER NOTICE

(To transfer or assign the foregoing Warrant execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby transferred and assigned to

(Please Print)
whose address is ____________________________________________________________________

Dated:
Holder’s Signature:
Holder’s Address:

Signature Guaranteed: _________________________________________________________________

NOTE: The signature to this Transfer Notice must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.